The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-268834
SUBJECT TO COMPLETION, DATED JUNE 24, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated December 16, 2022)
KANZHUN LIMITED
30,000,000 Class A Ordinary Shares
We are offering 30,000,000 Class A ordinary shares, par value US$0.0001 per share, as part of a share offer, which we refer to as the Share Offer, consisting of an international offering of 27,000,000 Class A ordinary shares, or the International Offering, and a Hong Kong public offering of 3,000,000 Class A ordinary shares, or the Hong Kong Public Offering. The public offering price for the International Offering and the Hong Kong Public Offering is HK$      , or approximately US$      , per Class A ordinary share (equivalent to US$      per ADS (as defined below)), based on an exchange rate of HK$      to US$1.00.
Our American depositary shares, or ADSs, are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “BZ.” On June 23, 2025, the last reported trading price of our ADSs on Nasdaq was US$17.68 per ADS. Each ADS represents two Class A ordinary shares. Our Class A ordinary shares are listed on the Hong Kong Stock Exchange under the stock code “2076.” On June 23, 2025, the last reported trading price of our Class A ordinary shares on the Hong Kong Stock Exchange was HK$69.00 per Class A ordinary share, or US$17.74 per ADS, based upon an exchange rate of HK$7.7799 to US$1.00.
We will determine the public offering price by reference to, among other factors, the closing price of our ADSs on Nasdaq and the closing price of our Class A ordinary shares on the Hong Kong Stock Exchange, each on the last trading day before the pricing of the Share Offer, which is expected to be on or before July 2, 2025. The maximum public offering price for the Hong Kong Public Offering is HK$78.00, or approximately US$9.94, per Class A ordinary share (equivalent to US$19.87 per ADS), based upon an exchange rate of HK$7.8499 to US$1.00.
The allocation of Class A ordinary shares between the International Offering and the Hong Kong Public Offering is subject to reallocation. For more information, see “Underwriting” beginning on page S-101 of this prospectus supplement. The public offering price in the International Offering may differ from the public offering price in the Hong Kong Public Offering. See “Underwriting — Pricing of the Offering.” The International Offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Share Offer that may be resold from time to time into the United States.
Investing in our ADSs and Class A ordinary shares involves risks. See “Risk Factors“ beginning on page S-25 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in our ADSs and Class A ordinary shares.
KANZHUN LIMITED is not a Chinese operating company, but rather a Cayman Islands holding company with no equity ownership in Beijing Huapin Borui Network Technology Co., Ltd., our consolidated affiliated entity or variable interest entity, which we refer to as the VIE. Our Cayman Islands holding company does not conduct business operations directly. We conduct our operations in mainland China through (i) our subsidiaries incorporated in mainland China, which we control through the direct or indirect ownership of their shares, and (ii) the VIE, with which we have contractual arrangements, and the VIE’s subsidiaries in mainland China. Laws and regulations of mainland China impose certain restrictions or prohibitions on foreign ownership of companies that engage in certain value-added telecommunication services, internet audio-visual program services, radio and television program services and certain other businesses. Accordingly, we operate these businesses in mainland China through the VIE and its subsidiaries, and rely on contractual arrangements among our subsidiaries in mainland China, the VIE and its nominee shareholders to direct the activities of the VIE. The VIE is consolidated for accounting purposes, but is not an entity in which our Cayman Islands holding company, or our investors, own equity. Substantially all of our revenues for the years ended December 31, 2022, 2023 and 2024 were contributed by the VIE. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “Kanzhun” refers to KANZHUN LIMITED, its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIE in mainland China. Investors in our ADSs are not purchasing equity interest in the VIE in

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
mainland China, but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands. This VIE structure involves unique risks to investors, and investors may never directly hold equity interests in the Chinese operating companies such as the VIE.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. The contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to direct the activities of the VIE through the contractual arrangements, or how contractual arrangements in the context of a variable interest entity such as the VIE should be interpreted or enforced by the courts of mainland China. Should legal actions become necessary, we cannot guarantee that the court will rule in favor of the enforceability of the VIE contractual arrangements. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to direct the activities of the VIE, and our ability to conduct our business may be materially adversely affected. There are also substantial uncertainties regarding the interpretation and application of current and future laws of mainland China, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE and its nominee shareholders. It is uncertain whether any new laws or regulations of mainland China relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE is found to be in violation of any existing or future laws or regulations of mainland China, or fail to obtain or maintain any of the required permits, approvals, or filings, the PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our subsidiaries in mainland China and the VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole, cause a significant decline in the value of our securities, or even cause such securities to significantly decline or become worthless. Consequently, the VIE structure involves unique risks to investors of our holding company. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Risk Factors — Risks Relating to our Corporate Structure” in this prospectus supplement.
We face various legal and operational risks and uncertainties related to doing business in China. Our business operations are primarily conducted in mainland China, and we are subject to complex and evolving laws and regulations of mainland China. For example, we face risks associated with regulatory approvals on overseas offerings conducted by and foreign investment in China-based issuers, the use of the VIE, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ADSs or Class A ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, please refer to “Risk Factors — Risks Relating to Doing Business in China” in this prospectus supplement.
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. In May 2022, the SEC conclusively listed KANZHUN LIMITED as a Commission-Identified Issuer under the HFCAA following the filing of our Annual Report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer under the HFCAA after we filed our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 and do not expect to be identified as such after we file the 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the Annual Report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Risk Factors — Risks Related to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections,” and “— Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”
KANZHUN LIMITED is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in mainland China and the VIE in mainland China. As a result, KANZHUN LIMITED’s ability to pay dividends depends upon dividends paid by our subsidiaries in mainland China. If our existing subsidiaries in mainland China or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to KANZHUN LIMITED. In addition, our wholly foreign-owned subsidiaries in mainland China are permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, under the laws of mainland China, each of our subsidiaries in mainland China and the VIE and its subsidiaries is required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Prospectus Supplement Summary — Cash and Asset Flows through Our Organization” in this prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PRICE HK$     PER CLASS A ORDINARY SHARE

	Per Class A Ordinary Share	Total
Public offering price	HK$ (1)	HK$
Underwriting discounts and commissions(2)	HK$	HK$
Proceeds to us (before expenses)(3)	HK$	HK$

(1)
Equivalent to US$      per ADS, based upon each ADS representing two Class A ordinary shares and an exchange rate of HK$7.8499 to US$1.00 being the middle exchange rate set by the People’s Bank of China prevailing on June 18, 2025.

(2)
See “Underwriting” beginning on page S-101 of this prospectus supplement for additional information regarding total underwriting compensation.

(3)
Includes estimated net proceeds of HK$      from the sale of 3,000,000 Class A ordinary shares in the Hong Kong Public Offering.

The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around                 , 2025.
Joint Overall Coordinators, Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

(in alphabetical order)
Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

Joint Bookrunners and Joint Lead Managers

The date of this prospectus supplement is                 , 2025.

Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the underwriters is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the

S-i

accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our or the underwriters’ behalf, to subscribe for and purchase any of the Class A ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Share Offer and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-268834) that we filed with the SEC on December 16, 2022 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.
If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Other than the Hong Kong Public Offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Share Offer (as described in the prospectus supplement under the caption “Underwriting”) and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:
•
“ADSs” refer to our American depositary shares, each of which represents two Class A ordinary shares;

•
“HK$” and “Hong Kong dollars” are to the legal currency of Hong Kong;

•
“Hong Kong Listing Rules” are to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended, supplemented or otherwise modified from time to time;

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“Hong Kong Stock Exchange” refers to the Stock Exchange of Hong Kong Limited;

•
“Kanzhun,” “we,” “us,” “our company” and “our” are to KANZHUN LIMITED, our Cayman Islands holding company and its subsidiaries, and in the context of describing our operations and consolidated financial information, the VIE in mainland China and the VIE’s subsidiaries;

•
“RMB” and “Renminbi” are to the legal currency of mainland China;

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“shares” or “ordinary shares” are to our Class A and Class B ordinary shares, par value US$0.0001 per share;

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“US$” and “U.S. dollars” are to the legal currency of the United States;

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“the VIE” are to Beijing Huapin Borui Network Technology Co., Ltd.; and

•
“our WFOE” and “the WFOE” are to Beijing Glorywolf Co., Ltd. from May 2014 to December 2023 and Beijing Highland Wolf Technology Co., Ltd. from January 2024 onwards.

Our reporting currency is the RMB. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of offering data in relation to the Hong Kong Public Offering and International Offering (including listing expenses and net proceeds) from RMB to U.S. dollars in this prospectus supplement are made at a rate of RMB7.1761 to US$1.00, and all translations from Hong Kong dollars into U.S. dollars in this prospectus supplement are made at HK$7.8499 to US$1.00, in each case, being the middle exchange rate set by the People’s Bank of China prevailing on June 18, 2025. All other translations from RMB to U.S. dollars in this prospectus supplement are made at a rate of RMB7.2567 to US$1.00, the exchange rate on March 31, 2025 as set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that the RMB or U.S. dollars amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all.
Due to rounding, numbers presented throughout this prospectus may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.
This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to KANZHUN LIMITED and the securities, see the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of the accompanying prospectus. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under KANZHUN LIMITED, CIK number 0001842827.
We incorporate by reference into this prospectus supplement the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 10, 2025;

•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby;

•
the description of our securities contained in our registration statement on Form 8-A filed with the SEC on June 4, 2021, and any amendments or reports filed for the purpose of updating such description, including Exhibit 2.4 to our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 10, 2025;

•
our current report on Form 6-K furnished to the SEC on June 24, 2025 (including all exhibits thereto), or the Super 6-K;

•
any future current reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in the registration statement of which this prospectus supplement forms a part.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.
Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
KANZHUN LIMITED
21/F, GrandyVic Building
Taiyanggong Middle Road
Chaoyang District, Beijing 100020
People’s Republic of China
Attention: Investor Relations

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein may contain statements that constitute forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others.
Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, and include, but are not limited to, statements regarding our intent, belief or expectations as of the dates the statements were made. Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management on the dates on which such statements were made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus supplement. These risks and uncertainties include factors relating to:
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our mission, goals and strategies;

•
our future business development, financial condition and results of operations;

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the expected growth of the online recruitment service industry in China;

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our expectations regarding the prospects of our business model and demand for and market acceptance of our services;

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our expectations regarding maintaining and strengthening our relationships with users, business partners and other stakeholders;

•
competition in our industry;

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government policies and regulations relating to our industry;

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general economic and business conditions globally and in China;

•
assumptions underlying or related to any of the foregoing; and

•
the outcome of any current and future litigation or legal or administrative proceedings.

The forward-looking statements included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference therein.
We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus and in the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information presented in greater detail elsewhere. This summary is not complete and does not contain all the information you should consider before investing in our Class A ordinary shares. You should carefully read the entire prospectus before investing, including “Risk Factors,” and including the documents incorporated by reference. See “Incorporation of Certain Documents by Reference.” The 2024 Form 20-F, which contains our audited consolidated financial statements as of December 31, 2023 and 2024 and for the years ended December 31, 2022, 2023 and 2024, and our current report on Form 6-K filed with the SEC on June 24, 2025, which contains our unaudited interim condensed consolidated financial statements as of March 31, 2025 and for the three months ended March 31, 2024 and 2025, are both incorporated by reference.
Overview
We are the leading online recruitment platform in China, reinventing how job seekers and enterprises connect and engage. As the go-to job seeking and recruiting platform in China, we provide job seekers with curated opportunities that open clear career pathways, and enable efficient, data-informed recruiting decisions for enterprises through streamlined talent sourcing, faster time-to-fill and greater hiring precision. Our average MAU grew from 28.7 million in 2022 to 42.3 million in 2023 to 53.0 million in 2024 and from 46.6 million in the three months ended March 31, 2024 to 57.6 million in the three months ended March 31, 2025. In the three months ended March 31, 2025, our platform generated an average of 6.0 billion chat messages every month.
Our platform attracts a diverse and rapidly expanding pool of job seekers, including white- and gold-collar, blue-collar and college students. White- and gold-collar job seekers are typically professionals and skilled workers pursuing office-based or managerial roles, with a strong focus on career growth, skill enhancement and leadership opportunities. Blue-collar job seekers, which represent a growing segment, typically pursue roles in labor-intensive industries, where they value salary, welfare and proximity to work locations. College students often look for entry-level roles or internships with an eye on gaining experience and starting their careers. As of March 31, 2025, we served 222.6 million verified job seekers, with white- and gold-collar users, blue-collar users and college students comprising 47.5%, 35.4% and 17.1% respectively, of our job seeker user base.
We serve a broad spectrum of enterprise users, ranging from small businesses to large corporations across industries and geographic regions. A major constituent of our user base consists of Bosses (executives and middle-level managers from businesses of all sizes, as well as small business owners) who are the key decision-makers in hiring. Additionally, we support recruiting professionals such as human resource officers, headhunters and hiring specialists who rely on our platform to streamline their hiring processes. Our platform serves enterprises of all sizes, including all 2024 Fortune China 500 companies, as well as tens of millions of small businesses, with 88.8% of our verified enterprises employing fewer than 100 employees as of March 31, 2025. As of March 31, 2025, we served 31.8 million verified enterprise users and 17.5 million verified enterprises, with 64.9% of our verified enterprise users being Bosses. We recorded paid enterprise customers of 3.6 million in 2022, 5.2 million in 2023, 6.1 million in 2024 and 6.4 million in the twelve months ended March 31, 2025.
Built on a mobile-native foundation, our platform harnesses AI and big data to scale matching accuracy, hiring efficiency and engagement quality to new levels. At the heart of our platform is a powerful engine that processes massive static and dynamic data of daily interactions, including candidate and job post views, chat initiation, mutual consent and interview feedback, and transforms these fine-grained behavioral and structural signals into actionable insights on recruitment demand, talent mobility and preference. Our data intelligence is powered by a hybrid framework that combines two-way recommendations, deep learning algorithms, natural language processing, our proprietary large language model, Nanbeige (南北閣) and third-party foundation models to deliver precise, real-time job recommendations across professional, skilled worker and college student roles. We are also developing a suite of AI applications and tools to further optimize the candidate screening and communication process and reduce time-to-hire, advancing toward a results-driven recruitment ecosystem.

Summary of Risk Factors
Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows, and prospects. These risks are discussed more fully below and include, but are not limited to, risks related to:
Risks Relating to Our Business and Industry
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If we fail to implement new technologies, develop and provide innovative features and services, respond to evolving user preferences, enhance user friendliness of our online recruitment platform, or optimize our technology systems, we may not be able to improve user experience, which may have a material and adverse effect on our user growth and retention, business, financial condition and results of operations.

•
Our business depends on the continued success of our brands, and if we fail to maintain and enhance the recognition of our brands cost-effectively, or the recognition of our brands is adversely affected by any negative publicity concerning us or our directors, management, shareholders or business partners, our reputation and operating results may be harmed.

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We face significant competition in China’s dynamic online recruitment service market, and potential market entries by established players from other industries may further intensify competition. Our market share, financial condition and results of operations may be materially and adversely affected if we are unable to compete effectively.

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If our technology capabilities fail to yield satisfactory results or fail to improve, our online recruitment platform may not be able to effectively match our job seekers with suitable enterprise users or to optimally recommend services for our users, and our user growth, retention, results of operations and business prospects may suffer consequently.

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A slowdown or adverse development in the Chinese or global economy may lower the hiring willingness and budget of our current and potential enterprise users, adversely affecting the demand for our services and our business in general.

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Our users may engage in intentional or negligent misconduct or other improper activities on our online recruitment platform or otherwise misuse our online recruitment platform, which may damage our brand image and reputation, our business and our results of operations.

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Because we store and process data, some of which contains sensitive personal information, we face concerns over the collection, improper use or disclosure of personal information, which could deter current and potential users from using our services, damage our reputation, result in legal liability, bring regulatory scrutiny, and in turn materially and adversely affect our business, financial condition and results of operations.

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Our business is subject to complex and evolving laws and regulations in mainland China on data protection and cybersecurity. Any failure or perceived failure to comply with these laws and regulations could result in penalties, claims, changes to our business practices, negative publicity, legal proceedings, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

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Heightened tensions in international relations, particularly between the United States and China, including restrictions on trade and investment could have a material and adverse effect on our business, financial condition, results of operations, and prospects, as well as the trading price of our Class A ordinary shares and the ADSs.

Risks Relating to Our Corporate Structure
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We are a Cayman Islands holding company with no equity ownership in the VIE and we conduct our operations in mainland China primarily through the VIE, with which we have maintained contractual arrangements. Investors in our ADSs thus are not purchasing equity interest in the VIE in mainland China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with laws and regulations of mainland China, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, the VIE and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole.
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We rely on contractual arrangements with the VIE which may not be as effective as direct ownership in providing operational control.

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Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

Risks Relating to Doing Business in China
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Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

•
Uncertainties in the interpretation and enforcement of PRC laws and regulations could adversely affect us.

•
The PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our Class A ordinary shares and ADSs.

•
We are required to complete filing procedures with the CSRC in connection with this offering. Additionally, the approval of or filing and reporting with the CSRC or other PRC government authorities may be required in connection with our overseas offerings under laws of mainland China, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing and reporting procedures.

•
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections.

•
Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Risks Relating to Our Shares and Our ADSs
•
The trading price of the ADSs has been and may be, and the trading price of our Class A ordinary shares can be volatile, which could result in substantial losses to investors.

•
The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares and/or ADSs.

•
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding the Class A ordinary shares and/or ADSs, the market price for our Class A ordinary shares and ADSs and trading volume could decline.

•
Substantial future sales or perceived potential sales of our Class A ordinary shares and/or ADSs in the public market could cause the price of our Class A ordinary shares and/or ADSs to decline.

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We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

•
The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.

•
Exchange between our Class A ordinary shares and the ADSs may adversely affect the liquidity or trading price of each other.

Risks Related to the Share Offer
•
Consummation of the Share Offer is subject to market and other conditions, and there can be no assurance that it will be completed on the terms described in this document, or at all.

•
The market price for the Offer Shares may decline below the Public Offer Price or the International Offer Price.

•
We have significant discretion as to how we will use the net proceeds of the Share Offer, and you may not necessarily agree with how we use them.

History and Development of the Company
We commenced operations by setting up Beijing Huapin Borui Network Technology Co., Ltd., which we refer to as the VIE, in December 2013. Our holding company, KANZHUN LIMITED, was incorporated in January 2014 to facilitate offshore financing.
In February 2014, KANZHUN LIMITED established a wholly owned subsidiary in Hong Kong, Techfish Limited. In May 2014, Techfish Limited established a wholly owned subsidiary in mainland China, Beijing Glorywolf Co., Ltd. In May 2014, we entered into a series of contractual arrangements with the VIE and its sole shareholder then to direct the activities of the VIE. The contractual arrangements with the VIE were subsequently replaced and superseded by updated agreements mainly as a result of change in the VIE’s shareholders from December 2014 through September 2022. In January 2024, the contractual arrangements were replaced by new contractual arrangements entered into among the VIE, its shareholders and another wholly owned subsidiary of Techfish Limited’s in mainland China, Beijing Highland Wolf Technology Co., Ltd., through which our interests in the VIE remain unchanged.
In July 2014, we launched our “BOSS Zhipin” app.
In June 2021, we listed our ADSs on the Nasdaq Global Select Market under the symbol “BZ.”
In December 2022, our Class A ordinary shares commenced trading on the Main Board of the Hong Kong Stock Exchange under the stock code “2076.”
The following diagram illustrates our corporate structure, including our significant subsidiaries and the VIE, as of the date of this prospectus supplement:

Note:
(1)
Shareholders of the VIE and their respective shareholdings in the VIE and relationships with our company are (i) Mr. Peng Zhao 99.5%, our Founder, Chairman and Chief Executive Officer; and (ii) Ms. Xu Yue 0.5%, our financial director. See “Risk Factors — Risks Relating to our Corporate Structure — The shareholders of the VIE may have actual or potential conflicts of interest with us”.

Our Dual Class Voting Structure
Pursuant to our currently effective memorandum and articles of association, our authorized share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to 10 votes per share, subject to certain exceptions as set out in our memorandum and articles of association. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.
Mr. Peng Zhao, our Founder, Chairman and Chief Executive Officer, beneficially owns all of our issued Class B ordinary shares. As of June 18, 2025, these Class B ordinary shares constituted 15.2% of our total issued and outstanding shares and 64.2% of the aggregate voting power of our total issued and outstanding shares, subject to certain exceptions, due to the disparate voting powers associated with our dual-class share structure.
Prospective investors are advised to be aware of the potential risks of investing in companies with dual class voting structures, in particular that interests of the holders of Class B ordinary shares may not necessarily always be aligned with those of our shareholders as a whole, and that the holders of Class B ordinary shares will be in a position to exercise their higher voting power to influence the affairs of our company and the outcome of shareholders’ resolutions, irrespective of how other shareholders vote. See “Risk Factors — Risks

Related to Our Shares and ADSs — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares or ADSs may view as beneficial”.
Implications of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance standards.
Corporation Information
Our principal executive offices are located at 21/F, GrandyVic Building, Taiyanggong Middle Road, Chaoyang District, Beijing 100020, People’s Republic of China. Our telephone number at this address is +86 10 8462 8340. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. You can also find information on http://ir.zhipin.com. The information contained on our website is not a part of this prospectus supplement.
Additional information with respect to our company is included in the documents incorporated by reference in this prospectus supplement, including the 2024 Form 20-F and the Super 6-K. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.
Our Holding Company Structure and Contractual Arrangements with the VIE
KANZHUN LIMITED is not a Chinese operating company, but rather a Cayman Islands holding company with no equity ownership in the VIE. Our Cayman Islands holding company does not conduct business operations directly. We conduct our operations in mainland China through (i) our subsidiaries in mainland China and (ii) the VIE, with which we have contractual arrangements, and the VIE’s subsidiaries in mainland China. Laws and regulations of mainland China impose certain restrictions or prohibitions on foreign ownership of companies that engage in certain value-added telecommunication services, internet audio-visual program services, radio and television program services and certain other businesses. Accordingly, we operate these businesses in mainland China through the VIE and its subsidiaries, and rely on contractual arrangements among our subsidiaries in mainland China, the VIE and its nominee shareholders to direct the activities of the VIE. The VIE is consolidated for accounting purposes, but are not entities in which our Cayman Islands holding company, or our investors, own equity. Substantially all of our revenues for the years ended December 31, 2022, 2023 and 2024 were contributed by the VIE. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “Kanzhun” refers to KANZHUN LIMITED, its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIE in mainland China, Beijing Huapin Borui Network Technology Co., Ltd. Investors in our ADSs are not purchasing equity interest in the VIE in mainland China, but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands. This structure involves unique risks to investors, and investors may never directly hold equity interests in the Chinese operating companies such as the VIE.
A series of contractual agreements, including an exclusive technology and service co-operation agreement, an equity pledge agreement, an exclusive purchase option agreement, spousal consents and powers of attorney, have been entered into by and among our WFOE, the VIE and its respective shareholders. These contractual arrangements enable us to:
•
receive substantially all of the economic benefits that could potentially be significant to the VIE in consideration for the services provided by our subsidiaries;

•
direct the activities of the VIE;

•
receive the pledge right over the equity interests in the VIE as the pledgee; and

•
hold an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by laws in mainland China.

Accordingly, KANZHUN LIMITED is considered the primary beneficiary of the VIE for accounting purposes under U.S. GAAP and consolidates the VIE’s financial results of operations and assets and liabilities in our consolidated financial statements in accordance with U.S. GAAP. For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements with the VIE and Its Shareholders” in the 2024 Form 20-F.
Neither KANZHUN LIMITED nor its investors have an equity ownership in, direct foreign investment in, or control through such ownership or investment of, the VIE, and the contractual arrangements are not equivalent to equity ownership in the business of the VIE. Therefore, the contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to direct the activities of the VIE through the contractual arrangements, or how contractual arrangements in the context of a variable interest entity such as the VIE should be interpreted or enforced by the courts of mainland China. Should legal actions become necessary, we cannot guarantee that the court will rule in favor of the enforceability of the VIE contractual arrangements. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to direct the activities of the VIE, and our ability to conduct our business may be materially adversely affected. See “Risk Factors — Risks Relating to our Corporate Structure — The contractual arrangements with the VIE and its shareholders may not be as effective as direct ownership in providing operational control” for details.
There are also substantial uncertainties regarding the interpretation and application of current and future laws of mainland China, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE and its nominee shareholders. It is uncertain whether any new laws or regulations of mainland China relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE is found to be in violation of any existing or future laws or regulations of mainland China, or fail to obtain or maintain any of the required permits, approvals, or filings, the PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our subsidiaries in mainland China and the VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. For more details see “Risk Factors — Risks Relating to our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating some of our operations in mainland China do not comply with laws and regulations of mainland China relating to the relevant industries, or if these laws and regulations or the interpretation of existing laws and regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “— Our current corporate structure and business operations may be substantially affected by the Foreign Investment Law”.
We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in mainland China, and we are subject to complex and evolving laws and regulations of mainland China. For example, we face risks associated with regulatory approvals on overseas offerings conducted by and foreign investment in China-based issuers, the use of the VIE, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, including in the form of ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, see “Risk Factors — Risks Relating to Doing Business in China”.
The PRC government’s authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or become worthless. For more details, see “Risk Factors — Risks Relating to Doing Business in China — The PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our Class A ordinary shares and ADSs”.
Risks and uncertainties arising from the PRC legal system, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our securities. For more details, see “Risk Factors — Risks Relating to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could adversely affect us”.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business primarily through our subsidiaries and the VIE in China. Our operations in China are governed by laws and regulations of mainland China. As of the date of this prospectus supplement, our subsidiaries in mainland China, the VIE and its subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company, the VIE in mainland China, including, among others, the Value-added Telecommunications Business Operation License for information services via internet, or ICP License, Human Resource Services License, and other permits required for operating our business. We are required to but have not obtained a License for Online Transmission of Audio-Visual Programs for providing internet audio-visual program services through our online recruitment platform, including certain live streaming recruitment services, short videos relating to job hunting and recruitment, in-app streaming interview and career development related video courses. We do not consider such services to be material to our business and the revenues generated through the provision of such services account for an insignificant portion of our total revenues. We are not eligible to apply for a license under the current regulatory regime, because we are not a wholly state-owned or state-controlled entity as required for this license under laws of mainland China. For more detailed information, see “Risk Factors — Risks Relating to our Business and Industry — Any lack of or failure to maintain requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations, and compliance with applicable laws or regulations may require us to obtain additional approvals or licenses or change our business model”. Given the uncertainties of interpretation and implementation of the laws and regulations and the enforcement practices of the government authorities, we may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future.
Furthermore, the PRC government has promulgated regulations and rules in recent years to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Accordingly, there have been certain new or draft laws, regulations in relation to cybersecurity and data privacy, offerings conducted overseas by, and foreign investment in, China-based issuers. For more detailed information, see “Item 4. Information on the Company — B. Business Overview — Regulation — Regulations Relating to Overseas Securities Offerings,” and “— Regulations Relating to Information Security and Censorship” in the 2024 Form 20-F. According to these laws and regulations, we may be required to fulfill filing, reporting procedures and obtain approval from the China Securities Regulatory Commission, or the CSRC, in connection with follow-on offering and other equivalent overseas offering activities in an overseas market, and may be required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, in respect of our data processing activities. If these laws and regulations are enacted as currently proposed and we fail to obtain the approval or complete other filing procedures required for the Share Offer or any future overseas offering or listing, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on our operations in mainland China, limitations on our operating privileges in mainland China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in mainland China, restrictions on or delays to our future financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. For more detailed information, see “Risk Factors — Risks Relating to Doing Business in China — The approval of or filing and reporting with the CSRC or other PRC government authorities may be required in connection with our overseas offerings under laws of mainland China, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing and reporting procedures,” and “Risk Factors — Risks Relating to our Business and Industry — Our business is subject to complex and evolving laws and regulations in mainland China. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business”.
The Holding Foreign Companies Accountable Act
Pursuant to the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer under the HFCAA after we filed our annual report on Form 20-F for the fiscal year ended December 31, 2022 and do not expect to be identified so after we file the 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Risk Factors — Risks Related to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections,” and “— Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”
Cash and Asset Flows through Our Organization
KANZHUN LIMITED transfers cash to its wholly-owned Hong Kong subsidiary, by making capital contributions or providing loans, and the Hong Kong subsidiary transfer cash to the subsidiaries in mainland China by making capital contributions or providing loans to them. Because KANZHUN LIMITED and its subsidiary direct the activities of the VIE through contractual arrangements, they are not able to make direct capital contributions to the VIE and its subsidiaries. However, they may transfer cash to the VIE by loans or by making payment to the VIE for inter-group transactions.
For the years ended December 31, 2022, 2023 and 2024, KANZHUN LIMITED provided capital contributions of RMB39.4 million, RMB7.1 million and nil, respectively, to its subsidiaries; and the Hong Kong subsidiary provided capital contributions of RMB19.7 million, RMB0.7 million and nil, respectively, to its subsidiaries in mainland China. For the years ended December 31, 2022, 2023 and 2024, KANZHUN

LIMITED provided loan financing of RMB633.5 million, RMB9.7 billion and RMB249.8 million (US$34.4 million), respectively, to its subsidiaries, and received repayments of loans of nil, RMB5.0 billion and RMB1.7 billion (US$241.1 million), respectively, from its subsidiaries. For the years ended December 31, 2022, 2023 and 2024, the VIE repaid loan financing of RMB35.1 million, nil and nil, respectively, to the Hong Kong subsidiary.
The VIE may also transfer cash to our WFOE by paying service fees according to the exclusive technology and service cooperation agreement between our WFOE and the VIE. The VIE did not pay any service fees to our WFOE in 2022 or 2023. In 2024, the VIE recorded RMB406.5 million (US$56.0 million) in service fees payable to our WFOE. As of December 31, 2024, RMB350.9 million (US$48.4 million) had been settled. In addition, the VIE transferred fix assets at a consideration of RMB46.0 million (US$6.3 million) to our WFOE in 2024.
For the years ended December 31, 2022, 2023 and 2024, no dividends or distributions were made to KANZHUN LIMITED by our subsidiaries. Under laws and regulations of mainland China, our subsidiaries in mainland China and the VIE are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the State Administration of Foreign Exchange, or SAFE. The amounts restricted include the paid-in capital and the statutory reserve funds of our subsidiaries in mainland China and the VIE, totaling RMB767.9 million (US$105.8 million) as of December 31, 2024. Furthermore, cash transfers from our subsidiaries in mainland China to entities outside of mainland China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our subsidiaries in mainland China and the VIE to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in mainland China, see “Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our mainland China subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business”.
In November 2023, our board of directors approved a special cash dividend in the amount of US$0.09 per Class A ordinary share, or US$0.18 per ADS. The aggregate amount of the dividend was approximately US$79.2 million. Our board of directors may declare, and our company may pay, dividends after taking into account the results of operations, financial condition, cash flow, operating and capital expenditure requirements, future business development strategies and estimates and other factors as they may deem relevant. See “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy” in the 2024 Form 20-F for more details. For the Cayman Islands, PRC and U.S. federal income tax considerations applicable to an investment in our ADSs or Class A ordinary shares, see “Item 10. Additional Information — E. Taxation” in the 2024 Form 20-F.
For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid within mainland China, assuming that: (i) we have taxable earnings and (ii) we determine to pay a dividend in the future:
Tax calculation(1)
Hypothetical pre-tax earnings(2)	100.0%
Tax on earnings at statutory rate of 25%(3)	(25.0)%
Net earnings available for distribution	75.0%
Withholding tax at standard rate of 10%(4)	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:
(1)
For purposes of this example, the tax calculation has been simplified.

(2)
The hypothetical pre-tax earnings are assumed to equal taxable income in mainland China, without considering timing differences. Under the terms of contractual agreements with the VIE, our WFOE may charge the VIE for services provided to the VIE. These service fees shall be recognized as expenses of the VIE, with a corresponding amount recorded as service income by our WFOE and eliminated in consolidation. For income tax purposes, our WFOE and the VIE file income tax returns on a separate company basis and the above service fees are tax neutral.
(3)
The VIE qualifies for a 15% preferential income tax rate in mainland China. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.

(4)
The PRC Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of mainland China. A lower withholding income tax rate of 5% is applied if the foreign invested enterprise’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with mainland China, subject to a qualification review at the time of the distribution. For purposes of this hypothetical example, the table above assumes a maximum tax scenario under which the full withholding tax would be applied.

The table above has been prepared under the assumption that all profits of the VIE will be distributed as fees to our WFOE under tax neutral contractual arrangements. If, in the future, the accumulated earnings of the VIE exceed the service fees paid to our subsidiary in mainland China (or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities), the VIE could make a non-deductible transfer to our subsidiary in mainland China for the amounts of the stranded cash in the VIE. This would result in such transfer being non-deductible expenses for the VIE but still taxable income for the subsidiary in mainland China. Our management believes that there is only a remote possibility that this scenario would happen.
Financial Information Related to the VIE
The following table presents our condensed consolidating schedule of financial information for our holding company, KANZHUN LIMITED, the WFOE that is the primary beneficiary of the VIE, the VIE and the VIE’s subsidiaries, and other subsidiaries as of the dates presented:
Selected Condensed Consolidating Statements of Operations Data
	For the Year Ended December 31, 2024
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Third-party revenues	—	467,501	—	6,888,176	—	7,355,677
Inter-company revenues(1)	—	293,350	406,464	163,324	(863,138)	—
Third-party operating cost and expenses	(89,778)	(957,710)	(275,973)	(4,899,061)	—	(6,222,522)
Inter-company operating cost and expenses(1)	(778)	(163,325)	—	(699,035)	863,138	—
Other operating (expenses)/income, net	(214)	6,967	586	32,452	—	39,791
(Loss)/Income from operations	(90,770)	(353,217)	131,077	1,485,856	—	1,172,946
Other non-operating income, net	273,166	285,650	233	102,935	(2,270)	659,714
Share of income of subsidiaries and VIE(2)	1,402,268	1,468,947	1,368,435	—	(4,239,650)	—
Income before income tax expenses	1,584,664	1,401,380	1,499,745	1,588,791	(4,241,920)	1,832,660
Income tax expenses	—	(14,368)	(30,798)	(220,468)	—	(265,634)
Net income	1,584,664	1,387,012	1,468,947	1,368,323	(4,241,920)	1,567,026

	For the Year Ended December 31, 2023
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Third-party revenues	—	129,127	—	5,822,901	—	5,952,028
Inter-company revenues(1)	—	62,780	—	44,982	(107,762)	—
Third-party operating cost and expenses	(62,291)	(251,034)	(2,241)	(5,090,876)	—	(5,406,442)
Inter-company operating cost and expenses(1)	—	(44,982)	—	(62,780)	107,762	—
Other operating income, net	—	812	231	34,342	—	35,385
(Loss)/Income from operations	(62,291)	(103,297)	(2,010)	748,569	—	580,971
Other non-operating income, net	268,481	289,739	13,383	71,007	(1,792)	640,818
Share of income of subsidiaries and VIE(2)	893,037	708,013	697,047	—	(2,298,097)	—
Income before income tax expenses	1,099,227	894,455	708,420	819,576	(2,299,889)	1,221,789
Income tax benefit/(expenses)	—	374	(407)	(122,538)	—	(122,571)
Net income	1,099,227	894,829	708,013	697,038	(2,299,889)	1,099,218
	For the Year Ended December 31, 2022
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Third-party revenues	—	12,931	—	4,498,131	—	4,511,062
Inter-company revenues(1)	—	33,956	—	—	(33,956)	—
Third-party operating cost and expenses	(79,956)	(188,218)	(2,020)	(4,387,982)	—	(4,658,176)
Inter-company operating cost and expenses(1)	—	—	—	(33,956)	33,956	—
Other operating (expenses)/income, net	—	(656)	—	18,251	—	17,595
(Loss)/Income from operations	(79,956)	(141,987)	(2,020)	94,444	—	(129,519)
Other non-operating income, net	188,421	14,683	13,945	32,706	(3,240)	246,515
Share of (loss)/income of subsidiaries and VIE(2)	(1,220)	132,486	117,298	—	(248,564)	—
Income before income tax expenses	107,245	5,182	129,223	127,150	(251,804)	116,996
Income tax benefit/(expenses)	—	101	—	(9,852)	—	(9,751)
Net income	107,245	5,283	129,223	117,298	(251,804)	107,245

Selected Condensed Consolidating Balance Sheets Data
	As of December 31, 2024
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Cash and cash equivalents	93,851	894,983	150,072	1,414,184	—	2,553,090
Short-term time deposits	738,831	4,749,800	—	—	—	5,488,631
Short-term investments	1,999,870	193,537	—	4,445,982	—	6,639,389
Accounts and notes receivable, net	—	15,725	—	24,988	—	40,713
Inventories	—	—	—	3,042	—	3,042
Amounts due from Group companies(3)	5,962,934	184,573	68,320	379,885	(6,595,712)	—
Amounts due from related parties	—	673	—	6,585	—	7,258
Prepayments and other current assets	45,682	42,408	3,234	276,936	—	368,260
Investments in subsidiaries and VIE(2)	4,679,986	4,847,059	4,671,300	—	(14,198,345)	—
Long-term investments	1,607,361	54,677	—	252,492	—	1,914,530
Property, equipment and software, net	—	189,071	75,564	1,469,151	—	1,733,786
Right-of-use assets, net	—	83,150	11,871	207,835	—	302,856
Intangible assets, net	—	252,400	—	189	—	252,589
Goodwill	—	6,528	—	—	—	6,528
Total assets	15,128,515	11,514,584	4,980,361	8,481,269	(20,794,057)	19,310,672
Accounts payable	—	8,583	30,393	71,692	—	110,668
Deferred revenue	—	294,059	—	2,790,780	—	3,084,839
Other payables and accrued liabilities	97,012	151,706	74,017	493,032	—	815,767
Amounts due to Group companies(3)	164,132	6,197,373	6,072	228,135	(6,595,712)	—
Operating lease liabilities, current	—	27,789	9,405	143,588	—	180,782
Operating lease liabilities, non-current	—	58,063	2,280	61,002	—	121,345
Deferred tax liabilities	—	1,455	11,135	21,861	—	34,451
Total liabilities	261,144	6,739,028	133,302	3,810,090	(6,595,712)	4,347,852
Total shareholders’ equity(2)	14,867,371	4,775,556	4,847,059	4,671,179	(14,198,345)	14,962,820
Total liabilities and shareholders’ equity	15,128,515	11,514,584	4,980,361	8,481,269	(20,794,057)	19,310,672

	As of December 31, 2023
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Cash and cash equivalents	760,071	219,045	349,875	1,143,968	—	2,472,959
Short-term time deposits	710,330	5,928,093	72,938	211,442	—	6,922,803
Short-term investments	731,805	91,634	10,483	2,679,963	—	3,513,885
Accounts receivable, net	—	13,036	—	3,691	—	16,727
Amounts due from Group companies(3)	6,952,437	68,702	11,369	200,970	(7,233,478)	—
Amounts due from related parties	—	29	—	3,937	—	3,966
Prepayments and other current assets	18,528	6,075	2,408	415,686	—	442,697
Investments in subsidiaries and VIE(2)	2,179,517	2,888,791	2,479,473	—	(7,547,781)	—
Long-term investments	2,323,540	—	—	149,588	—	2,473,128
Property, equipment and software, net	—	132,263	93	1,661,132	—	1,793,488
Right-of-use assets, net	—	22,556	—	260,056	—	282,612
Intangible assets, net	—	7,816	—	277	—	8,093
Goodwill	—	5,690	—	—	—	5,690
Other non-current assets	—	—	—	4,000	—	4,000
Total assets	13,676,228	9,383,730	2,926,639	6,734,710	(14,781,259)	17,940,048
Accounts payable	—	554	17	628,645	—	629,216
Deferred revenue	—	144,493	—	2,649,582	—	2,794,075
Other payables and accrued liabilities	115,280	39,798	587	623,381	—	779,046
Amounts due to Group companies(3)	131,746	6,995,928	36,838	68,966	(7,233,478)	—
Operating lease liabilities, current	—	8,912	—	146,102	—	155,014
Operating lease liabilities, non-current	—	12,964	—	112,115	—	125,079
Deferred tax liabilities	—	1,564	406	26,455	—	28,425
Total liabilities	247,026	7,204,213	37,848	4,255,246	(7,233,478)	4,510,855
Total shareholders’ equity(2)	13,429,202	2,179,517	2,888,791	2,479,464	(7,547,781)	13,429,193
Total liabilities and shareholders’ equity	13,676,228	9,383,730	2,926,639	6,734,710	(14,781,259)	17,940,048

Selected Condensed Consolidating Cash Flows Data
	For the Year Ended December 31, 2024
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Net cash (used in)/provided by operating activities with third parties	(212,945)	617,281	(173,610)	3,311,769	—	3,542,495
Net cash provided by/(used in) operating activities with Group companies(1)	—	192,785	371,932	(564,717)	—	—
Net cash (used in)/provided by operating activities	(212,945)	810,066	198,322	2,747,052	—	3,542,495
Loans to Group companies(3)	(249,766)	—	—	—	249,766	—
Proceeds from repayments of loans to Group companies(3)	1,749,243	—	—	—	(1,749,243)	—
Intercompany transfer of property, equipment and software(4)	—	—	(45,961)	45,961	—	—
Intercompany transfer of investments in subsidiaries and VIE(4)	—	9,968	(3,010)	(6,958)	—	—
Other investing activities with third parties	(505,171)	1,004,106	5	(2,515,839)	—	(2,016,899)
Net cash provided by/(used in) investing activities	994,306	1,014,074	(48,966)	(2,476,836)	(1,499,477)	(2,016,899)
Loans from Group companies(3)	—	249,766	—	—	(249,766)	—
Repayments of loans from Group companies(3)	—	(1,749,243)	—	—	1,749,243	—
Other financing activities with third parties	(1,460,539)	—	—	—	—	(1,460,539)
Net cash used in financing activities	(1,460,539)	(1,499,477)	—	—	1,499,477	(1,460,539)

	For the Year Ended December 31, 2023
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Net cash provided by operating activities with third parties	9,873	300,164	13,210	2,723,762	—	3,047,009
Net cash provided by/(used in) operating activities with Group companies(1)	—	5,853	—	(5,853)	—	—
Net cash provided by operating activities	9,873	306,017	13,210	2,717,909	—	3,047,009
Investments in subsidiaries(2)	(7,073)	—	—	—	7,073	—
Loans to Group companies(3)	(9,667,616)	—	—	(6,250)	9,673,866	—
Proceeds from repayments of loans to Group companies(3)	4,955,876	—	4,450	—	(4,960,326)	—
Other investing activities with third parties	(2,311,881)	(5,054,055)	15,225	(2,587,934)	—	(9,938,645)
Net cash (used in)/provided by investing activities	(7,030,694)	(5,054,055)	19,675	(2,594,184)	4,720,613	(9,938,645)
Capital contribution from Group companies(2)	—	7,073	—	—	(7,073)	—
Loans from Group companies(3)	—	9,673,866	—	—	(9,673,866)	—
Repayments of loans from Group companies(3)	—	(4,960,326)	—	—	4,960,326	—
Other financing activities with third parties	(417,022)	—	—	—	—	(417,022)
Net cash (used in)/provided by financing activities	(417,022)	4,720,613	—	—	(4,720,613)	(417,022)

	For the Year Ended December 31, 2022
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Net cash provided by/(used in) operating activities with third parties	208,862	(113,736)	(6,833)	914,749	—	1,003,042
Net cash provided by/(used in) operating activities with Group companies(1)	—	21,671	—	(21,671)	—	—
Net cash provided by/(used in) operating activities	208,862	(92,065)	(6,833)	893,078	—	1,003,042
Investments in subsidiaries(2)	(39,392)	—	—	—	39,392	—
Loans to Group companies(3)	(633,490)	—	(4,450)	—	637,940	—
Proceeds from repayments of loans to Group companies(3)	—	35,144	—	—	(35,144)	—
Other investing activities with third parties	(1,365,740)	(673,476)	(74,823)	(702,542)	—	(2,816,581)
Net cash used in investing activities	(2,038,622)	(638,332)	(79,273)	(702,542)	642,188	(2,816,581)
Capital contribution from Group companies(2)	—	39,392	—	—	(39,392)	—
Loans from Group companies(3)	—	637,940	—	—	(637,940)	—
Repayments of loans from Group companies(3)	—	—	—	(35,144)	35,144	—
Other financing activities with third parties	(669,232)	—	—	—	—	(669,232)
Net cash (used in)/provided by financing activities	(669,232)	677,332	—	(35,144)	(642,188)	(669,232)

Notes:
(1)
It represents the elimination of intercompany service fees charged/received.

(2)
It represents the elimination of share of income of subsidiaries and the VIE and investments in subsidiaries and the VIE.

(3)
It represents the elimination of intercompany balances and loan financing.

(4)
It represents the elimination of intercompany transfer of property, plant and software and investments in subsidiaries and the VIE.

THE OFFERING
Public Offering Price
HK$      , or US$      , per Class A ordinary share.
The Share Offer
We are offering 30,000,000 Class A ordinary shares in the Share Offer, consisting of an International Offering of 27,000,000 Class A ordinary shares offered hereby, and a Hong Kong Public Offering of 3,000,000 Class A ordinary shares. The allocation of Class A ordinary shares between the Hong Kong Public Offering and the International Offering is subject to reallocation. For more information, see “Underwriting.”
Offer Size Adjustment Option
The option under the Hong Kong Underwriting Agreement exercisable by us on or before the date the Offer Price is determined, pursuant to which the we may issue and sell up to an aggregate of 4,500,000 additional Class A ordinary shares at the Offer Price, to cover additional market demand, if any
Class A Ordinary Shares Outstanding Immediately After the Share Offer
780,261,135 Class A ordinary shares (or 784,761,135 Class A ordinary shares if we exercise in full our Offer Price Adjustment Option to issue and sell additional Class A ordinary shares) based on our total outstanding Class A Ordinary Shares of 750,261,135 as of June 18, 2025 and assumes no changes of total Class A Ordinary Shares between June 18, 2025 and the completion of the Share Offer.
Use of Proceeds
We will determine the public offering price by reference to, among other factors, the closing price of our ADSs on Nasdaq and the closing price of our Class A ordinary shares on the Hong Kong Stock Exchange, each on the last trading day before the pricing of the Share Offer, which is expected to be on or about July 2, 2025. The maximum public offering price for the Hong Kong Public Offering is HK$78.00, or approximately US$9.94, per Class A ordinary share (equivalent to US$19.87 per ADS), based upon an exchange rate of HK$7.8499 to US$1.00. Assuming (i) the public offering price is HK$78.00 per Class A ordinary share, (ii) initially 27,000,000 Class A ordinary shares are allocated to the International Offering and (iii) initially 3,000,000 Class A ordinary shares are allocated to the Hong Kong Public Offering, we estimate that we will receive net proceeds from the Share Offer of approximately HK$2,261.3 million, or US$288.1 million, after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us.
The net proceeds from the Share Offer will be used for the following purposes:
•
Approximately 45% for investment in technology and related infrastructure.

•
Approximately 35% for the development of new business initiatives.

•
Approximately 10% for strategic acquisitions or investment opportunities that could have a synergistic effect with our existing business and support our growth strategies.

•
Approximately 10% for working capital and general corporate purposes.

See “Use of Proceeds” for more information.
Lock-up
See “Underwriting” for more information.
Risk Factors
You should carefully read “Risk Factors” beginning on page S-25 and the other information included in this prospectus supplement and the accompanying prospectus, as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our securities.
Stock Exchange Listings
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “BZ.” Each ADS represents two Class A ordinary shares. Our Class A ordinary shares are listed on the Hong Kong Stock Exchange under the stock code “2076.”
Payment and Settlement
The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around            , 2025.

RISK FACTORS
Any investment in our Class A ordinary shares, including in the form of ADSs, involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. Any of the following risks, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.
RISKS RELATING TO OUR BUSINESS AND INDUSTRY
If we fail to implement new technologies, develop and provide innovative features and services, respond to evolving user preferences, enhance user friendliness of our online recruitment platform, or optimize our technology systems, we may not be able to improve user experience, which may have a material and adverse effect on our user growth and retention, business, financial condition and results of operations.
Our success depends upon our ability to attract and retain job seekers and enterprise users. Our ability to retain and attract job seekers largely depends on the number of job postings and employers on our online recruitment platform. Our ability to retain and attract enterprise users primarily depends on the number of job seekers using our online recruitment platform. Therefore, improving the experience for both job seekers and enterprise users is critical to driving engagement across our platform.
An important way to improve user experience and attract more users is to introduce innovative services and features that are useful for users and that encourage more frequent use of our online recruitment platform. To develop, support and maintain such innovative services and features often requires development and implementation of new technologies, and we intend to continue to devote resources to the research and development of additional technologies and services. However, implementation of new technologies in our system may take a long time and may involve technical challenges and large amounts of capital and personnel resources. We may not be able to effectively integrate new technologies on a timely basis, or at all, which may decrease user satisfaction with our services. Such technologies, even if integrated, may not function as expected or may be unable to attract and retain a substantial number of users to use our online recruitment platform. Any failure to keep pace with rapid technological changes may cause our user retention and growth to suffer.
In addition, we must also continue to respond promptly to evolving user preferences, enhance the user friendliness of our online recruitment platform, optimize our mobile applications, and otherwise continue to improve our technology systems, all of which may require us to incur substantial costs and expenses. For example, as part of our efforts to meet evolving user preferences, we have established a dedicated team to develop services uniquely designed to meet the needs of blue-collar job seekers. If such costs and expenses fail to effectively translate into improved user experience or user growth, we may not be successful in retaining and attracting our users.
We cannot assure you that our efforts to improve user experience and maintain and increase user base will always be successful. We cannot predict whether our new products, service and features will be well received by users consistently, or whether we will be successful in implementing new technologies in a cost-effective manner, enhancing user friendliness of our online recruitment platform, and otherwise improving our technology systems. If we cannot improve user experience, we may not be able to retain or attract users, and our business, financial condition and results of operations may be materially and adversely affected.
Our business depends on the continued success of our brands, and if we fail to maintain and enhance the recognition of our brands cost-effectively, or the recognition of our brands is adversely affected by any negative publicity concerning us or our directors, management, shareholders or business partners, our reputation and operating results may be harmed.
We believe that maintaining and enhancing our brands is important to the success of our business. Well-recognized brands are critical to increasing the number and the level of engagement of our users. Since we operate in a competitive industry, brand maintenance and enhancement also directly affect our ability to maintain our market position. To safeguard our brand image, we have continued to exercise strict quality control on our online recruitment platform to prevent any deterioration in service quality that could damage our reputation. We have conducted and will continue to conduct various online and offline marketing and promotional activities to enhance our brands, to guide public perception of our brands and services, and to distinguish our online recruitment platform from those of our competitors. Historically, we have invested significantly in these marketing and promotional activities, with sales and marketing expenses accounting for 44.4%, 33.5%, 28.2% and 25.5% of our revenues in the years ended December 31, 2022, 2023 and 2024 and the three months ended March 31, 2025, respectively. We may need to further increase our sales and marketing expenses in the future to continue to maintain and enhance brand awareness and brand loyalty, to retain and attract users as well as to promote the growth of our online recruitment platform. However, there can be no assurance that these sales and marketing activities will be successful or that we will be able to achieve the brand promotion effect we expect from them. If we cannot properly manage our sales and marketing expenses or if our sales and marketing activities do not meet our expectations, our financial condition, results of operations and business prospects will be adversely affected as a result.
Moreover, any negative publicity relating to our Company, our services or our directors, management, shareholders or business partners, regardless of its veracity, could harm our brands and the perception of our brands in the market. As our business expands and grows, we may be exposed to heightened public scrutiny in markets where we already operate as well as in new markets where we may operate. We could become a target for regulatory or public scrutiny in the future and scrutiny and public exposure could severely damage our reputation as well as our business and prospects.
Furthermore, our brand names and our business may be harmed by aggressive marketing and communication strategies by competitors and third parties. We may be subject to government or regulatory investigation or third-party claims as a result and we may be required to spend significant time and incur substantial costs to react to and address these consequences. There is no assurance that we will be able to effectively refute allegations within a reasonable period of time, or at all. Additionally, public allegations, directly or indirectly, against us or our directors, management, shareholders or business partners, may be disseminated online by anyone on an anonymous basis. The availability of information on social media platforms is virtually immediate, as is its impact. Social media platforms may not necessarily filter or check the accuracy of information before publishing them, and we may be able to afford little or no time to respond. As a result, our reputation may be materially and adversely affected, our ability to attract and retain users and maintain our market share may suffer, and our financial conditions may deteriorate.
We face significant competition in China’s dynamic online recruitment service market, and potential market entries by established players from other industries may further intensify competition. Our market share, financial condition and results of operations may be materially and adversely affected if we are unable to compete effectively.
The online recruitment service market in China is competitive and rapidly evolving. We face constant pressure to attract and retain users, expand the market for our services and incorporate new capabilities and technologies. Our online recruitment platform competes with other major dedicated job search platforms and niche market players that focus on certain industry verticals, such as technology, or user segments, such as job seekers for high-end positions. Other large internet companies and classified advertisement platforms have also entered the market for online recruitment services, further intensifying competition. In addition, we face competition from professional networking platforms and existing participants in the offline recruitment industry who may develop online recruitment services and products.
Many of our competitors or potential competitors have long operating histories, international strategic partners, local government sponsorship, or a larger user base, and they may have greater financial, management, technological development, sales, marketing and other resources than we do. They may also be able to adopt our business model and intensify their competition with us. As a result, we may experience reduced margins, a loss of market share or reduced engagement from both job seekers and enterprise users. Existing or future competitors could develop or offer services and products which provide significant advantages over ours in terms of performance, pricing, innovation, technology or other key aspects. If we are unable to compete effectively with current or future competitors as a result of these or other factors, our market share, financial condition and results of operations may be materially and adversely affected.

If our technology capabilities fail to yield satisfactory results or fail to improve, our online recruitment platform may not be able to effectively match our job seekers with suitable enterprise users or to optimally recommend services for our users, and our user growth, retention, results of operations and business prospects may suffer consequently.
One of the core strengths of our online recruitment platform is our ability to provide accurate and tailored two-sided recommendations to enterprise users and job seekers. This ability is largely dependent on our technological capabilities. Our technology capabilities such as our capabilities in big data analytics, therefore, are crucial to us continuing to retain and attract users to our online recruitment platform. Our users will continue to compare this core strength of our online recruitment platform against those of the platforms run by our competitors and may switch to a competitor platform if our online recruitment platform underperforms their expectations. In addition, managing some of the other important aspects of our operations, such as sales and marketing activities, also requires us to make decisions informed by our technology, including data analytics. Any failure to improve our technological capabilities and any underperformance of our technological capabilities may materially and adversely affect our user retention and growth, financial condition and results of operations.
A slowdown or adverse development in the Chinese or global economy may lower the hiring willingness and budget of our current and potential enterprise users, adversely affecting the demand for our services and our business in general.
The global macroeconomic environment continues to face numerous challenges. Geopolitical conflicts, such as the Russia-Ukraine conflict, the hostilities and conflicts in the Middle East and attacks on shipping in the Red Sea have heightened geopolitical tensions across the world. There have also been concerns about the relationship between China and other countries which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to a wide range of issues including trade policies, treaties, government regulations and tariffs. In recent years, a large number of jurisdictions have imposed higher tariffs and other protective measures on imports and exports, and such protectionist policies could discourage cross-border transactions and globalization. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Substantially all of our operations are conducted in mainland China, and the vast majority of our revenues are generated from providing services to customers operating in mainland China. In an environment of slower economic growth or recession, employers may take actions such as hiring fewer employees, engaging in hiring freezes, reducing hiring budgets or the number of hiring headcount, and curtailing spending on online recruitment services and other human resource related services. Therefore, any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition. In addition, turbulence in the international markets could adversely affect our ability to access capital markets to meet liquidity needs.
Heightened tensions in international relations, particularly between the United States and China, including restrictions on trade and investment could have a material and adverse effect on our business, financial condition, results of operations, and prospects, as well as the trading price of our Class A ordinary shares and the ADSs.
Recently there have been heightened tensions in international relations, particularly between the United States and China. These tensions have affected both diplomatic and economic ties between the two countries. For example, on October 28, 2024, the U.S. Department of the Treasury (the “Treasury”) issued a final rule on outbound investment to implement the executive order of August 9, 2023 (the “Final Rule”). The Final Rule became effective on January 2, 2025. The Final Rule imposes investment prohibition and notification requirements on U.S. persons for a wide range of investments in entities associated with China (including Hong Kong and Macau) that are engaged in activities relating to three sectors: (i) semiconductors and microelectronics, (ii) quantum information technologies, and (iii) artificial intelligence systems, collectively defined as Covered Foreign Persons. U.S. persons subject to the Final Rule are prohibited from making, or required to report, certain investments in Covered Foreign Persons, which are defined as Covered Transactions. We do not believe KANZHUN LIMITED is a Covered Foreign Person as defined under the Final Rule. The Final Rule was recently issued and may be subject to further guidance or clarifications from the Treasury, and the U.S. outbound investment regime is still evolving. If we were to be deemed a Covered Foreign Person due to amendments to relevant laws and regulations to the U.S. outbound investment regime or changes in our business operations, our ability to raise capital would be significantly and negatively affected. In such case, the trading price of our Class A ordinary shares and/or the ADSs may be materially and adversely affected.
On February 21, 2025, the White House released the “America First Investment Policy” memorandum, or the Investment Policy, outlining several initiatives to incentivize investment from U.S. allies and partners while restricting investments involving “foreign adversaries,” including China. Among other things, the Investment Policy aims to expand the industry sectors covered by the U.S. outbound investment regulations and supplement outbound restrictions through the imposition of sanctions. As of the date of this document, the proposed changes under the Investment Policy are not implemented, although the proposed restrictions may further deepen the uncertainties for cross-border collaborations, investments, and funding opportunities for China-based issuers including us. If our ability to raise such capital is significantly and negatively affected, it could be detrimental to our business, financial condition and prospects, and our ADSs may significantly decline in value.
In addition, the U.S. has imposed or proposed the imposition of new tariffs on products imported into the U.S. from a number of countries, such as China and Canada and could propose additional tariffs or increases to those already in place. Particularly, in 2025, the U.S. government announced successive rounds of tariffs on goods imported from China, further creating uncertainties to the U.S.-China relationship and macroeconomic conditions in general. On May 12, 2025, China and the U.S. made a joint statement announcing a 90-day partial tariff truce. This sequence of actions underscored a strategic recalibration of the United States trade policy, emphasizing heightened pressure on international trades. We are closely monitoring potential changes in international trade policy and assessing the potential impact of these and other trade policy changes on our business operations and financial performance. These recent actions and potential developments in trade relations, including the imposition of new or increased tariffs by the U.S. and/or other countries could alter the trade environment and negatively affect the hiring demands of our enterprise customers which, in turn, could have an adverse effect on our financial condition and results of operations. Escalating U.S.-China tariff tensions have triggered a chain reaction of economic and political repercussions, potentially worsening bilateral relations. U.S. legislative and policy initiatives may impose stricter measures on China-based companies listed on U.S. exchanges. Heightened tensions could also reduce levels of trade, investments, technological exchanges, and other economic activities between the two major economies. The existing tensions and any further deterioration in the relationship between the United States and China may have a negative impact on the general, economic, political, and social conditions in both countries and, given our reliance on the Chinese market, adversely impact our business, financial condition, and results of operations.
Our users may engage in intentional or negligent misconduct or other improper activities on our online recruitment platform or otherwise misuse our online recruitment platform, which may damage our brand image and reputation, our business and our results of operations.
Our online recruitment platform has instant messaging functions that allow users to communicate with each other and engage in job application activities. We adopt a comprehensive suite of registration procedures to verify the identity of our job seekers and enterprise users. Job seekers are required to complete our mobile phone verification process by providing personal and professional information such as name, education background, employment status, recent employment, work experience, position desired, and salary expectation. Since we have limited control over the real-time and offline behavior of our users, it is still possible for our online recruitment platform to be misused by our users for inappropriate or illegal purposes.
We may be required by government authorities to report certain misbehaviors for further investigation if such misbehaviors are subject to regulatory investigation or other governmental proceedings. Despite our detection and filtering efforts, we may not be able to identify every incident of inappropriate content or illegal or fraudulent activities, prevent all such content from being further disseminated or prohibit such activities from occurring. We may not be able to filter all the content generated by our users as it appears, especially in the context of instant messaging between job seekers and enterprise users. Therefore, our users may engage in illegal, obscene or incendiary conversations or engage in unethical or illegal activities via our online recruitment platform.
If user misconduct and misuse of our online recruitment platform for inappropriate or illegal purposes occur on our online recruitment platform, claims may be brought against us for torts, defamation, libel, negligence, copyright, patent or trademark infringement. In response to allegations of illegal or inappropriate activities conducted through our online recruitment platform, government authorities may intervene and hold us liable for non-compliance with applicable laws and regulations and subject us to administrative penalties or other sanctions, such as requiring us to restrict or discontinue some or all of our features and services. In addition, our users may suffer or allege to have suffered physical, financial or emotional harm caused by contacts initiated on our online recruitment platform. Our business and public perception of our brands may be materially and adversely affected if we do face civil lawsuits or other liabilities initiated by such affected users. Defending any actions brought by such affected users could be costly and require significant time and attention of our management and other resources, which would materially and adversely affect our business.
We are exposed to potential legal liabilities associated with the recruitment process, which may have a material adverse effect on our business and results of operations.
We are exposed to potential claims associated with the recruitment process, including claims by enterprise users seeking to hold us liable for recommending a job seeker who subsequently proves to be unsuitable for the position filled, claims by current or previous employers alleging breach of employment contracts, claims by job seekers against us alleging our failure to maintain the confidentiality of their personal information and employment searches or alleging discrimination or other violations of employment law or other laws or regulations by our enterprise users, and claims by either employers or their employees alleging the failure of our services to comply with laws or regulations relating to employment, data privacy or other related matters. We do not maintain insurance coverage for liabilities arising from claims by employers, employees, candidates or third parties. Any such claims, regardless of merit, may force us to participate in time-consuming, costly litigation or investigation, divert significant management and staff attention, and damage our reputation and brand names.
If our job seekers’ or employers’ profiles are out-of-date, inaccurate, fraudulent or lack credible information, we may not be able to effectively create value for our users, which could materially and adversely impact our reputation and business prospects.
We have adopted a suite of registration procedures to verify the identity of our job seekers and enterprise users, and we also have ongoing risk assessment procedures for enterprise users. Our intelligence system detects suspicious user input that may undermine the integrity of the community and will then require such users to go through additional authentication procedures. However, we cannot assure you that we will be able to remove all the job seekers and enterprise users that submit out-of-date, inaccurate, fraudulent or otherwise untrustworthy profile or job post information to our database. If we are not able to effectively filter out these job seekers and enterprise users, our users that submit legitimate and accurate profile information may be misled or even defrauded by them, wasting their time and resources in the recruitment process, and our reputation and business prospects will also be materially and adversely impacted as a result. We might also be ordered to make rectifications or even be subject to confiscation of illegal gains and a fine if we fail to review the authenticity and legality of the materials provided by the employers in accordance with the laws of mainland China.
If we fail to attract more enterprise users to our online recruitment platform, or if enterprise customers decide to purchase less of our online recruitment services for any reason, our revenues may stagnate or decline and our business and prospects may be materially and adversely affected.
In 2022, 2023, 2024 and the three months ended March 31, 2025, approximately 99% of our revenues were generated from enterprise customers. Enterprise customers are by far the most important source of revenue for us, and attracting more enterprise users to our online recruitment platform is therefore of critical importance to us. Due to their contribution to our revenues and ability to spend, large businesses with sufficient funds would benefit us most as a revenue source, and we need to invest in developing and promoting services that meet their needs. Additionally, small and medium-sized enterprises (“SMEs”) can also be a source of enterprise user growth for us, as they have historically been underserved and usually lack direct access to a scaled user base and effective means to recruit widely. In order to expand our market reach to more small and mid-sized businesses, especially in less developed cities, we provide free or lower-fee services or subscription packages to them so they can take advantage of our online recruitment platform. We, however, cannot assure you that our efforts will convince more enterprise users to use our online recruitment platform. There is also no guarantee that our existing enterprise customers will continue to pay for our online recruitment services at the same frequency or price going forward, as competition or alternative means of job hunting may put pressure on the demand and pricing for our online recruitment services. If we are not successful in expanding our enterprise user base or improving our monetization of enterprise customers, our revenues may stagnate or decline and our business and prospects may be materially and adversely affected.
Because we store and process data, some of which contains sensitive personal information, we face concerns over the collection, improper use or disclosure of personal information, which could deter current and potential users from using our services, damage our reputation, result in legal liability, bring regulatory scrutiny, and in turn materially and adversely affect our business, financial condition and results of operations.
We are subject to the laws, regulations, guidelines and national standards relating to the protection of personal information in mainland China, which covers areas such as the collection, storage, use, transmission, sharing or other aspects of data processing of such personal information. For example, the PRC Personal Information Protection Law took effect on November 1, 2021. This law consolidates rules with respect to personal information rights and privacy protection and specifies the protection requirements for processing personal information and rules for processing sensitive personal information. As uncertainties remain regarding the interpretation and implementation of this law, we cannot assure that we will comply with it in all respects, or that regulatory authorities will not order us to rectify or terminate our current practice of collecting and processing personal information. We and our directly responsible supervisors may also become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition. The Rules on the Scope of Necessary Personal Information for Common Types of Mobile Internet Applications, which were jointly promulgated by the Ministry of Industry and Information Technology, or the MIIT, the CAC, the Ministry of Public Security, and the State Administration for Market Regulation, or the SAMR, on March 12, 2021 and became effective on May 1, 2021, specifies that the scope of necessary personal information for job hunting and recruitment applications includes mobile phone numbers of registered users and resume provided by job seekers.
The PRC Cyber Security Law, which became effective on June 1, 2017, created mainland China’s first national-level data protection framework for “network operators.” It requires, among other things, that network operators take security measures to protect the network from unauthorized interference, damage and unauthorized access and prevent data from being divulged, stolen or tampered with. Network operators are also required to collect and use personal information in compliance with the principles of legitimacy, properness and necessity, and strictly within the scope of authorization by the personal information subject unless otherwise prescribed by laws or regulations. We may need to invest significant capital, managerial and human resources to comply with legal requirements, enhance information security and address any issues caused by security failures. Any concerns or claims about our practices with regard to the collection, storage, use, transmission, sharing or other aspects of data processing of personal information or other privacy-related matters, even if ungrounded, could damage our reputation and results of operations.
Any system failure or compromise of our security that results in the unauthorized access to or release of personal or private information, such as data, photo or messaging history of our users could significantly limit the adoption of our services, as well as harm our reputation and brands, result in litigation against us, liquidated and other damages, regulatory investigations and penalties, and we could be subject to material liability. We expect to continue expending significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we expand the scope of the services we offer and as we increase the size of our user base.
Moreover, we could be required to disclose certain personal information to (i) PRC government authorities for the purpose of, among other things, safeguarding national security, investigating crimes, investigating infringement of information network communication rights, and cooperating with the supervision and inspection of telecommunication regulatory authorities, or (ii) certain entities or individuals for the purpose of enforcing the judgments or rulings made by judicial authorities. Disclosing personal information under such circumstances may cause our users to lose trust in our ability to safeguard their privacy. Failure to comply with these requirements could subject us to administrative penalties or other regulatory or enforcement actions.

Our business is subject to complex and evolving laws and regulations in mainland China on data protection and cybersecurity. Any failure or perceived failure to comply with these laws and regulations could result in penalties, claims, changes to our business practices, negative publicity, legal proceedings, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.
Regulatory authorities in mainland China have enhanced data protection and cybersecurity regulatory requirements. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Different PRC regulatory bodies, including the Standing Committee of the National People’s Congress, the MIIT, the CAC, the Ministry of Public Security and the SAMR, have enforced data privacy and protections laws and regulations with varying standards and applications, which may create difficulties in ensuring full compliance and increase our operating cost. Non-compliance could result in penalties or other significant legal liabilities.
Numerous regulations, guidelines and other measures have been and are expected to be adopted under the PRC Cyber Security Law. For example, the PRC government promulgated the Cybersecurity Review Measures in April 2020, which became effective in June 2020. Under these measures, critical information infrastructure operators must pass a cybersecurity review when purchasing network products and services which affect or may affect national security. On December 28, 2021, the CAC, together with certain other PRC government authorities, jointly released the revised Cybersecurity Review Measures, which took effect on February 15, 2022. Pursuant to the revised Cybersecurity Review Measures, critical information infrastructure operators procuring network products and services and online platform operators conducting data processing activities that affect or may affect national security shall conduct a cybersecurity review according to these measures. If a critical information infrastructure operator anticipates that its procurement of network products and services affect or may affect national security after the network products and services being put into use, it shall apply for cybersecurity review to the Cybersecurity Review Office of the CAC. In addition, online platform operators possessing personal information of more than one million users seeking to be listed on a foreign stock exchange must apply for a cybersecurity review. The revised Cybersecurity Review Measures also provide that the Cybersecurity Review Office of the CAC may initiate cybersecurity review against the operators if the authorities believe that the network products, network services or data processing activities of such operators affect or may affect national security. The revised Cybersecurity Review Measures set out certain risk factors which would be the focus in assessing the national security risk during a cybersecurity review. Pursuant to an announcement posted by the CAC on July 5, 2021 relating to the cybersecurity review, our BOSS Zhipin app was required to suspend new user registration to cooperate with the cybersecurity review and prevent the expansion of risks. As approved by the Cybersecurity Review Office of the CAC, we have re-commenced new user registration on our BOSS Zhipin app, effective from June 29, 2022.
On July 30, 2021, the PRC State Council promulgated the Regulations on Security Protection of Critical Information Infrastructure, which became effective on September 1, 2021. As of the date of this document, no detailed implementation rules governing the online recruitment industry have been issued by the government authorities. However, as these regulations were relatively new and the government authorities may further formulate detailed rules or explanations with respect to the interpretation and implementation of this regulation. As of the date of this document, we have not been informed by any government authority that we are a critical information infrastructure operator.
In mainland China, the internet information is regulated from a national security standpoint. According to the PRC National Security Law, institutions and mechanisms for national security review and administration will be established to conduct national security review on key technologies and network information technology products and services that affect or may affect national security. The PRC Data Security Law took effect in September 2021 and provides for a security review procedure for the data processing activities that affect or may affect national security. It is not clear under the PRC Data Security Law what constitutes “important data” or “state critical data.” If we are deemed to collect “important data” or “state critical data,” we may need to adopt internal reforms in order to comply with the PRC Data Security Law, which may increase the cost of operations, or decline the user growth or engagement, or otherwise harm our business.
In addition, on September 24, 2024, the CAC published the Regulations on the Administration of Network Data Security, which became effective on January 1, 2025. The regulations provide that network data processors carrying out network data processing activities that affect or may affect national security shall undergo a national security review in accordance with relevant national regulations. In addition, network data processors processing personal information of over ten million individuals shall fulfill certain requirements for processing important data and take certain precautionary measures, such as identifying important data and conducting annual risk assessment. In general, compliance with the existing laws and regulations of mainland China and additional laws and regulations related to data security and personal information protection that PRC regulatory bodies may enact in the future may be costly and result in additional expenses to us, and subject us to negative publicity.
On July 7, 2022, the CAC issued the Measures for the Security Assessment of Cross-border Transfer of Data, which became effective on September 1, 2022. These measures require the data processor providing data overseas and falling certain circumstances to apply for the security assessment of cross-border data transfer with the local provincial-level counterparts of the national cybersecurity authority. On March 22, 2024, the CAC issued the Provisions on Promoting and Regulating Cross-border Data Flows, which became effective on the same day. Pursuant to the provisions, if the data has not been informed or publicly announced as important data by relevant departments or regions, data processors are not required to apply for the security assessment for cross-border provision of the data as important data. As of the date of this document, the exact scope of “important data” in the online recruitment industry under the current regulatory regime remains unclear, and the applicability of certain circumstances are still subject to further interpretation by relevant government authorities. The PRC government authorities may have discretion in the interpretation and enforcement of the applicable laws. Therefore, it is uncertain whether we would be required to report any security assessment for cross-border data transfers to the CAC.
While we take measures to comply with applicable cybersecurity and data privacy and protection laws and regulations, we cannot guarantee the effectiveness of the measures undertaken by us and our business partners. The activities of third parties such as our customers and business partners are beyond our control. It also remains uncertain whether the future regulatory changes would impose additional restrictions on companies like us. If any of our business partners violate the laws or regulations or fails to fully comply with the service agreements with us, or if any of our employees fails to comply with our internal control measures and misuses the information, we may be subject to legal liabilities. Any failure or perceived failure to comply with all applicable cybersecurity and data privacy and protection laws and regulations, or any failure or perceived failure of our business partners to do so, or any failure or perceived failure of our employees to comply with our internal control measures, may prevent us from using or providing certain network products or services, result in government enforcement actions and investigations, fines and other penalties such as suspension of our related business, closure of our apps and suspension of new downloads of our apps, as well as subjecting us to negative publicity and legal proceedings or regulatory actions and discouraging current and potential users and customers from using our services, which could have a material adverse effect on our business and results of operations.
In addition, regulatory authorities around the world have adopted or are considering a number of legislative and regulatory proposals concerning data protection. These legislative and regulatory proposals, if adopted, and the uncertain interpretations and application thereof could, in addition to the possibility of fines, result in an order requiring that we change our data practices and policies, which could have an adverse effect on our business and results of operations. The European Union General Data Protection Regulation which came into effect on May 25, 2018, includes operational requirements for companies that receive or process personal data of residents of the European Economic Area. This regulation establishes new requirements applicable to the processing of personal data, affords new data protection rights to individuals and imposes penalties for serious data breaches. Individuals also have a right to compensation under the regulation for financial or non-financial losses. Although we do not conduct any business in the European Economic Area, in the event that residents of the European Economic Area access our platform and input protected information, we may become subject to provisions of this regulation.
We may not be able to sustain and manage our growth, control our costs and expenses, implement our business strategies. Any new product or service we may launch and any new market sectors we may enter will come with additional risks.
We have experienced rapid growth in our business and operations since our inception in 2014, which places significant demands on our management, operational and financial resources. While we have achieved profitability, recording net income of RMB107.2 million, RMB1.1 billion, RMB1.6 billion (US$215.9 million)

and RMB512.1 million (US$70.6 million) in 2022, 2023, 2024 and the three months ended March 31, 2025, we have historically recorded net losses. Given the rapidly evolving market where we compete, we may encounter difficulties as we establish, expand or enhance our operations, feature and service development, sales and marketing efforts, technology and general and administrative capabilities. We may also not be able to sustain our historical levels of growth in the future. We believe that our ability to maintain profitable growth will depend on many factors, including our ability to further improve our user experience and broaden the spectrum of our service offerings, to further increase our presence in different user groups, especially blue-collar users, to continue to invest in technologies and deepen our data insights, and to explore other potential sectors in the human resource service market and achieve full coverage of users’ career lifecycle. There can be no assurance that we will achieve any of the above, and our failure to do so may materially and adversely affect our business and results of operations.
Particularly, our efforts to expand our user base in diverse industries and regions, diversify product and service offerings, develop new technology capability, and explore other sectors in human resource service market will require significant resource investments from us, and such efforts may not be successful. Expansion into new product and service offerings or other sectors in the human resource service market may be subject to risks such as:
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limited brand recognition (compared with our established services or market sectors);

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costs incurred in product and service development and marketing;

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costs incurred due to investment in technology;

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lack of experience and expertise in connection with the new product and service or market vertical;

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adjustment to the preferences and customs of a different group of users;

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compliance with potential new regulations and policies;

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difficulties in managing upsized operations and maintaining operational efficiency; and

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competition with new competitors, including those with a more established local presence.

The occurrence of any of these risks could negatively affect our business in new markets and consequently our business and operating results.
We expect our costs and expenses to continue to increase in the future as we expand our user base, broaden our service offerings, invest in new technologies and develop and implement new products, services and features that may entail more complexity. We expect to continue to invest in our infrastructure in order to provide our services more rapidly and reliably to users. Continued growth could strain our ability to maintain reliable service levels for our users, develop and improve our operational, financial, legal and management controls, and enhance our reporting systems and procedures. If we are unable to generate adequate revenues and to manage our costs and expenses, we may incur significant net losses in the future and may not be able to maintain profitability. If we fail to achieve the necessary level of efficiency in our operation as it grows, our business, operating results and financial condition could be harmed.
Content posted or displayed on or linked to our online recruitment platform may be found objectionable by PRC regulatory authorities and may subject us to penalties and other negative consequences.
The PRC government has adopted laws and regulations governing internet and wireless access and the distribution of information over the internet and wireless telecommunications networks. Under these laws and regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet or wireless networks content that, among other things, violates the principle of the PRC constitution, laws and regulations, impairs the national dignity of China or the public interest, or is obscene, superstitious, fraudulent or defamatory. Furthermore, internet content providers are also prohibited from displaying content that may be deemed by the government authorities as instigating ethnical hatred and harming ethnical unity, harming the national religious policy, “socially destabilizing” or leaking “state secrets” of the PRC. Failure to comply with these requirements may result in the revocation of licenses to provide internet content or other approvals, licenses or permits, the closure of the concerned platforms and reputational harm. The operator may also be held liable for any censored information displayed on or linked to their platform. The liabilities and penalties resulting from such non-compliance may materially and adversely damage our business and results of operations.
On December 15, 2019, the CAC, released the Provisions on Ecological Governance of Network Information Content, which came into force on March 1, 2020. These provisions, which govern the distribution of information over the internet and wireless telecommunications networks, classify the network information into three categories, namely the “encouraged information,” the “illegal information” and the “undesirable information.” While illegal information is strictly prohibited from distribution, the internet content providers are required to take measures to prevent and resist the production and distribution of undesirable information. The provisions further clarify the duties owed by the internet content providers, such as obligations to improve the systems for user registration, account management, information release review, follow-up comments review, website ecological management, real-time inspection, emergency response and disposal mechanism for cyber rumor and black industry chain information.
We have designed and implemented procedures to monitor content on our online recruitment platform. However, it may not be possible to determine in all cases the types of content that could result in our liability as a distributor of such content, and we may not be able to capture all violating content in time, especially in instant messaging. If any of the content posted or displayed on our online recruitment platform is deemed by the PRC government to violate any content restrictions, we may not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations.
PRC regulatory authorities may also conduct various reviews and inspections on our business operations, especially those related to content distribution, from time to time. If any non-compliance incidents in our business operations are identified, we may be required to take certain rectification measures in accordance with applicable laws and regulations, or we may be subject to other regulatory actions such as administrative penalties. It may be difficult to determine the type of content or actions that may result in liability to us and, if we are found to be liable, we may be prevented from operating our business in mainland China. Moreover, complying with the regulatory requirements may result in limitation to our scope of services, reduction in user engagement or loss of users, diversion of our management team’s attention and increased operational costs and expenses. The costs of compliance with these regulations may continue to increase as a result of more content being made available by an increasing number of users of our online recruitment platform, which may adversely affect our results of operations.
Any lack of or failure to maintain requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations, and compliance with applicable laws or regulations may require us to obtain additional approvals or licenses or change our business model.
Our business is subject to supervision and regulation by various government authorities in mainland China. These government authorities include the CAC, the Ministry of Commerce, the MIIT, the SAMR, the Ministry of Culture and Tourism, the National Radio and Television Administration, and their corresponding local regulatory authorities. These government authorities promulgate and enforce laws and regulations that cover a variety of business activities that relate to our operations, such as provision of internet information, among other things. These regulations in general regulate the entry into, the permitted scope of, and the approvals, licenses and permits for, these business activities.
We provide services through our online recruitment platform, including certain live streaming recruitment services, short videos relating to job hunting and recruitment, in-app streaming interview and career development-related video courses, which may be considered as internet audio-visual program services. An internet audio-visual program service provider shall obtain the License for Online Transmission of Audio-Visual Programs, or the Audio- Visual License. According to the applicable laws of mainland China, only companies wholly state-owned or state-controlled are eligible to obtain the Audio-Visual License. Based on a consultation with the Media Integration Development Division of Beijing Municipal Radio and Television Bureau in July 2022, a company that is not eligible for the Audio-Visual License for providing internet audio-visual program services is allowed to apply for the registration and filing with the National Internet Audio-Visual Platforms Information Registration Management System, when its number of daily active users and program inspectors, personnel within a company that is responsible for reviewing and vetting the content of the internet audio-visual program, reach the respective threshold. As of the date of this document, we have not obtained the Audio-Visual License, as we are not a state-owned company or state-controlled company, and we have not completed the filing with the National Internet Audio-Visual Platforms Information Registration Management System, as the number of the daily active users and the number of program inspectors of the internet audio-visual program services on our platform are both below the specific thresholds. We may be subject to penalties or investigations in the future, in which case we may be involved in legal proceedings, have any illegal gains confiscated, have our relevant business suspended, or face other penalties.
We have obtained a value-added telecommunication service license concerning the internet information service, or ICP license, for provision of internet information services. The ICP license is essential to the operation of our existing and future business and is subject to regular government review or renewal. However, we cannot assure you that we can successfully renew our ICP license in a timely manner or at all as required by laws of mainland China to operate our online recruitment platform. Due to the evolving nature of the interpretation and application of the laws and regulations applicable to our industry in mainland China, we cannot assure you that the permitted scope and other aspects of our ICP license are sufficient as legally required to conduct all of our present business. The regulatory authorities may determine that the scope of our ICP license is not broad enough to carry on all of our businesses and require that we expand the scope of our ICP license. As certain prerequisites must be met in order to expand the scope of our ICP license to include certain types of services as stipulated in the Classification Catalogue of Telecommunications Services, we may not be able to meet such requirement and expand the scope of our ICP license. We may be subject to penalties or investigations due to the limitation of the scope of our ICP license in the future, in which case we may be involved in legal proceedings, have any illegal gains confiscated, have our relevant business suspended, or face other penalties.
We may be required to apply for and obtain additional licenses, permits or approvals, make additional registrations, update our registrations or expand the scope of our permits and approvals, and we cannot assure you that we will be able to meet these requirements timely, or at all, in the future. As we expand our business scope and explore different business initiatives, the business measures we have adopted or may adopt in the future may be challenged under laws and regulations of mainland China. For instance, while we believe we are not subject to any online game virtual currency laws and regulations for certain virtual tokens we offer in our mobile applications, the PRC government authorities may take a view contrary to ours. As a result, we may be required to obtain additional approvals or licenses and change certain aspects of our business to ensure compliance with existing and future online game virtual currency laws and regulations. If we fail to timely obtain, maintain or renew all the required licenses or permits or make all the necessary filings or change aspects of our business, we may be subject to various penalties or other regulatory actions, such as confiscation of revenues from unlicensed activities, the imposition of fines and the discontinuation or restriction of our operations. Any such regulatory actions may disrupt our operations and materially and adversely affect our business, financial condition and results of operations.
Our business is subject to complex and evolving laws and regulations in mainland China. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.
We are subject to a variety of laws and regulations that involve matters important to or may otherwise impact our business, including, among others, the provision of value-added telecommunications services, talent intermediary services, information security and censorship, foreign exchange and taxation. The introduction of new services may subject us to additional laws, regulations, or other government scrutiny.
These laws and regulations are continually evolving and may change significantly. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the rapidly evolving industry in which we operate. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. These laws and regulations may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:
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delay or impede our development of new services,

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result in negative publicity, increase our operating costs,

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require significant management time and attention, and

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subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or cease existing business practices.

For example, in recent years, the PRC government authorities have released a series of laws and regulations related to generative artificial intelligence, algorithmic recommendation and deep synthesis technologies. Such regulations are relatively new, and the competent government authorities of mainland China may introduce additional or more detailed laws and regulations regarding our provision and use of artificial intelligence and related technologies. This could subject us to additional compliance measures and changes to our operations and processes, resulting in increased compliance costs.
The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we provide our services could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected.
If user traffic to our online recruitment platform stagnates or declines for any reason, our operating and financial prospects may be harmed.
Our ability to attract and maintain user traffic to our online recruitment platform is important for our continuing growth. If user traffic to our online recruitment platform stagnates or declines for any reason, our business and results of operations may be harmed. We depend to a significant degree on various app stores, internet search engines and portals to direct user traffic to our mobile applications. However, the amount of user traffic directed to our mobile applications is not entirely within our control. If our competitors have better relationships with app stores or social media platforms, greater online presence or news coverage, or more search engine optimization efforts, their mobile applications and websites may receive more directed user traffic or higher search result page rankings than ours. App stores could recommend mobile applications from our competitors more prominently than they do ours, social media platforms may direct more attention to products and services from our competitors, and internet search engines could revise their methodologies in a way that adversely affects the placement of our platform within the search results. Any such changes could decrease user traffic to our mobile applications and websites and adversely affect the growth of our user base, which may in turn harm our business and operating results.
We face risks associated with the misconduct of our employees, business partners and their employees and other related personnel, and we may be subject to allegations, harassing or other detrimental conduct by third parties and other forms of negative publicity, which could harm our reputation and cause us to lose market share and users.
We rely on our employees to maintain and operate our business and have implemented internal policies to guide the actions of our employees. However, we do not have full control over every action of our employees, and any misbehavior of our employees could materially and adversely affect our reputation and business. For example, if our employees download pirated software to their work computers or perform other unauthorized actions on our technology systems, we may be exposed to security breaches. Despite the security measures we have implemented, our systems and procedures and those of our business partners may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events caused by our employees, our business partners and their employees and other related personnel, which may disrupt our delivery of services or expose the identities and confidential information of our users and personnel. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed, we may lose current and potential users, and we may be exposed to legal and financial risks, including those from legal claims, regulatory fines and penalties, which in turn could adversely affect our business, reputation and results of operations.

With respect to employees, we could also in the future face a wide variety of claims, including discrimination (for example, based on gender, age, race or religious affiliation), sexual harassment, privacy, labor and employment claims. Often these cases raise complex factual and legal issues, and the result of any such claims are inherently unpredictable. Claims against us, whether meritorious or not, could require significant amounts of management time and corporate resources to defend, could result in significant media coverage and negative publicity, and could be harmful to our reputation and our brands. If any of these claims were to be determined adversely to us, or if we were to enter settlement arrangements, we could be exposed to monetary damages or be forced to change the way in which we operate our business, which could have an adverse effect on our business, financial condition and results of operations.
We also work with our business partners in our business operation, and their performance affects the image of our brands. However, we do not directly supervise them in providing services to us or our users. Although we generally select business partners with strong reputation and track record, we may not be able to successfully monitor, maintain and improve the quality of their services. In the event of any unsatisfactory performance by our business partners and/or their employees, our business operation may be negatively impacted and our users may experience disruptions in services or decline in service quality, which may materially and adversely affect our reputation, our ability to retain and expand our user base, and our business, financial condition and results of operations.
Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties, could adversely affect our financial condition and results of operations.
We maintain cash balances at third-party financial institutions in mainland China, Hong Kong and the United States. Concentrating a significant portion of our assets as cash in financial institutions exposes us to adverse conditions in the financial or credit markets, which could affect our access to invested cash or cash equivalents, as well as our overall liquidity and financial performance. Although our cash and cash equivalents are held in our operating accounts with or managed by reputable financial institutions, our access to cash in amounts adequate to finance or capitalize our current and projected future business operations could be impaired by factors that affect us, the financial institutions with which we have banking relationships, or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. As of the date of this document, we have not experienced any losses on cash or deposits held in our operating accounts. However, we can provide no assurances that our access to cash held in operating accounts or our invested cash and cash equivalents will not be impacted by adverse conditions in the financial markets or the negative performance of financial institutions.
Our online recruitment platform depends on effective interoperation with mobile and computer operating systems, hardware, networks, regulations, and standards that we do not control. Changes in our online recruitment platform or to those operating systems, hardware, networks, regulations, or standards may seriously harm our user retention, growth, and engagement. Our business depends on our ability to maintain and scale our technology infrastructure. Any service disruption in our services could damage our reputation, result in a potential loss of users and decrease in user engagement, and seriously harm our business.
Our online recruitment platform, especially its mobile applications, must remain interoperable with popular operating systems, such as iOS and Android, and related hardware. We have no control over these operating systems or hardware, and any changes to these systems or hardware that degrade the functionality of our services, or give preferential treatment to competitive online platforms, could seriously harm usage of our online recruitment platform. When we introduce new services in the future it may take time to optimize such services to function with these operating systems and hardware, thereby impacting the popularity of such services.
To deliver high quality services through our online recruitment platform, it is crucial that our online recruitment platform works well with a range of mobile technologies, systems, networks, regulations and standards that we do not control. In particular, any future changes to iOS or Android operating systems may impact the accessibility, speed, functionality and other performance aspects of our online recruitment platform.
Our business and the continuing performance, reliability and availability of our technology systems and online recruitment platform also depend on the performance and reliability of China’s internet, mobile, and other infrastructures that are not under our control. Disruptions in internet infrastructure or the failure of telecommunications network operators to provide us with the bandwidth needed to provide our services may interfere with the speed and availability of our services on our online recruitment platform. If our online recruitment platform is unavailable when users attempt to access them, or if our online recruitment platform does not respond as quickly as users expect, users may not return to use our online recruitment platform as often in the future, or at all, and may use our competitors’ products or services instead. In addition, we have no control over the costs of the services provided by China’s telecommunications operators. If mobile internet access fees or other charges to internet users increase, user traffic may decrease, which may in turn cause our revenues to significantly decrease.
We have been and may in the future be subject to legal proceedings during the course of our business operations. Our directors, management, shareholders and employees also have been and may in the future be subject to legal proceedings, which could adversely affect our reputation and results of operations.
From time to time, we are subject to allegations, and may be party to legal claims and regulatory proceedings, relating to our business operations and business partners. Such allegations, claims and proceedings may be brought by third parties, including users, employees, business partners, governmental or regulatory bodies, competitors or other third parties, and may include class actions. These allegations, claims and proceedings may concern issues relating to, among others, labor disputes, and contract disputes. The outcome of litigation, particularly class action lawsuits, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. We may incur significant expenses related to such proceedings, which may negatively affect our operating results if changes to our business operations are required. There may also be negative publicity associated with litigation that could decrease user acceptance of our online recruitment services, regardless of whether the allegations are valid or whether we are ultimately found liable. In addition, our directors, management, shareholders and employees may from time to time be subject to litigation, regulatory investigations, proceedings and/or negative publicity or otherwise face potential liability and expense in relation to commercial, labor, employment, securities or other matters, which could adversely affect our reputation and results of operations. As a result, litigation may adversely affect our business, financial condition, results of operations or liquidity.
We and certain of our officers and directors have been named as defendants in a putative securities class action filed on July 12, 2021 in the U.S. District Court for the District of New Jersey, captioned Bell v. Kanzhun Limited et al, No. 2:21-cv-13543. On March 4, 2022, the plaintiffs filed an amended complaint, purportedly brought on behalf of a class of persons who allegedly suffered damages as a result of their trading in our securities between June 11, 2021 and July 2, 2021. The action alleges that we made false and misleading statements regarding our business, operations and compliance practices in violation of Sections 10(b) and 20(a) of the U.S. Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder. Briefing on our motion to dismiss was completed in July 2022. In September 2022, with the aid of a mediator, the parties reached a tentative agreement in principle to settle the case. On November 10, 2022, the court granted preliminary approval of the parties’ settlement agreement, pursuant to which, without any admission or finding of any wrongdoing on the part of any of the defendants, the parties agreed that, in consideration of Kanzhun’s payment of US$2.25 million, all actual and potential claims and causes of action that have been or could have been alleged against Kanzhun and the individual defendants (including the individuals mentioned above) are resolved and discharged and precluded from being raised again in any future action. On April 5, 2023, after holding a fairness hearing, the court granted final approval of the settlement and terminated the case.
We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.
To pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including to improve our brand awareness, develop new services or further improve existing services, expand into new markets and acquire complementary businesses and technologies, we may require additional capital from time to time. However, additional funds may not be available when we need them on reasonable terms, or at all. Our ability to obtain additional capital is subject to a variety of uncertainties, including:
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our market position and competitiveness in the industry where we operate;

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our future profitability, overall financial condition, results of operations and cash flows;

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general market conditions for capital raising activities by online recruitment services companies in China; and

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economic, political and other conditions in China.

If we are unable to obtain additional capital in a timely manner or on acceptable terms, or at all, our ability to continue to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, results of operations, financial condition and prospects could be materially and adversely affected. In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our shareholders.
Our operating metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics may materially and adversely affect our business and operating results.
We regularly review operating metrics, such as the number of our paid enterprise customers and our MAU, to evaluate growth trends, measure our performance and make strategic decisions. These metrics are calculated using internal company data and have not been validated by an independent third party. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base. Errors or inaccuracies in our metrics could result in incorrect business decisions and inefficiencies. For example, if a significant understatement or overstatement of the number of users were to occur, we may expend resources to implement unnecessary business measures or fail to take required actions to attract a sufficient number of users to satisfy our growth strategies.
Our measures of operating metrics may differ from estimates published or adopted by third parties, including but not limited to business partners, market and investment research organizations (including short-selling research firms), investors and media, or from similarly titled metrics used by our competitors or other companies in the same or related industries due to differences in methodology and assumptions. If these third parties do not perceive our operating metrics to be accurate representations of operations, or if we discover material inaccuracies in our operating metrics, our brand value and reputation may be materially harmed, our users and business partners may be less willing to allocate their resources or spending to us, and we may face lawsuits or disputes in relation to the inaccuracies. As a result, our business and operating results may be materially and adversely affected.
Computer and mobile malware, viruses, hacking and phishing attacks, spamming and improper or illegal use of our online recruitment platform may affect user experience, which could reduce our ability to attract users and materially and adversely affect our business, financial condition and results of operations.
Computer and mobile malware, viruses, hacking and phishing attacks have become more prevalent in our industry, have occurred on our online recruitment platform in the past, and may occur again in the future. Although it is difficult to determine what, if any, direct harm may result from an interruption or attack, any failure to maintain performance, reliability, security and availability of our online recruitment platform and technology infrastructure to the satisfaction of our users may seriously harm our reputation and our ability to retain existing users and attract new users.
In addition, spammers may use our online recruitment platform to send targeted and untargeted spam messages to users, which may affect user experience. In spamming activities, spammers typically create multiple user accounts for the purpose of sending spam messages. Although we attempt to identify and delete accounts created for spamming purposes, we may not be able to effectively eliminate all spam messages from our online recruitment platform in a timely fashion. Our actions to combat spam may also require diversion of significant time and focus of our technology team from improving our online recruitment platform. As a result, our users may use our online recruitment platform less or stop using them altogether, which may result in continuing operational costs to us.
Pursuant to the PRC Data Security Law, entities carrying out data processing activities shall establish a sound data security management system, organize data security education and training, and take corresponding technical measures and other necessary measures to ensure data security, in accordance with the provisions of laws and regulations. Risk-monitoring shall be strengthened when carrying out data processing activities, and remedial measures shall be taken immediately upon discovery of any data security defect or bug, disposal measures shall be taken immediately upon occurrence of any data security incident, users shall be timely notified in accordance with the relevant provisions and reports shall be made to the competent authorities. Failure to fulfill the aforementioned obligations may subject us to rectification orders, warnings, fines, suspension of our business or our operations as a whole for rectification, or revocation of our business permit or business license.
If the software used in our online recruitment platform and technology systems contains undetected programming errors or vulnerabilities, our business could be adversely affected.
Our online recruitment platform and technology systems rely on software, including software developed or maintained internally and/or by third parties. In addition, our online recruitment platform and technology systems depend on the ability of such software to store and process large amount of data. The software on which we rely in the past has contained, and may now or in the future contain, undetected programming errors, bugs, or vulnerabilities. Some errors may only be discovered after the code has been released for external or internal use. Errors, vulnerabilities, or other design defects within the software on which we rely may result in a negative experience for users using our online recruitment platform, delay introductions of new features or enhancements, result in errors or compromise our ability to protect the data of our users and/or our intellectual property or lead to reductions in our ability to provide some or all of our services. In addition, any errors, bugs, vulnerabilities, or defects discovered in the software on which we rely, and any associated degradations or interruptions of service, could result in harm to our reputation and loss of users, which could adversely affect our business, financial condition and operating results.
Our online recruitment platform and technology systems contain open-source software and external models, which may pose particular risk to our proprietary software and online recruitment platform features and functionalities in a manner that negatively affect our business.
We use open-source software and external models, such as third-party AI solutions in our online recruitment platform and technology systems and will continue to do so in the future. To handle risks in this regard, we have set up an internal system that monitors any change in the source code of any open-source software we use in our operation, made risk management plan for open-source software and external models, and increasingly invested in developing our proprietary software. Despite these risk management efforts, open-source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide our services through the various features and functionalities of our online recruitment platform. Additionally, we may face claims from third parties claiming ownership of, or demanding release of, the open-source software or derivative works that we developed using such software. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license or cease offering the implicated services unless and until we can re-engineer them to avoid infringement. This re-engineering process could require significant additional technology and development resources, and we may not be able to complete it successfully. Our use of external models, including third-party AI solutions also introduces additional challenges, such as potential intellectual property disputes regarding model-generated outputs, dependence on external models whose terms or availability may change unexpectedly, quality control risks from algorithmic biases or inaccuracies and evolving regulatory requirements for AI deployment. Should these risks materialize, we may incur substantial compliance costs, face service disruptions, or need to rapidly modify our technology — any of which could adversely affect our operations and financial performance.

We are dependent on app stores to distribute our mobile applications.
We offer our online recruitment services through our online recruitment platform, an important component of which is our mobile applications. Our mobile applications are offered via app stores operated by third parties, such as Apple’s App Store and various Android app stores, which could suspend or terminate our users’ access to our mobile applications, increase access costs or change the terms of access in a way that makes our mobile applications less desirable or harder to access. As such, the promotion, distribution and operation of our mobile applications are subject to such distribution platforms’ standard terms and policies for application developers, which are subject to the interpretation of, and frequent changes by, these distribution channels. If Apple’s App Store or any Android app stores interpret or change their standard terms and conditions in a manner that is detrimental to us, or terminate their existing relationship with us, our business, financial condition and results of operations may be materially and adversely affected. In the future, it is possible that compliance requirements of app stores may cause us to suspend our mobile applications from such stores. As a result, our ability to expand our user base may be hindered if potential users experience difficulties in or are barred from accessing our mobile applications. Any such incident may adversely affect our brands and reputation, business, financial condition and results of operations.
We are subject to risks relating to third-party online payment platforms.
Currently, we collect payments for our services through third-party online payment systems. In all these online payment transactions, secured transmission of confidential information such as our users’ credit card numbers and personal information over public networks is essential to maintaining users’ trust and confidence on our online recruitment platform.
We do not have control over the security measures of our third-party online payment vendors. Any security breaches of the online payment systems that we use could expose us to litigation and possible liability for failing to secure confidential user information and could, among other things, damage our reputation and the perceived security of all of the online payment systems that we use. If a well-publicized internet or mobile network security breach were to occur, users may become reluctant to pay for our services even if the publicized breach did not involve payment systems or methods used by us. In addition, billing software errors could damage user confidence in these online payment systems. If any of the above were to occur and damage our reputation or the perceived security of the online payment systems we use, we may lose users and users may be discouraged from purchasing our services, which may have a material adverse effect on our business.
In addition, there are currently only a limited number of reputable third-party online payment systems in mainland China. If any of these major payment systems decides to cease to provide services to us, or significantly increase the percentage they charge us for using their payment systems for our services, our results of operations may be materially and adversely affected.
Our results of operations are subject to fluctuations due to seasonality.
Our quarterly operating results fluctuate due to seasonal patterns in recruitment demand and macroeconomic and labor market conditions. For example, traditionally, in the first quarters, recruitment activities generally slow down before the Chinese New Year. As a result, our revenues may vary materially from quarter to quarter and quarterly results may not be comparable to the corresponding periods of prior years. Such uncertainty makes it difficult for us to predict revenues for a particular quarter. Further, our quarterly sales and marketing expenses are generally the highest in the first quarter of every year as we increase our sales and branding activities during the Chinese New Year season. However, we have observed growing variability in these patterns as broader economic factors increasingly influence hiring cycles. This evolving dynamic makes historical comparisons less meaningful and creates challenges in forecasting quarterly results. Therefore, actual results may differ significantly from our targets or estimated quarterly results, which could cause the price of our Class A ordinary shares and/or ADSs to fall.
We may not be able to adequately protect our intellectual property, which could cause us to be less competitive, and third-party infringements of our intellectual property rights may adversely affect our business.
We believe that our patents, copyrights, trademarks and other intellectual property are essential to our success. We have devoted considerable time and energy to the development and improvement of our online recruitment platform and our technology system infrastructure.

We rely on a combination of patent, copyright and trademarks laws, trade secrets protection and other contractual restrictions for the protection of the intellectual property used in our business. Effective intellectual property protection may not be available or may not be sought, and contractual disputes may affect the use of the intellectual property governed by private contract. Although our contracts with users and business partners typically prohibit the unauthorized use of our brands, images and other intellectual property rights, there can be no assurance that they will always comply with these terms. These agreements may not effectively prevent the unauthorized use of our intellectual properties or disclosure of confidential information and may not provide an adequate remedy for such unauthorized use or disclosure of personal information. Although we enter into confidentiality and non-disclosure agreements with our employees, and we also have in place various internal rules and polices that require compliance from our employees, these agreements could be breached, the internal rules and policies could be violated, we may be involved in disputes in respect of these agreements and internal rules and policies for which we may not have adequate remedies, and our proprietary technology, know-how or other intellectual property could otherwise become known to third parties. In addition, third parties may independently discover trade secrets and proprietary information, limiting our ability to assert any trade secret rights against such parties.
While we actively take steps to protect our proprietary rights, such steps may not be adequate to prevent the infringement or misappropriation of our intellectual property. As of the date of this document, we had not registered certain trademarks for certain services we provide in connection with our operation. We also cannot assure our registered trademarks have covered an adequate scope of our existing and future business operations and as of the date of this document, we were in the process of registering certain trademarks that are necessary based on the current scope of our business. However, there can be no assurance that any of our trademark applications will ultimately proceed to registration or will result in registration with adequate scope for our business, particularly if such requested trademarks are found to conflict with the registered trademarks owned by third parties, including our competitors. Some of our pending applications or registrations may be successfully challenged or invalidated by others. If our trademark applications are not successful, we may have to use different marks for affected services, or seek to enter into arrangements with any third parties who may have prior registrations, applications or rights, which might not be available on commercially reasonable terms, if at all.
It is often difficult to maintain and enforce intellectual property rights in mainland China. Statutory laws and regulations are subject to judicial interpretation and their enforcement may lack consistency. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our related contractual rights in mainland China. Preventing any unauthorized use of our proprietary technology, trademarks and other intellectual property is difficult and expensive, and litigation may be necessary in the future to enforce our intellectual property rights. Future litigation could result in substantial costs and diversion of our resources, and could disrupt our business, as well as materially and adversely affect our financial condition and results of operations.
We have been and may be in the future subject to intellectual property infringement claims or other allegations by third parties, which may materially and adversely affect our business, financial condition and prospects.
We have been and may in the future be subject to intellectual property infringement claims or other allegations by third party owners or right holders of patents, copyrights, trademarks, trade secrets and content for services we provide or for information or content displayed on, retrieved from or linked to, recorded, stored or made accessible on our online recruitment platform, or otherwise distributed to our users, including in connection with the music, movies and videos played, recorded, stored or made accessible on our online recruitment platform during user profile display or advertisement display, which may materially and adversely affect our business, financial condition and prospects.
Generally, companies in the internet-related industries are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violations of other parties’ rights. The validity, enforceability and scope of protection of intellectual property rights in internet-related industries, particularly in mainland China, are uncertain and still evolving. As we face increasing competition and as litigation becomes a more common method for resolving commercial disputes in mainland China, we face a higher risk of being the subject of intellectual property infringement claims or other legal proceedings.

We allow users to upload text, pictures, audio, video and other content to our online recruitment platform and users to download, share, link to and otherwise access other content on our online recruitment platform. Under the laws and regulations of mainland China, online service providers, which provide storage space for users to upload works or links to other services or content, could be held liable for copyright infringement under various circumstances, including situations where the online service provider knows or should reasonably have known that the content uploaded or linked to on its platform infringes upon the copyright of others and the online service provider failed to take necessary actions to prevent such infringement. We have procedures implemented to reduce the likelihood that content might be used without proper licenses or third-party consents. However, these procedures may not be effective in preventing the unauthorized posting or distribution of copyrighted content, and we may be considered failing to take necessary actions against such infringement. Therefore, we may face liability for copyright or trademark infringement, defamation, unfair competition, libel, negligence, and other claims based on the nature and content of the materials that are delivered, shared or otherwise accessed through our online recruitment platform.
Defending claims is costly and can impose a significant burden on our management and employees, and there can be no assurance that favorable final outcomes will be obtained in all cases. Such claims, even if they do not result in liability, may harm our reputation. Any resulting liability or expenses, or changes required to be made to our online recruitment platform to reduce the risk of future liability, may have a material adverse effect on our business, financial condition and prospects.
Our advertising content may subject us to penalties and other administrative actions.
Under PRC advertising laws and regulations, we are obligated to monitor our advertising content to ensure that such content is true and accurate and in full compliance with applicable laws and regulations. Violation of these laws and regulations may subject us to penalties, including fines, confiscation of our advertising income, orders to cease dissemination of the advertisements and orders to publish an announcement correcting the misleading information. In circumstances involving serious violations by us, PRC government authorities may force us to terminate our advertising operations or revoke our licenses.
While we have made significant efforts to ensure that our advertisements are in full compliance with applicable laws and regulations of mainland China, we cannot assure you that all the content contained in such advertisements is true and accurate as required by the advertising laws and regulations, especially given the uncertainty in the interpretation of these laws and regulations of mainland China. If we are found to be in violation of applicable PRC advertising laws and regulations, we may be subject to penalties and our reputation may be harmed, which may negatively affect our business, financial condition, results of operations and prospects.
Increasing focus with respect to environmental, social and governance matters may impose additional costs on us or expose us to additional risks. Failure to comply with the laws and regulations on environmental, social and governance matters may subject us to penalties and adversely affect our business, financial condition and results of operations.
The PRC government and public advocacy groups have been increasingly focused on environment, social and governance, or ESG, issues in recent years, making our business more sensitive to ESG issues and changes in governmental policies and laws and regulations associated with environment protection and other ESG-related matters. Investor advocacy groups, certain institutional investors, investment funds, and other influential investors are also increasingly focused on ESG practices and in recent years have placed increasing importance on the implications and social cost of their investments. Regardless of the industry, increased focus from investors and the PRC government on ESG and similar matters may hinder access to capital, as investors may decide to reallocate capital or to not commit capital as a result of their assessment of a company’s ESG practices. Any ESG concern or issue could increase our regulatory compliance costs. If we do not adapt to or comply with the evolving expectations and standards on ESG matters from investors and the PRC government or are perceived to have not responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, we may suffer from reputational damage and the business, financial condition, and the price of our Class A ordinary share and/or ADSs could be materially and adversely affected.

Existing or future strategic alliances, long-term investments and acquisitions may have a material and adverse effect on our business, reputation and results of operations.
We may enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further our business purpose from time to time. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffer negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.
In addition, if appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. Future acquisitions and the subsequent integration of new assets and businesses into our own would require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Acquisitions may not achieve our goals and could be viewed negatively by users, business partners or investors. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant. In addition to possible shareholders’ approval, we may also have to obtain approvals and licenses from the government authorities for the acquisitions and to comply with any applicable laws and regulations of mainland China, which could result in increased delay and costs.
Our business depends substantially on the continuing efforts of our executive officers and other key employees. If we lose their services or do not plan their succession effectively, our business, operations and growth prospects may be materially and adversely affected.
Our future success depends heavily on the continuing services of our executive officers and other key employees. In particular, we rely on the expertise, experience and vision of our Founder, Chairman and Chief Executive Officer, Mr. Peng Zhao, as well as other members of our senior management team. If one or more of our executive officers or other key employees were unable or unwilling to continue their services with us or are otherwise subject to any legal or regulatory liabilities in their personal capacity or otherwise, we might not be able to replace them easily, in a timely manner, or at all. Competition for qualified talent is intense, there can be no assurance that we will be able to attract or retain qualified employees. As a result, our business may be materially and adversely affected, our financial condition and results of operations may be severely affected, and we may incur additional expenses to recruit, train and retain key personnel.
Moreover, if any of our executive officers or other key employees joins a competitor or forms a competing company, we may lose know-how, trade secrets, business partners, user base and market share. Each of our executive officers and key employees has entered into an employment agreement, a confidentiality and intellectual property ownership agreement and a non-compete agreement. However, these agreements may be deemed invalid or unenforceable under laws of mainland China and other applicable laws and regulations in other jurisdictions. If any dispute arises between our executive officers or key employees and us, there can be no assurance that we would be able to enforce these agreements in mainland China and other jurisdictions, where these executive officers and key employees may reside.
Effective succession planning is also important to the long-term success of our business. If we fail to ensure effective transfer of knowledge and smooth transitions involving key employees, it could significantly hinder our strategic planning and execution. The loss of senior management or any ineffective transitions in management could delay or prevent the achievement of our development and strategic objectives, which could adversely affect our business, financial condition, results of operations, and cash flows.
Competition for qualified personnel is often intense. If we are unable to recruit, train and retain sufficient qualified personnel while controlling our labor costs, our business may be materially and adversely affected.
Our ability to continue to conduct and expand our operations depends on our ability to attract and retain a large and growing number of qualified personnel in China and also globally. Our ability to meet our labor needs, including our ability to find qualified personnel to fill positions that become vacant, while controlling labor costs, is generally subject to numerous external factors, including the availability of a sufficient number of qualified persons in the markets where we operate, unemployment levels within those markets, prevailing wage rates, changing demographics, health and other insurance costs and adoption of new or revised employment and labor laws and regulations. If we are unable to locate, attract or retain qualified personnel, or manage leadership transition successfully, the quality of service we provide to users may decrease and our financial performance may be adversely affected. In addition, if our costs of labor or related costs increase for other reasons or if new or revised labor laws, rules or regulations or healthcare laws are adopted or implemented that further increase our labor costs, our financial performance could be materially and adversely affected.
We may not have sufficient insurance to cover our business risks, so that any uninsured occurrence of business disruption may result in substantial costs to us and the diversion of our resources, which could have an adverse effect on our results of operations and financial condition.
We provide social security insurance for our employees as required by laws of mainland China, and we also provide supplemental commercial medical insurance for our employees. We do not maintain business interruption insurance or key-man insurance. We consider this practice to be reasonable in light of the nature of our business, which is in line with the practices of other companies of similar size in the same industry in mainland China. In addition, insurance companies in mainland China currently offer limited business-related insurance products. Any uninsured occurrence of business disruption, litigation or natural disaster, or significant damages to our uninsured equipment or facilities could disrupt our business operations, requiring us to incur substantial costs and divert our resources, which could have an adverse effect on our business, financial condition and results of operations.
If we do not appropriately maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, we may be unable to accurately report our financial results and the market price of our Class A ordinary shares and/or ADSs may be adversely affected.
We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal control over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal control over financial reporting. In addition, an independent registered public accounting firm must attest to and report on the effectiveness of the company’s internal control over financial reporting.
In the past, we and our independent registered public accounting firm identified material weaknesses in our internal controls, and we implemented a number of measures to address them. Our management has concluded that our internal control over financial reporting was effective as of December 31, 2024.
In addition, our independent registered public accounting firm has audited the effectiveness of our internal control over financial reporting as of December 31, 2024. If we fail to maintain effective internal control over financial reporting in the future, our management and our independent registered public accounting firm may not be able to conclude that we have effective internal control over financial reporting at a reasonable assurance level. This could in turn result in the loss of investor confidence in the reliability of our financial statements and negatively impact the trading price of our Class A ordinary shares and ADSs. Furthermore, we have incurred and may need to incur additional costs and use additional management and other resources in an effort to comply with Section 404 of the Sarbanes-Oxley Act and other requirements going forward.
We have granted and expect to continue to grant share-based awards in the future under our share incentive plan, which may increase share-based compensation expenses, affect our financial performance, and potentially dilute the shareholding of our shareholders.
In order to attract and retain qualified employees, provide incentives to our directors and employees, and promote the success of our business, we adopted a share incentive plan in September 2020, which was amended and restated in May 2021 (as so amended and restated, the “2020 Share Incentive Plan”) and the Post-IPO Share Scheme with effect from December 22, 2022 (collectively, the “Share Incentive Plans”). For the years ended December 31, 2022, 2023, 2024 and the three months ended March 31, 2025, we recorded

RMB692.2 million, RMB1.1 billion, RMB1.1 billion (US$157.6 million) and RMB251.8 million (US$34.7 million) in share-based compensation expenses, respectively.
We believe the granting of share-based awards is of significant importance to our ability to attract and retain key personnel and employees. Our recent quarterly share-based compensation expenses showed decreasing trend, however, we will continue to grant share-based awards to employees in the future and our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.
We face certain risks related to our leased properties.
We lease real properties in China from third parties primarily as office space. We have not registered some of our lease agreements for these properties with the PRC government authorities as required by laws of mainland China. Although the failure to do so does not in itself invalidate the lease agreements, we may be ordered by the PRC government authorities to rectify such noncompliance and, if such noncompliance is not rectified within a given period of time, we may be subject to fines imposed by PRC government authorities for lease agreements that has not been registered with the PRC government authorities. In addition, the land nature and planned uses of certain leased properties are inconsistent with the use stipulated in our lease contracts and the owners do not provide any approval from the competent authorities for the change of uses of such leased properties. Thus, we may not be able to continue to use such leased properties and may have to relocate to other premises, if the competent authorities order the owners to make rectifications. In addition, some of our leased properties were subject to mortgage when we entered our lease agreements. If the ownership of such properties changes as a result of the foreclosure of the mortgage, we may not be able to enforce our rights to the leased properties under the respective lease agreements against the mortgagee. We cannot assure you that suitable alternative locations are readily available on commercially reasonable terms, or at all, and if we are unable to relocate our affected operations in a timely manner, our operations may be adversely affected.
The ownership certificates or other similar proof of some of our leased properties have not been provided to us by the lessors. Therefore, we cannot assure you that such lessors are entitled to lease the real properties to us. If the lessors are not entitled to lease the real properties to us and the owners of such real properties decline to ratify the lease agreements between us and the respective lessors, we may not be able to enforce our rights to lease such properties under the respective lease agreements against the owners. If we face challenges from the legal owners of the leased real properties or other third parties, we could be required to vacate the properties and incur additional costs, in the event of which we could only initiate the claim against the lessors under the laws of mainland China and/or lease agreements for indemnities for their breach of the leasing agreements. We cannot assure you that suitable alternative locations are readily available on commercially reasonable terms, or at all, and if we are unable to relocate our officers in a timely manner, our operations may be interrupted.
We face risks related to natural and other disasters, including severe weather conditions or outbreaks of health epidemics, and other extraordinary events, which could significantly disrupt our operations.
Our business could be materially and adversely affected by natural disasters, health epidemics or other public safety concerns. Natural disasters may give rise to server interruptions, breakdowns, system failures, technology platform failures, internet failures or other operation interruptions for us and our business partners, which could cause the loss or corruption of data or malfunction of software or hardware as well as adversely affect our ability and the ability of our business partners to conduct daily operations. Our business could also be adversely affected if employees of ours or our business partners are affected by health epidemics. In addition, our results of operations could be adversely affected to the extent that any health epidemic harms the Chinese economy in general, as was the case between 2020 and 2022 during the COVID-19 pandemic.
Our headquarter is located in Beijing, China, where most of our directors and management and the majority of our employees currently reside. Most of our system hardware and the back-up systems supplied by third-party cloud service providers are hosted in facilities located in China. Consequently, if any natural disasters, health epidemics or other public safety concerns were to affect China and Beijing in particular, our operation may experience material disruptions, which may materially and adversely affect our business, financial condition and results of operations.

RISKS RELATING TO OUR CORPORATE STRUCTURE
If the PRC government finds that the agreements that establish the structure for operating some of our operations in mainland China do not comply with laws and regulations of mainland China relating to the relevant industries, or if these laws and regulations or the interpretation of existing laws and regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.
Foreign ownership in entities that provide internet and other related businesses, including but not limited to, the value-added telecommunication services, internet audio-visual program services and radio and television program services, is subject to restrictions under current laws and regulations of mainland China, unless certain exceptions are available. Specifically, the operation of certain value-added telecommunications services is considered “restricted,” and foreign ownership of an internet information service provider may not exceed 50%. The provision of internet audio-visual program services and radio and television program services are considered “prohibited.”
We are a Cayman Islands company and our mainland China subsidiaries are considered foreign-invested enterprises. To ensure compliance with the laws and regulations of mainland China, we conduct our foreign investment restricted business in mainland China through Beijing Huapin Borui Network Technology Co., Ltd., which we refer to as the VIE, and its subsidiaries (together with the VIE, the “Consolidated Affiliated Entities”), and the VIE currently holds the value-added telecommunication business license and other licenses necessary for our operation of such restricted business, based on a series of contractual arrangements by and among our WFOE, the VIE, and shareholders of the VIE. These contractual arrangements enable us to (i) direct the activities of the VIE, (ii) receive substantially all of the economic benefits of the VIE, (iii) have the pledge right over the equity interests in the VIE as the pledgee, and (iv) have an exclusive purchase option to purchase all or part of the equity interests and/or assets in the VIE when and to the extent permitted by laws of mainland China. Because of these contractual arrangements, we are the primary beneficiary of the VIE in mainland China and hence consolidate its financial results for accounting purpose as the variable interest entity under U.S. GAAP. We conduct our operations in mainland China through (i) our mainland China subsidiaries and (ii) the Consolidated Affiliated Entities. Investors in our ADSs thus are not purchasing equity interest in the VIE in mainland China but instead are purchasing equity interest in a Cayman Islands holding company with no equity ownership in the VIE.
In the opinion of our PRC legal counsel, (i) the ownership structures of the VIE and our WFOE in mainland China are not in violation of mandatory provisions of applicable laws and regulations of mainland China currently in effect; and (ii) the agreements under the contractual arrangements among our WFOE, the VIE, and shareholders of the VIE governed by laws of mainland China are valid and binding upon each party to such arrangements and enforceable against each party thereto in accordance with their terms and applicable laws and regulations of mainland China currently in effect. However, we have been further advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current or future laws and regulations of mainland China. In particular, there are uncertainties as to how the Foreign Investment Law, which was approved by the National People’s Congress on March 15, 2019 and took effect on January 1, 2020, would be interpreted and implemented and if it would represent a major change to the laws and regulations relating to the VIE structures. We cannot assure you that the PRC government would view our contractual arrangements as in compliance with PRC licensing, registration and other regulatory requirements, with existing policies, or with requirements or policies that may be adopted in the future. For example, on February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Regulations and five supporting guidelines, and on May 16, 2023, the CSRC issued another supporting guideline, which regulate the direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. Companies based in mainland China that seek to offer and list securities in overseas markets, either through direct or indirect means, are required to go through the filing procedure with the CSRC and report relevant information. At a press conference held for the Overseas Listing Regulations on February 17, 2023, officials from the CSRC clarified that the CSRC will solicit opinions from the PRC regulatory authorities and complete the filing for companies that seek to offer and list their securities overseas with the VIE structure if such companies duly meet the compliance requirements. If we fail to complete the filing with the CSRC in a timely manner, or at all, for our further capital raising activities which are subject to filing requirements under the Overseas Listing Regulations due to the VIE structure, we may be required to unwind the VIE or adjust our business operations to meet the requirements and our ability to raise or utilize funds could be materially and adversely affected. There remain substantial uncertainties as to their interpretation, application, and enforcement of these measures, in particular, for companies with the VIE structures, and how they will affect our operations in China and our future capital raising activities.
Our holding company in the Cayman Islands, the VIE, and investments in our Company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, the business, financial condition, and results of operations of the VIE and our Company as a group. In addition, our ADSs may decline in value or become worthless if we are unable to direct the activities of the VIE, which contributed substantially all of our revenues in 2022, 2023, 2024 and the three months ended March 31, 2025. Thus, the PRC government may ultimately take a view contrary to the opinion of our PRC legal counsel. If the PRC government otherwise find that we are in violation of any existing or future laws or regulations of mainland China or lack the necessary permits or licenses to operate our business, the government authorities would have broad discretion in dealing with such violation, including, without limitation:
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revoking the business licenses and/or operating licenses of our entities in mainland China;

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imposing fines on us;

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confiscating any of our income that they deem to be obtained through illegal operations, or imposing other requirements with which we or the VIE may not be able to comply;

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discontinuing or placing restrictions or onerous conditions on our operations;

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placing restrictions on our right to collect revenues;

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shutting down our servers or blocking our online recruitment platform;

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requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with the VIE and deregistering the equity pledges of the VIE, which in turn would affect our ability to consolidate or derive economic interests from the VIE;

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restricting or prohibiting our use of the proceeds from our offshore offerings or other of our financing activities to finance the business and operations of the VIE; or

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taking other regulatory or enforcement actions that could be harmful to our business.

If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with regulations of mainland China, or if these regulations change or are interpreted differently in the future, our Class A ordinary shares or ADSs may decline in value or become worthless if we are unable to direct the activities of the VIE, which conducts substantially all our business operations that generate external revenues. Our holding company in the Cayman Islands, the VIE, and investors of our Company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of our Company.
Furthermore, any of the aforementioned events could cause significant disruption to our business operations and severely damage our reputation, which would in turn have a material adverse effect on our business, financial condition and results of operations. If occurrences of any of these events results in our inability to direct the activities of the VIE that most significantly impact their economic performance, and/or our failure to receive the economic benefits and residual returns from the VIE, and we are not able to restructure our ownership structure and operations in a satisfactory manner, we may not be able to consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP.
We rely on contractual arrangements with the VIE which may not be as effective as direct ownership in providing operational control.
We have to rely on the contractual arrangements with the VIE and its shareholders to operate the business in areas where foreign ownership is restricted, including but not limited to, provision of certain value-added telecommunication services. These contractual arrangements, however, may not be as effective as direct ownership. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct the operations of the VIE in an acceptable manner or taking other actions that are detrimental to our interests.
If we had direct ownership of the VIE in mainland China, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIE and its shareholders of their obligations under the contracts. The shareholders of the VIE may not act in the best interests of our Company or may not perform their obligations under these contracts. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of laws of mainland China and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to be effective over the Consolidated Affiliated Entities through the contractual arrangements, or how contractual arrangements in the context of a VIE should be interpreted or enforced by the courts of mainland China. Should legal actions become necessary, we cannot guarantee that the court will rule in favor of the enforceability of the contractual arrangements with the VIE. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our ability to conduct our business may be materially adversely affected. See “— Risks Relating to our Corporate Structure — Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.”
Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.
If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under laws of mainland China, including seeking specific performance or injunctive relief, and contractual remedies, which we cannot assure you will be sufficient or effective under laws of mainland China. For example, if the shareholders of the VIE were to refuse to transfer their equity interests in the VIE to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in the VIE, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIE and third parties were to impair our status as the primary beneficiary of the VIE, our ability to consolidate the financial results of the VIE would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.
All the agreements under our contractual arrangements are governed by laws of mainland China and provide for the resolution of disputes through arbitration in mainland China. Accordingly, these contracts would be interpreted in accordance with laws of mainland China and any disputes would be resolved in accordance with PRC legal procedures. Uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. See “— Risks Relating to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could adversely affect us.” Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated VIE should be interpreted or enforced under laws of mainland China. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under laws of mainland China, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in courts of mainland China through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our ability to conduct our business may be negatively affected.
The shareholders of the VIE may have actual or potential conflicts of interest with us.
The shareholders of the VIE may have actual or potential conflicts of interest with us. These shareholders may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE, which would have a material and adverse effect on our ability to direct the activities of the VIE and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with the VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our Company or such conflicts will be resolved in our favor.
Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our Company, except that we could exercise our purchase option under the exclusive purchase option agreements with these shareholders to request them to transfer all of their equity interests in the VIE to an entity in mainland China or individual designated by us, to the extent permitted by laws of mainland China. We rely on Mr. Peng Zhao, who is our Chairman and Chief Executive Officer and also a major shareholder of the VIE, to abide by the laws of the Cayman Islands, which provide that directors and officers owe a fiduciary duty to the company that requires them to act in good faith and in what they believe to be the best interests of the company and not to use their position for personal gains. The shareholders of the VIE have executed powers of attorney to appoint our WFOE to vote on their behalf and exercise voting rights as shareholders of the VIE. If we cannot resolve any conflict of interest or dispute between us and the shareholders of the VIE, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.
The shareholders of the VIE may be involved in personal disputes with third parties or other incidents that may have an adverse effect on their respective equity interests in the VIE and the validity or enforceability of our contractual arrangements with the VIE and its shareholders. For example, in the event that any individual shareholder of the VIE divorces his or her spouse, the spouse may claim that the equity interest of the VIE held by such shareholder is part of their community property and should be divided between such shareholder and his or her spouse. If such claim is supported by the court, the equity interest may be obtained by the shareholder’s spouse or another third party who is not subject to obligations under our contractual arrangements, which could result in a loss of our status as the primary beneficiary of the VIE. Similarly, if any of the equity interests of the VIE is inherited by a third party with whom the current contractual arrangements are not binding, we could lose our status as the primary beneficiary of the VIE or have to maintain such status by incurring unpredictable costs, which could cause significant disruption to our business and operations and harm our financial condition and results of operations.
Although under our current contractual arrangements, (i) the VIE’s shareholders’ spouses have executed spousal consent letters under which the spouses agree not to assert any rights over the equity interest in the VIE held by the VIE’s shareholders, and (ii) it is expressly provided that the VIE and its shareholders shall not assign any of their respective rights or obligations to any third party without the prior written consent of our WFOE, we cannot assure you that these undertakings and arrangements will be complied with or effectively enforced. In the case any of them is breached or becomes unenforceable and leads to legal proceedings, it could disrupt our business, distract our management’s attention and subject us to substantial uncertainties as to the outcome of any such legal proceedings.
Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the Consolidated Affiliated Entities owes additional taxes, which could negatively affect our financial condition and the value of your investment.
Under applicable laws and regulations of mainland China, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements in relation to the VIE were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable laws of mainland China, rules and regulations, and adjust the taxable income of the VIE in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the Consolidated Affiliated Entities for PRC tax purposes, which could in turn increase its tax liabilities without reducing our mainland China subsidiaries’ tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on the VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if the Consolidated Affiliated Entities’ tax liabilities increase or if it is required to pay late payment fees and other penalties.

Our current corporate structure and business operations may be substantially affected by the Foreign Investment Law.
On March 15, 2019, the National People’s Congress promulgated the PRC Foreign Investment Law, which took effect on January 1, 2020. There remain substantial uncertainties as to the interpretation and implementation of the PRC Foreign Investment Law. The PRC Foreign Investment Law does not explicitly classify whether the VIEs that are controlled through contractual arrangements would be deemed as foreign invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in mainland China through other means as provided by laws, administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements as a form of foreign investment, at which time it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment in mainland China and if yes, how our contractual arrangements should be dealt with.
The PRC Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Special Administrative Measures (Negative List) for Access of Foreign Investment (2024 Version), which we refer to as the “Negative List”, most recently jointly promulgated by the Ministry of Commerce and the National Development and Reform Commission, or the NDRC, and became effective on November 1, 2024. The PRC Foreign Investment Law provides that (i) foreign-invested entities operating in “restricted” industries are required to obtain market entry clearance and other approvals from the PRC government authorities; (ii) foreign investors shall not invest in any industries that are “prohibited” under the Negative List. If our consolidation of the VIE for accounting purpose is deemed as foreign investment in the future, and any business of the Consolidated Affiliated Entities is “restricted” or “prohibited” from foreign investment under the “Negative List” effective at the time, we may be deemed to be in violation of the PRC Foreign Investment Law, the contractual arrangements may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.
Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.
We may lose the ability to use and enjoy assets held by the Consolidated Affiliated Entities that are critical to the operation of our business if any of the Consolidated Affiliated Entities declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.
The Consolidated Affiliated Entities hold certain assets that may be critical to the operation of our business. If the shareholders of the VIE breach the contractual arrangements and voluntarily liquidate any of the Consolidated Affiliated Entities, or if any of the Consolidated Affiliated Entities declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if the any of the Consolidated Affiliated Entities undergoes an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its assets, thereby hindering our ability to operate our business, which could materially or adversely affect our business, financial condition and results of operations.
RISKS RELATING TO DOING BUSINESS IN CHINA
Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.
The vast majority of our operations are located in mainland China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy has unique characteristics in many respects, including with regards to government regulations, regulation of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in mainland China, such as land, are still owned by the government. In addition, the Chinese government has implemented various measures to encourage economic growth. Some of these measures may benefit the overall Chinese economy. For example, the Chinese government plays a key role in guiding economic growth by managing resource allocation, overseeing foreign currency transactions, implementing monetary policies, and supporting specific industries or companies through preferential measures. However, we cannot assure you how these measures would impact us.
While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and according to the PRC National Bureau of Statistics, the growth rate has been slowing. The online recruitment service industry is highly sensitive to general economic changes. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may not have the same effect on us.
Uncertainties in the interpretation and enforcement of PRC laws and regulations could adversely affect us.
The PRC legal system is a civil law system based on written statutes. There is a limited volume of published court decisions that may be cited for reference but not binding on subsequent cases and have limited precedential value unless the Supreme People’s Court provides otherwise. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, PRC legal system is evolving continually, and the PRC government authorities may continue to promulgate new laws and regulations regulating our business. For example, on December 29, 2023, the Standing Committee of the National People’s Congress published the PRC Company Law (2023 Revision), which took effect on July 1, 2024. The PRC Company Law requires shareholders of a company to fully pay in their subscribed registered capital within five years of the establishment of the company. It also provides that companies established before the Company Law comes into force (i.e. July 1, 2024) with a term of capital contributions exceeding the aforementioned five-year period shall adjust their schedule of capital contribution to meet the new requirements, unless otherwise provided by laws and regulations or the State Council. The Provisions on Implementing the Registered Capital Registration and Management System under the PRC Company Law issued by the State Council of the PRC on July 1, 2024 further provide the detailed requirements and measures of the registration and management of registered capital under the PRC Company Law. If a company fails to adjust the period of capital contribution and its registered capital in accordance with these provisions, the competent enterprise registration authority may order such company to rectify. Furthermore, we may be required to fulfill our capital contribution obligations to our PRC subsidiaries or to provide financial support to the shareholders of the VIE within a significantly shorter timeframe than currently stipulated pursuant to the PRC Company Law. However, since these laws and regulations are relatively new and may be amended from time to time, and because of the limited number of published decisions and the nonbinding nature of such decisions and the significant discretion the regulators legally have in enforcing them, the interpretations of many laws, regulations, and rules may not be uniform and their enforcement involves uncertainties. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. Besides, the PRC is geographically large and divided into various provinces and municipalities and, as such, different laws, rules, regulations and policies may have different and varying applications and interpretations in different parts of the PRC.
From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since mainland China’s administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of protection we enjoy. Furthermore, the PRC legal system is based in part on government policies and we may not be aware of our violation of these policies until sometime after the violation. Changes in government policies may create uncertainties that could adversely affect our business operations. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.
The PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our Class A ordinary shares and ADSs.
We conduct our business primarily in mainland China. Our operations in China are governed by laws and regulations of mainland China. The PRC government has significant oversight and discretion over the conduct of our business, and may intervene or influence our operations with little advance notice as the government deems appropriate to advance regulatory and societal goals and policy positions. In recent years, the PRC government has published new policies that significantly affected certain industries and we cannot rule out the possibility that it will in the future promulgate regulations or policies that directly or indirectly affect our industry or require us to seek additional permission to continue our operations, which could result in a material adverse change in our operation, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A ordinary shares and ADSs to significantly decline or be worthless.
We are required to complete filing procedures with the CSRC in connection with this offering. Additionally, the approval of or filing and reporting with the CSRC or other PRC government authorities may be required in connection with our overseas offerings under laws of mainland China, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing and reporting procedures.
On July 6, 2021, the PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.
On February 17, 2023, the CSRC issued the Overseas Listing Regulations, which became effective on March 31, 2023. Pursuant to the Overseas Listing Regulations, domestic companies in mainland China that directly or indirectly offer or list their securities in an overseas market are required to file with the CSRC. In addition, an overseas listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within a specific time frame requested under the Overseas Listing Regulations. Based on the foregoing, we may be subject to the filing requirements for our future capital raising activities under the Overseas Listing Regulations. There remain uncertainties as to the interpretation, application and enforcement of these regulations and how these regulations will affect our operations and future overseas offerings. We cannot assure you that we will be able to complete such filing in a timely manner and fully comply with such regulations to maintain the listing status of our ADSs and/or other securities, or to conduct any securities offerings in the future. As advised by our PRC legal counsel, we are required to submit a filing with the CSRC within three working days after completion of this Offering pursuant to the Overseas Listing Regulations. As the Overseas Listing Regulations were recently promulgated, their interpretation, application and enforcement remain unclear, creating substantial uncertainty regarding the timeline for completing the filing for this Offering and the potential impact on our operations and future overseas offerings.
In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, such as a cybersecurity review, are required for our future overseas offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our overseas offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or filing or other government review or authorization for our overseas offerings. These regulatory authorities may impose fines and penalties on our operations in mainland China, limit our ability to pay dividends outside of mainland China, limit our operating privileges in mainland China, delay or restrict the repatriation of the proceeds from our offshore offerings into mainland China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our overseas offerings. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our overseas offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our shares. See “— Risks Relating to our Business and Industry — Our business is subject to complex and evolving laws and regulations in mainland China. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.”
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections.
Our auditor, the independent registered public accounting firm that issues the audit report included in our annual reports, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The auditor is located in mainland China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in the ADSs were deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we and investors in our ADSs would be deprived of the benefits of such PCAOB inspections again, which could cause investors and potential investors in the ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.
Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.
Pursuant to the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States.
On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and our auditor was subject to that determination. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission- Identified Issuer under the HFCAA after we filed our annual report on Form 20-F for the fiscal years ended

December 31, 2022 and 2023 and do not expect to be identified so after we filed our annual report on Form 20-F for the fiscal year ended December 31, 2024.
Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. Although our Class A ordinary shares have been listed on the Hong Kong Stock Exchange and the ADSs and Class A ordinary shares are fully fungible, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will be sustained or that the ADSs can be converted and traded with sufficient market recognition and liquidity, if our shares and ADSs are prohibited from trading in the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.
Litigation and negative publicity surrounding China-based companies listed in the U.S. may result in increased regulatory scrutiny of us and negatively impact the trading price of the ADSs and could have a material adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.
We believe that litigation and negative publicity surrounding companies with operations in China that are listed in the U.S. have negatively impacted stock prices for such companies. Various equity-based research organizations have published reports on China-based companies after examining, among other things, their corporate governance practices, related party transactions, sales practices and financial statements that have led to special investigations and stock suspensions on national exchanges. Any similar scrutiny of us, regardless of its lack of merit, could result in a diversion of management resources and energy, potential costs to defend ourselves against rumors, decreases and volatility in the ADS trading price, and increased directors and officers insurance premiums and could have a material adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.
We may rely on dividends and other distributions on equity paid by our mainland China subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.
We are a holding company, and we may rely on dividends and other distributions on equity paid by our mainland China subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. Current PRC regulations permit our mainland China subsidiaries to pay dividends to us only out of their accumulated after-tax profits upon satisfaction of the statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our mainland China subsidiaries is required to set aside at least 10% of its accumulated profits each year, after making up previous years’ accumulated losses, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Additionally, if our mainland China subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends or make other distributions to us. Any limitation on the ability of our mainland China subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.
Any restriction on currency exchange may limit the ability of our mainland China subsidiaries to use their Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and our mainland China subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of our mainland China subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.
In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-mainland China-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-mainland China resident enterprises are tax resident. See “— Risks Relating to Doing Business in China — We may not be able to obtain certain benefits on dividends paid by our mainland China subsidiaries to us through our Hong Kong subsidiary.”
Increases in labor costs and enforcement of stricter labor laws and regulations in China may adversely affect our business and our profitability.
China’s overall economy and the average wage in China have increased in recent years, and we expect them to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to those who pay for our services, our profitability and results of operations may be materially and adversely affected.
We are subject to regulatory requirements in connection with entering into labor contracts with our employees and paying various statutory employee benefits, including pensions insurance, housing provident fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The PRC Labor Contract Law and its implementation rules govern signing labor contracts, minimum wages, paying remuneration, determining the term of employee’s probation and unilaterally terminating labor contracts. In addition, enterprises are forbidden to force laborers to work beyond the time limit and employers shall pay laborers for overtime work in accordance with the laws and regulations. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.
We cannot assure you that we have complied, or as the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that we will be able to comply with all labor-related law and regulations, including those relating to obligations to make social insurance payments, to contribute to the housing provident fund, and to make overtime payment and other similar payment payable by us to our employees. If we are deemed to have violated labor laws and regulations, we could be required to provide additional compensation to our employees and be subject to orders by competent labor authorities for rectification, and failure to comply with the orders may further subject us to administrative fines. In such an event, our business, financial condition and results of operations will be adversely affected.
Our business may be negatively affected if we fail to comply with social insurance and housing provident fund related laws and regulations.
We are required by the PRC Labor Law and the relevant regulations to pay various statutory employee benefits, including pensions insurance, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance and housing provident fund, to designated government agencies for the benefit of our employees and associates. In October 2010, the Standing Committee of the National People’s Congress promulgated the Social Insurance Law of the PRC, effective on July 1, 2011 and amended on December 29, 2018. On April 3, 1999, the State Council promulgated the Regulations on the Administration of Housing Provident Fund, which were last amended on March 24, 2019. Companies registered and operating in mainland China are required under the Social Insurance Law of the PRC and the Regulations on the Administration of Housing Provident Fund to apply for social insurance registration and housing provident fund deposit registration within 30 days of their establishment and to pay for their employees different social insurance including pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to the extent required by law. We could be subject to orders by competent labor authorities for rectification if we fail to comply with such social insurance and housing provident fund related laws and regulations, and failure to comply with the orders may further subject us to administrative fines. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. If the PRC authorities determine that we shall make supplemental social insurance and housing provident fund contributions or that we are subject to fines and legal sanctions in relation to our failure to make social insurance and housing provident fund contributions in full for our employees, our business, financial condition and results of operations may be adversely affected.
Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.
The conversion of Renminbi into foreign currencies, including Hong Kong dollars and U.S. dollars, is based on rates set by the People’s Bank of China. The Renminbi has fluctuated against Hong Kong dollars and the U.S. dollars, at times significantly and unpredictably. The value of Renminbi against Hong Kong dollars, U.S. dollars, and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. We cannot assure you that Renminbi will not appreciate or depreciate significantly in value against Hong Kong dollars or U.S. dollars in the future. It is difficult to predict how market forces or PRC or U.S. government policies may impact the exchange rate between Renminbi, Hong Kong dollars and U.S. dollars in the future.
Any significant appreciation or depreciation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our Class A ordinary shares and/or ADSs in foreign currency. For example, to the extent that we need to convert Hong Kong dollars or U.S. dollars we receive into Renminbi to pay our operating expenses, appreciation of Renminbi against Hong Kong dollars or the U.S. dollars would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of Renminbi against Hong Kong dollars or the U.S. dollars may significantly reduce the Hong Kong dollar or the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our Class A ordinary shares and/or ADSs.
Very limited hedging options are available in mainland China to reduce our exposure to exchange rate fluctuations. As of the date of this document, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.
PRC regulation of loans to and direct investment in entities in mainland China by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our mainland China subsidiaries and the VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.
We are an offshore holding company conducting our operations in mainland China through our mainland China subsidiaries and the VIE. We may make loans to our mainland China subsidiaries and the VIE subject to the approval from or registration with government authorities and limitation on amount, we may make additional capital contributions to our wholly foreign-owned subsidiaries in mainland China, we may establish new mainland China subsidiaries and make capital contributions to these new mainland China subsidiaries, or we may acquire offshore entities with business operations in mainland China in an offshore transaction.
Most of the aforementioned ways of making loans or investments in entities in mainland China are subject to regulations and approvals of mainland China. For example, any loans to our mainland China subsidiaries and the VIE are subject to applicable foreign loan registrations with the local counterpart of SAFE and limitation on amount under laws of mainland China. If we decide to finance our wholly owned subsidiary in mainland China by means of capital contributions, these capital contributions are subject to reporting, filing or registration with certain PRC government authorities, including the Ministry of Commerce or its local counterparts and the SAMR through its Enterprise Registration System, the National Enterprise Credit Information Publicity System and the local counterpart of SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign Invested Enterprises, or SAFE Circular 19, effective on June 1, 2015 and last amended on March 23, 2023, in replacement of a former regulation. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans (unless otherwise permitted in the business license), the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within mainland China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in mainland China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016 and last amended on December 4, 2023, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Specifically, SAFE Circular 16 provides that the capital of a foreign invested enterprise shall not be used for the following purposes:
(i) directly or indirectly used for payment beyond the business scope of such foreign invested enterprise or the payment prohibited by the laws and regulations; (ii) directly or indirectly used for investment in securities or other investments excluding financial products and structured deposits with risk rating results not higher than Grade II unless otherwise provided by the laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of residential real estate that is not for self-use (except for the enterprises primarily involved in the development, operation, and management of real estate, or those engaged in the rental property business). Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from our offshore offerings, to our mainland China subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in mainland China. On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or SAFE Circular 28, last amended on December 4, 2023, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in mainland China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the Negative List on foreign investment. On April 10, 2020, SAFE promulgated the Circular on Optimizing Administration of Foreign Exchange to Support the Development of Foreign-related Business, or SAFE Circular 8, under which eligible enterprises are allowed to make domestic payments by using their capital funds, foreign loans and the income under capital accounts of overseas listing without providing the evidentiary materials concerning authenticity of each expenditure in advance, provided that their capital use shall be authentic and conforms to the prevailing administrative regulations on the use of income under capital accounts. Since this notice, SAFE Circular 28 and SAFE Circular 8 are relatively new, it is unclear how SAFE and competent banks will carry them out in practice.
Because we direct the activities of the VIE through contractual arrangements, we are not able to make capital contribution to the VIE and its subsidiaries; however, we may provide financial support to them by loans. Under the laws and regulations of mainland China, loans to the VIE directly from the Cayman entity shall not exceed 200% of the net assets of the VIE, whereas loans from our mainland China subsidiaries, subject to the laws and regulations of mainland China concerning foreign currency, are not subject to amount limitations. Even though Renminbi capital, foreign debt and repatriated funds raised through overseas listing may be used at the discretion of the foreign-invested enterprise pursuant to SAFE Circular 19 and SAFE Circular 16, it is still not clear whether our mainland China subsidiaries, as foreign invested enterprises, are allowed to extend intercompany loans to the VIE.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in entities in mainland China by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, or at all, with respect to future loans by us to our mainland China subsidiaries or the VIE or its subsidiaries or with respect to future capital contributions by us to our mainland China subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from our offshore offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.
Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.
The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of mainland China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our Company in the Cayman Islands may rely on dividend payments from our mainland China subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our wholly foreign-owned subsidiaries in mainland China are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are mainland China residents. But approval from or registration with appropriate government authorities or delegated banks is required where RMB is to be converted into foreign currency and remitted out of mainland China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Class A ordinary shares and/or ADSs.
PRC regulations relating to offshore investment activities by mainland China residents may limit our mainland China subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under laws of mainland China.
In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires mainland China residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as mainland China residents for foreign exchange administration purposes) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 further requires amendment to the SAFE registrations in the event of any changes with respect to the basic information of the offshore special purpose vehicle, such as change of a PRC individual shareholder, name and operation term, or any significant changes with respect to the offshore special purpose vehicle, such as increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are mainland China residents and may be applicable to any offshore acquisitions that we make in the future. According to the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment, or SAFE Circular 13, released on February 13, 2015 by the SAFE, and amended on December 30, 2019, local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 from June 1, 2015. The mainland China residents shall, by themselves or entrusting accounting firms or banks, file with the online information system designated by SAFE with respect to its existing rights under offshore direct investment each year prior to the requisite time.
If our shareholders or beneficial owners who are mainland China residents do not complete their registration or change of the registration with the local SAFE branches or qualified local banks or complete annual filing of its existing rights under offshore direct investment, or fail to obtain the approval or complete the filing with the NDRC or the Ministry of Commerce or their local counterparts relating to the overseas investment activities, our mainland China subsidiaries may be prohibited from distributing to us its profits and proceeds from any reduction in capital, share transfer or liquidation, and we may be restricted in our ability to contribute additional capital to our mainland China subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under laws of mainland China for evasion of applicable foreign exchange restrictions.
We have used our best efforts to notify mainland China residents who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being mainland China residents to timely complete the foreign exchange registrations and the annual filings of their existing rights under offshore direct investment. However, we may not be informed of the identities of all the mainland China residents or entities holding direct or indirect interest in our Company, nor can we compel our all shareholders or beneficial owners who are mainland China residents to comply with SAFE registration requirements or other regulations relating to overseas investment activities issued by the NDRC and the Ministry of Commerce. We cannot assure you that all shareholders or beneficial owners of ours who are mainland China residents have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations or other regulations relating to overseas investment activities issued by the NDRC and the Ministry of Commerce.
The failure or inability of such shareholders or beneficial owners to comply with SAFE regulations, or our failure to amend the foreign exchange registrations of our mainland China subsidiaries, or other regulations relating to overseas investment activities issued by the NDRC and the Ministry of Commerce, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our mainland China subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure. As a result, our business operations and our ability to distribute profits to you could be materially and adversely affected.
Mainland China’s M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in mainland China.
A number of laws and regulations of mainland China have established procedures and requirements that could make merger and acquisition activities in mainland China by foreign investors more time consuming and complex. In addition to the Anti-Monopoly Law of the PRC, itself, these include the Rules on Acquisition of Domestic Enterprises by Foreign Investors adopted by six PRC regulatory agencies in 2006, which were amended in 2009, and the Rules of the Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated in 2011. These laws and regulations impose requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In addition, the Anti-Monopoly Law of the PRC requires that the Ministry of Commerce be notified in advance of any concentration of undertaking if certain thresholds are triggered. Moreover, the Rules of the Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and prohibit any attempt to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the regulations to complete such transactions could be time consuming, and any required approval processes, including approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.
It may be difficult for overseas regulators to conduct investigation or collect evidence within mainland China.
Shareholder claims or regulatory investigation that are common in Hong Kong or the United States generally are difficult to pursue as a matter of law or practicality in the Chinese mainland. For example, in the Chinese mainland, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside of the Chinese mainland. Although the authorities in the Chinese mainland may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of mainland China. The Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing by Domestic Companies, which became effective on March 31, 2023, provides that overseas securities regulatory authorities or other relevant regulatory authorities shall conduct investigation and evidence collection in relation to the overseas offering and listing of the securities of PRC domestic companies through cross-border cooperation. PRC domestic companies shall obtain prior consent from the CSRC or other domestic authorities before cooperating with such overseas securities regulatory authorities or other overseas authorities in connection with such inspections or investigations or providing documents to such overseas securities regulatory authorities or other overseas authorities. The inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within mainland China may further increase difficulties faced by you in protecting your interests. See also “— Risks Relating to our Shares and our ADSs — You may face difficulties in protecting your interests, and your ability to protect your rights through Hong Kong or U.S. courts may be limited, because we are incorporated under Cayman Islands law” for risks associated with investing in us as a Cayman Islands company.
Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.
Pursuant to SAFE Circular 37, mainland China residents who participate in share incentive plans in overseas non-publicly listed companies due to their position as director, senior management or employees of the mainland China subsidiaries of the overseas companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. Our directors, executive officers and other employees who are mainland China residents and who have been granted share-based awards may follow SAFE Circular 37 to apply for the foreign exchange registration before our Company becomes an overseas listed company. In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly Listed Company, or SAFE Circular 7. Under SAFE Circular 7 and other rules and regulations, mainland China residents who participate in stock incentive plan in an overseas publicly listed company are required to register with SAFE or its local branches and complete certain other procedures. Participants of a stock incentive plan who are mainland China residents must retain a qualified PRC agent, which could be a subsidiary in mainland China of such overseas publicly listed company or another qualified institution selected by such subsidiary in mainland China, to conduct the SAFE registration and other procedures with respect to the stock incentive plan on behalf of its participants. Such participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of share-based awards, the purchase and sale of corresponding shares or interests and fund transfers. In addition, the PRC agent is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agent or the overseas entrusted institution or other material changes. We and our PRC employees who have been granted share-based awards are subject to SAFE Circular 7 and other rules and regulations these regulations. Failure of our PRC share-based award holders to complete their SAFE registrations may subject these mainland China residents to fines and legal sanctions and may also limit our ability to contribute additional capital into our mainland China subsidiaries, limit our mainland China subsidiaries’ ability to distribute dividends to us, adopt additional incentive plans for our directors or employees under laws of mainland China or otherwise materially adversely affect our business.
In addition, the State Administration of Taxation has issued certain circulars concerning employee share options and restricted shares. Under these circulars, our employees working in mainland China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. Our mainland China subsidiaries have obligations to file documents related to employee share options or restricted shares with the tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to the laws and regulations, we may face sanctions imposed by the tax authorities or other PRC government authorities.

If we are classified as a mainland China resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non- mainland China shareholders or ADS holders.
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of mainland China with a “de facto management body” within mainland China is considered a mainland China resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation issued the Notice Regarding the Determination of PRC-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in mainland China. Although Circular 82 only applies to offshore enterprises controlled by mainland China enterprises or mainland China enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a mainland China enterprise or a mainland China enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in mainland China and will be subject to mainland China enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in mainland China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in mainland China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in mainland China; and (iv) at least 50% of voting board members or senior executives habitually reside in mainland China.
We believe that none of our entities outside of mainland China is a mainland China resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we are a mainland China resident enterprise for enterprise income tax purposes, we will be subject to the enterprise income tax on our global income at the rate of 25% and we will be required to comply with mainland China enterprise income tax reporting obligations. In addition, gains realized on the sale or other disposition of the Class A ordinary shares and/or ADSs may be subject to PRC tax, at a rate of 10% in the case of non-resident enterprises unless otherwise reduced or exempted by applicable tax treaties or similar arrangements, or 20% in the case of non-resident individuals, if such gains are deemed to be from PRC sources. It is unclear whether non-mainland China shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and mainland China in the event that we are treated as a mainland China resident enterprise. Any such tax may reduce the returns on your investment in the Class A ordinary shares and/or ADSs.
In addition to the uncertainty as to the application of the “resident enterprise” classification, we cannot assure you that the PRC government will not amend or revise the taxation laws, rules and regulations to impose stricter tax requirements or higher tax rates. Any of such changes could materially and adversely affect our financial condition and results of operations.
We may not be able to obtain certain benefits on dividends paid by our mainland China subsidiaries to us through our Hong Kong subsidiary.
We are a holding company incorporated under the laws of the Cayman Islands and as such rely on dividends and other distributions on equity from our mainland China subsidiaries to satisfy part of our liquidity requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a mainland China “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with mainland China that provides for preferential tax treatment. Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income, such withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a mainland China enterprise. According to the Announcement of the State Administration of Taxation on Issues concerning the

“Beneficial Owner” in Tax Treaties, which became effective in April 2018, whether a resident enterprise is a “beneficial owner” that can apply for a low tax rate under tax treaties depends on an overall assessment of several factors, which may bring uncertainties to the applicability of preferential tax treatment under the tax treaties. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Treaties, which became effective in January 2020, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file reports and other materials with the tax authorities. There are also other conditions for enjoying the reduced withholding tax rate. In the future, we intend to re-invest all earnings, if any, generated from our mainland China subsidiaries for the operation and expansion of our business in China. Should our tax policy change to allow for offshore distribution of our earnings, we would be subject to a significant withholding tax. We cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the tax authority or we will be able to complete the necessary filings with the tax authority and enjoy the preferential withholding tax rate of 5% under the arrangement with respect to dividends to be paid by our mainland China subsidiaries to our Hong Kong subsidiary.
We face uncertainty with respect to indirect transfers of equity interests in mainland China resident enterprises by their non-mainland China holding companies.
In February 2015, the State Administration of Taxation issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to not only indirect transfers but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 provides certain criteria on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a nonresident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the mainland China entity which directly owned the taxable assets may report to the tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to mainland China enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a mainland China resident enterprise unless otherwise reduced or exempted by applicable tax treaties or similar arrangements. On October 17, 2017, the State Administration of Taxation issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017 and amended on June 15, 2018. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.
We face uncertainties on the reporting and consequences of future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in our Company by investors that are non-mainland China resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our mainland China subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under SAT Bulletin 7 and SAT Bulletin 37, and may be required to expend valuable resources to comply with them or to establish that we and our non-resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.
If the custodians or authorized users of controlling non-tangible assets of our Company, including our corporate chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.
Under laws of mainland China, legal documents for corporate transactions are executed using the chops or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant branch of the SAMR. Although we usually utilize chops to enter into contracts, the designated legal representatives of our WFOE and the VIE have the apparent authority to enter into contracts on behalf of these entities without chops and bind the entities. The designated legal representatives of our entities in mainland China have signed employment agreements with us or these entities in mainland China under which they agree to abide by various duties. In order to maintain the physical security of our chops and chops of our entities in mainland China, we generally store these items in secured locations accessible only by the authorized personnel in the administrative department of each of our subsidiaries. Although we monitor such authorized personnel, there is no assurance such procedures will prevent all instances of abuse or negligence. Accordingly, if any of our authorized personnel misuse or misappropriate our corporate chops or seals, we could encounter difficulties in maintaining control over the entities and experience significant disruption to our operations. If a designated legal representative obtains control of the chops in an effort to obtain control over our entities in mainland China, we or our entities in mainland China would need to pass a new shareholder or board resolution to designate a new legal representative and we would need to take legal action to seek the return of the chops, apply for new chops with the authorities, or otherwise seek legal redress for the violation of the representative’s fiduciary duties to us, which could involve significant time and resources and divert management attention away from our regular business. In addition, the affected entities may not be able to recover corporate assets that are sold or transferred out of our control in the event of such a misappropriation if a transferee relies on the apparent authority of the representative and acts in good faith.
RISKS RELATING TO OUR SHARES AND OUR ADSS
The trading price of the ADSs has been and may be, and the trading price of our Class A ordinary shares can be volatile, which could result in substantial losses to investors.
The trading price of the ADSs has been volatile and could fluctuate widely due to factors beyond our control. The trading price of our Class A ordinary shares, likewise, can be volatile for similar or different reasons. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in Hong Kong or the United States. The securities of some of these companies, including online recruitment services companies, have experienced significant volatility, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in Hong Kong and/or the United States in general and consequently may impact the trading performance of our Class A ordinary shares and/or ADSs, regardless of our actual operating performance.
In addition to market and industry factors, the price and trading volume for the Class A ordinary shares and/or ADSs may be highly volatile for factors specific to our own operations, including the following:
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actual or anticipated variations in our revenues, earnings and cash flow;

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the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

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fluctuations in key operating metrics;

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announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

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announcements of new offerings, solutions and expansions by us or our competitors;

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announcements of studies and reports relating to the quality of the services offered in our online recruitment platform or similar platforms of our competitors;

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failure of securities analysts to initiate or maintain coverage of our Company, changes in financial estimates by securities analysts who follow our Company or our failure to meet these estimates or the expectations of investors;

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detrimental adverse publicity about us, our services or our industry;

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announcements of new regulations, rules or policies relevant to our business;

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additions or departures of key personnel;

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potential sales of additional equity securities;

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potential litigation or regulatory investigations; and

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other events or factors, including those resulting from war, epidemics, incidents of terrorism or responses to these events.

Any of these factors may result in large and sudden changes in the volume and price at which the Class A ordinary shares and/or ADSs will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Class A ordinary shares and/or ADSs. Volatility or a lack of positive performance in the price of Class A ordinary shares and/or ADSs may also adversely affect our ability to retain key employees, most of whom have been granted equity incentives.
In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. A shareholder class action lawsuit has been filed against us and certain of our directors and officers. Our involvement in a class action suit could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares or ADSs may view as beneficial.
Pursuant to our currently effective Memorandum and Articles of Association, our authorized share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to 10 votes per share, subject to certain exceptions as set out in our Memorandum and Articles of Association. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.
Mr. Peng Zhao, our Founder, Chairman and Chief Executive Officer, beneficially owns all of our issued Class B ordinary shares. As at June 18, 2025, these Class B ordinary shares constituted 15.2% of our total issued and outstanding Shares and 64.2% of the aggregate voting power of our total issued and outstanding Shares, subject to certain exceptions, due to the disparate voting powers associated with our dual-class share structure. As a result of the dual-class share structure and the concentration of ownership, holders of Class B ordinary shares will have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our Company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our Company and may reduce the price of our Class A ordinary shares and/or ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.
The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares and/or ADSs.
Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual-class structure of our ordinary shares may prevent the inclusion of our ADSs representing Class A ordinary shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A ordinary shares and/or ADSs. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A ordinary shares and/or ADSs.
We cannot guarantee that any share repurchase program will be fully consummated or that any share repurchase program will enhance long-term shareholder value, and share repurchases could increase the volatility of the price of our Class A ordinary shares and/or ADSs and could diminish our cash reserves.
On March 9, 2022, our Board of Directors authorized a share repurchase program for the repurchase of up to US$150 million of our shares (including in the form of ADSs) over the following 12 months. We repurchased US$131.2 million of our shares during that 12-month period. On March 20, 2023, our Board of Directors authorized a share repurchase program for the repurchase of up to US$150 million of our shares (including in the form of ADSs) over the following 12 months. We repurchased US$26.0 million of our shares during that 12-month period. On March 12, 2024, our Board of Directors authorized a share repurchase program effective from March 20, 2024 for a 12-month period, under which we may repurchase up to US$200 million of our shares (including in the form of ADSs). In August 2024, our Board of Directors authorized a new share repurchase program effective from August 29, 2024 for a 12-month period, under which we could repurchase up to US$150 million of our shares (including in the form of ADSs). This share repurchase program operates in conjunction with the previous share repurchase program that became effective on March 20, 2024.
Our Board of Directors also has the discretion to authorize additional share repurchase programs in the future. The share repurchase programs do not obligate us to repurchase any specific dollar amount or to acquire any specific number of ADSs. We cannot guarantee that any share repurchase program will enhance long-term shareholder value. The share repurchase programs could affect the price of our Class A ordinary shares and/or ADSs and increase volatility and may be suspended or terminated at any time, which may result in a decrease in the trading price of our Class A ordinary shares and/or ADSs. Furthermore, share repurchases could increase the volatility of the price of our Class A ordinary shares and/or ADSs and could diminish our cash reserves.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding the Class A ordinary shares and/or ADSs, the market price for our Class A ordinary shares and ADSs and trading volume could decline.
The trading market for our Class A ordinary shares and/or ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Class A ordinary shares and/or ADSs or publishes inaccurate or unfavorable research about our business, the market price for our Class A ordinary shares and/or ADSs would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A ordinary shares and ADSs to decline.
You may need to rely on price appreciation of our Class A ordinary shares and/or ADSs for return on your investment.
Our Board of Directors approved a special cash dividend in the amount of US$0.09 per Class A ordinary share, or US$0.18 per ADS in November 2023. The aggregate amount of the dividend was approximately US$79.2 million. Our Board of Directors may declare, and our Company may pay, dividends after taking into account the results of operations, financial condition, cash flow, operating and capital expenditure requirements, future business development strategies and estimates and other factors as they may deem relevant.
Our Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividend is proposed to be paid. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors. Accordingly, the return on your investment in our Class A ordinary shares and/or ADSs will likely depend entirely upon any future price appreciation of our Class A ordinary shares and/or ADSs. There is no guarantee that our Class A ordinary shares and/or ADSs will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares and/or ADSs. You may not realize a return on your investment in our Class A ordinary shares and/or ADSs and you may even lose your entire investment in our Class A ordinary shares and/or ADSs.
Techniques employed by short sellers may drive down the market price of our Class A ordinary shares and/or ADSs.
Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to the selling of shares in the market.
Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.
It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations, and any investment in Class A ordinary shares and/or ADSs could be greatly reduced or even rendered worthless.
Substantial future sales or perceived potential sales of our Class A ordinary shares and/or ADSs in the public market could cause the price of our Class A ordinary shares and/or ADSs to decline.
Sales of our Class A ordinary shares and/or ADSs in the public market, or the perception that these sales could occur, could cause the market price of our Class A ordinary shares and/or ADSs to decline. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. If any existing shareholder or shareholders sell a substantial amount of our Class A ordinary shares and/or ADSs, the prevailing market price for our Class A ordinary shares and/or ADSs could be adversely affected.
There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject U.S. Holders of our ADSs to significant adverse United States federal income tax consequences.
A non-U.S. corporation, such as our Company, will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). Although the law in this regard is not entirely clear, we treat the VIE (including its subsidiaries) as being owned by us for U.S. federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with them. As a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of the VIE for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year. Assuming that we are the owner of the VIE for U.S. federal income tax purposes, we do not believe that we were a PFIC for the taxable year ended December 31, 2024 and do not expect to be a PFIC for the current taxable year or the foreseeable future.
While we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we will be or become a PFIC for any taxable year is a fact intensive determination made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A ordinary shares and ADSs may cause us to be or become a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Class A ordinary shares and ADSs from time to time (which may be volatile).
If we are or become a PFIC for any taxable year during which U.S. Holder holds our ADSs, certain adverse U.S. federal income tax consequences could apply to the U.S. Holder. For U.S. federal income tax purposes, a U.S. Holder is defined as: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in or organized under the law of the United States or any state thereof or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the U.S. Internal Revenue Code of 1986.
Our Memorandum and Articles of Association and the deposit agreement provide that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) is the exclusive judicial forum within the U.S. for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, and any suit, action or proceeding arising out of or relating in any way to our ADSs or the deposit agreement, which could limit the ability of holders of our Class A ordinary shares, ADSs or other securities to obtain a favorable judicial forum for disputes with us, our directors and officers, the depositary, and potentially others.
Our Memorandum and Articles of Association provide that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) is the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than our Company. Our deposit agreement with the depositary also provides that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) will have jurisdiction to hear and determine any suit, action, or proceeding and to settle any dispute between the depositary and us that may arise out of or relate in any way to the deposit agreement, including claims under the Securities Act. Holders and beneficial owners of our ADSs, by holding an ADS or an interest therein, understand and irrevocably agree that any legal suit, action, or proceeding against or involving us or the depositary arising out of or related in any way to the deposit agreement, ADSs, or the transactions contemplated thereby or by virtue of ownership thereof, including without limitation claims under the Securities Act, may only be instituted in the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks jurisdiction or such designation of the exclusive forum is, or becomes, invalid, illegal, or unenforceable, in the state courts of New York County, New York). However, the enforceability of similar federal court choice of forum provisions has been challenged in legal proceedings in the United States, and a court could find this type of provision to be inapplicable, unenforceable, or inconsistent with other documents relevant to the filing of such lawsuits. If a court were to find the federal court choice of forum provision contained in our Memorandum and Articles of Association or our deposit agreement with the depositary to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. If upheld, the forum selection clause in our Memorandum and Articles of Association, as well as the forum selection provisions in the deposit agreement, may limit a security-holder’s ability to bring a claim against us, our directors and officers, the depositary, and potentially others in his or her preferred judicial forum, and this limitation may discourage such lawsuits. In addition, the Securities Act provides that both federal and state courts have jurisdiction over suits brought to enforce any duty or liability under the Securities Act or the rules and regulations thereunder. Accepting or consent to this forum selection provision does not constitute a waiver by you of compliance with federal securities laws and the rules and regulations thereunder. You may not waive compliance with federal securities laws and the rules and regulations thereunder. The exclusive forum provision in our Memorandum and Articles of Association will not operate so as to deprive the courts of the Cayman Islands from having jurisdiction over matters relating to our internal affairs.
You may face difficulties in protecting your interests, and your ability to protect your rights through Hong Kong or U.S. courts may be limited, because we are incorporated under Cayman Islands law.
We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in Hong Kong or the United States. In particular, the Cayman Islands has a less developed body of securities laws than Hong Kong or the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, with respect to Cayman Islands companies, plaintiffs may face special obstacles, including but not limited to those relating to jurisdiction and standing, in attempting to assert derivative claims in state or federal courts of the United States.
Shareholders of Cayman Islands exempted companies like our Company have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (other than our Memorandum and Articles of Association, our register of mortgages and charges and special resolutions of our shareholders). Save that any register of members held in Hong Kong shall during normal business hours be open to inspection by a shareholder without charge and any other person on payment of a fee of such amount not exceeding the maximum amount as may from time to time be permitted under the Hong Kong Listing Rules as the Board may determine for each inspection, our directors have discretion under our Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.
As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our Board of Directors or controlling shareholders than they would as public shareholders of a company incorporated in Hong Kong and the United States.
You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in mainland China against us or our management based on foreign laws.
We are an exempted company incorporated under the laws of the Cayman Islands. However, we conduct substantially all of our operations in mainland China and most of our assets are located in mainland China.

In addition, all of our directors and senior executive officers reside within mainland China for at least a significant portion of the time and most are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or our management residing in mainland China. It may also be difficult for you to enforce in U.S. courts of the judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. On January 9, 2021, the Ministry of Commerce promulgated the Measures for Blocking Improper Extraterritorial Application of Foreign Laws and Measures with immediate effect. Under these measures, if a citizen, legal person or other organization of mainland China is prohibited or restricted by foreign legislation and other measures from engaging in normal economic, trade and related activities with a third state (or region) or its citizens, legal persons or other organizations, the citizen, legal person or other organization shall truthfully report such matters to the Ministry of Commerce within 30 days. Upon assessment and confirmation that there exists unjustified extra-territorial application of foreign legislation and other measures, the Ministry of Commerce will issue a prohibition order to prevent the foreign legislation and other measures from being accepted, executed, or observed, but such a citizen, legal person or other organization may apply to the Ministry of Commerce for an exemption from compliance with such prohibition order. However, since these measures are relatively new, their enforcement involves uncertainty in practice.
The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts of mainland China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Mainland China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the courts of mainland China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of laws of mainland China or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a court of mainland China would enforce a judgment rendered by a court in the United States.
You may experience dilution of your holdings due to inability to participate in rights offerings.
We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. However, we cannot make such rights available to you in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.
You may not receive the distributions we make on our Class A ordinary shares if the depositary decides it is impractical to make them available to you.
The depositary will distribute cash dividends on the ADSs only to the extent that we decide to distribute dividends on our Class A ordinary shares or other deposited securities. To the extent that there is a distribution, the depositary of our ADSs has agreed to distribute to you the cash dividends or other distributions it or the custodian receives on our Class A ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent. However, the depositary may, at its discretion, decide that it is impractical to make a distribution available to any holders of our ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property to you.

You may be subject to limitations on transfer of your ADSs.
Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of the ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.
Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:
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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

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the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

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the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and

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certain audit committee independence requirements in Rule 10A-3 of the Exchange Act.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Global Select Market. Press releases relating to financial results and material events are furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.
We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.
We are a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. Peng Zhao, our Founder, Chairman and Chief Executive Officer, beneficially owns more than 50% of our total voting power. For so long as we remain a controlled company under that definition, we are permitted to, and rely on, certain exemptions from corporate governance rules, including exemptions from (i) having the majority of our Board of Directors composed of independent directors, (ii) having a compensation committee composed entirely of independent directors, and (iii) having a nomination committee composed entirely of independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Mr. Peng Zhao, a non-independent director, is a member of our Compensation Committee and Nomination Committee, whose extensive experience in talent management and human resource is considered to be valuable for the functioning of our compensation committee and nomination committee.
As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with such corporate governance listing standards.
As a Cayman Islands company listed on the Nasdaq Global Select Market, we are subject to the Nasdaq Stock Market’s corporate governance listing standards. However, Nasdaq Stock Market’s rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Stock Market’s corporate governance listing standards. If we choose to follow any home country practice in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Stock Market’s corporate governance listing standards applicable to U.S. domestic issuers. In addition, if we are subject to listing standards or other rules or regulations of other jurisdictions in the future, those requirements may further change the degree of protection for our shareholders to the extent they differ from the Nasdaq Stock Market’s corporate governance listing standards applicable to U.S. domestic issuers.
The voting rights of ADS holders are limited by the terms of the deposit agreement, and you may not be able to exercise your right to direct how the Class A ordinary shares which are represented by your ADSs are voted.
Holders of ADSs do not have the same rights as our shareholders. As a holder of our ADSs, you will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings. As an ADS holder, you will only be able to exercise the voting rights carried by the underlying Class A ordinary shares which are represented by your ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Under the deposit agreement, you may vote only by giving voting instructions to the depositary. Upon receipt of your voting instructions, the depositary will endeavor, as far as is practicable, to vote the underlying Class A ordinary shares represented by your ADSs in accordance with your instructions, in the case of voting by poll, and in accordance with the instructions provided by a majority of the ADS holders who provide instructions, in the case of a vote by show of hands. If we ask for your instructions, then upon receipt of your voting instructions, the depositary will endeavor to vote the underlying Class A ordinary shares represented by your ADSs in accordance with these instructions. If we do not instruct the depositary to ask for your instructions, the depositary may still vote in accordance with instructions you give, but it is not required to do so. You will not be able to directly exercise your right to vote with respect to the underlying Class A ordinary shares unless you withdraw such shares, and become the registered holder of such shares prior to the record date for the general meeting. Under our Memorandum and Articles of Association, advance notice of not less than 21 days is required for the convening of our annual general shareholders’ meeting and advance notice of not less than 14 days is required for the convening of any other general meeting of our shareholders. When a general meeting is convened, you may not receive sufficient advance notice of the meeting to withdraw the underlying Class A ordinary shares represented by your ADSs and become the registered holder of such shares to allow you to attend the general meeting and to vote directly with respect to any specific matter or resolution to be considered and voted upon at the general meeting. In addition, under our Memorandum and Articles of Association, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and/or fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent you from withdrawing the underlying Class A ordinary shares represented by your ADSs and becoming the registered holder of such shares prior to the record date, so that you would not be able to attend the general meeting or to vote directly. If we ask for your instructions, the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you. We have agreed to give the depositary notice of shareholder meetings sufficiently in advance of such meetings. Nevertheless, we cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the underlying Class A ordinary shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to direct how the shares underlying your ADSs are voted and you may have no legal remedy if the underlying Class A ordinary shares represented by your ADSs are not voted as you requested. In addition, in your capacity as an ADS holder, you will not be able to call a shareholders’ meeting. Except in limited circumstances specified in the deposit agreement, the depositary for our ADSs will give us a discretionary proxy to vote the underlying Class A ordinary shares represented by your ADSs if you do not instruct the depositary to vote at shareholders’ meetings, which could adversely affect your interests.
We are entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, or to terminate the deposit agreement, without the prior consent of the ADS holders.
We are entitled to amend the deposit agreement and to change the rights of the ADS holders under the terms of such agreement, without the prior consent of the ADS holders. We and the depositary may agree to amend the deposit agreement in any way we decide is necessary or advantageous to us. Amendments may reflect, among other things, operational changes in the ADS program, legal developments affecting ADSs or changes in the terms of our business relationship with the depositary. In the event that the terms of an amendment impose or increase fees or charges (other than in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses) or materially prejudice an existing substantial right of the ADS holders, ADS holders will only receive 30 days’ advance notice of the amendment, and no prior consent of the ADS holders is required under the deposit agreement. Furthermore, we may decide to terminate the ADS facility at any time for any reason. For example, terminations may occur when we decide to list our shares on a non-U.S. securities exchange and determine not to continue to sponsor an ADS facility or when we become the subject of a takeover or a going-private transaction. If the ADS facility terminates, ADS holders will receive at least 30 days’ prior notice, but no prior consent is required from them. Under the circumstances that we decide to make an amendment to the deposit agreement that is disadvantageous to ADS holders or terminate the deposit agreement, the ADS holders may choose to sell their ADSs or surrender their ADSs and become direct holders of the underlying Class A ordinary shares but will have no right to any compensation whatsoever.
ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.
The deposit agreement governing the ADSs representing our Class A ordinary shares provides that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, in the state courts in New York County, New York) shall have exclusive jurisdiction to hear and determine claims arising out of or relating in any way to the deposit agreement (including claims arising under the Securities Act) and in that regard, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.
If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waives the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.
If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the depositary, lead to increased costs to bring a claim, limited access to information and other imbalances of resources between such holder and us, or limit such holder’s ability to bring a claim in a judicial forum that such holder finds favorable. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.
Nevertheless, if this jury trial waiver provision is not enforced, to the extend a court action proceeds, it would proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs shall relieve us or the depositary from our respective obligations to comply with the Securities Act and the Exchange Act nor serve as a waiver by any holder or beneficial owner of ADSs of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

The depositary for the ADSs will give us a discretionary proxy to vote our Class A ordinary shares underlying your ADSs if you do not timely provide voting instructions to the depositary, except in limited circumstances, which could adversely affect your interests.
Under the deposit agreement for the ADSs, if you do not timely provide voting instructions to the depositary, the depositary will give us a discretionary proxy to vote our ordinary shares underlying your ADSs at shareholders’ meetings unless:
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we have failed to timely provide the depositary with notice of the meeting and related voting materials;

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we have instructed the depositary that we do not wish a discretionary proxy to be given;

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we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting;

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we have informed the depositary that a matter to be voted on at the meeting may have an adverse impact on the rights of shareholders; or

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the voting at the meeting is to be made on a show of hands.

The effect of this discretionary proxy is that if you do not timely provide voting instructions to the depositary in the manner required by the deposit agreement, you cannot prevent our Class A ordinary shares underlying your ADSs from being voted, except under the circumstances described above. This may make it more difficult for shareholders to influence the management of our Company. Holders of our Class A ordinary shares are not subject to this discretionary proxy.
The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.
The Nasdaq Global Select Market and the Hong Kong Stock Exchange have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class A ordinary shares and the ADSs representing them might not be the same, even allowing for currency differences. Fluctuations in the price of the ADSs due to circumstances peculiar to its home capital market could materially and adversely affect the price of the Class A ordinary shares. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our Class A ordinary shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa.
Exchange between our Class A ordinary shares and the ADSs may adversely affect the liquidity or trading price of each other.
The ADSs are currently traded on the Nasdaq Global Select Market. Subject to compliance with U.S. securities laws and the terms of the deposit agreement, holders of our Class A ordinary shares may deposit Class A ordinary shares with the depositary in exchange for the issuance of the ADSs. Any holder of ADSs may also present ADSs for cancellation and withdraw the underlying Class A ordinary shares pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class A ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Class A ordinary shares on the Hong Kong Stock Exchange and the ADSs on the Nasdaq Global Select Market may be adversely affected.
The time required for the exchange between our Class A ordinary shares and the ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class A ordinary shares into ADSs involves costs.
There is no direct trading or settlement between the Nasdaq Global Select Market and the Hong Kong Stock Exchange on which the ADSs and our Class A ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances, or other factors may delay the deposit of Class A ordinary shares in exchange for the ADSs or the withdrawal of Class A ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, we cannot assure you that any exchange for Class A ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines that investors may anticipate.
Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Class A ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs, and annual service fees. As a result, shareholders who exchange Class A ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.
We may be subject to securities litigation, which is expensive and could divert management attention.
Companies that have experienced volatility in the volume and market price of their shares have been subject to an increased incidence of securities class action litigation. We have been involved in such disputes in the past and have settled them. We may become the target of this type of litigation again in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, and, if adversely determined, could have a material adverse effect on our business, financial condition and results of operations.
RISKS RELATING TO THE SHARE OFFER
Consummation of the Share Offer is subject to market and other conditions, and there can be no assurance that it will be completed on the terms described in this document, or at all.
Acceptance of all applications for Offer Shares will be conditional on (i) the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Offer Shares on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the commencement of dealings in the Offer Shares; (ii) the pricing of the Offer Shares having been agreed between the Overall Coordinators (for themselves and on behalf of the Underwriters) and the Company, and (iii) certain other conditions. The satisfaction of these conditions is subject to market conditions and our compliance with applicable listing rules. For more information, see “Underwriting” in this document.
The market price for the Offer Shares may decline below the Public Offer Price or the International Offer Price.
There is no assurance that the public trading market price of the Offer Shares will not decline below the Public Offer Price or the International Offer Price. Should that occur, investors will suffer an immediate unrealized loss as a result, which may be significant. Such investors may be unable to sell Offer Shares at a price equal to or greater than the Public Offer Price or the International Offer Price for these shares.
We have significant discretion as to how we will use the net proceeds of the Share Offer, and you may not necessarily agree with how we use them.
Our management may spend the net proceeds from the Share Offer in ways you may not agree with or that do not yield a favorable return. See “Use of Proceeds” for details of our intended use of proceeds. However, our management will have discretion as to the actual application of our net proceeds. We may not be able to use the funds in strict accordance with each planned use of proceeds, and there is a possibility that we may deviate from the planned implementation timeframe or fail to allocate the proceeds according to our original plan. This potential divergence could be driven by a range of factors, including but not limited to, fluctuations in market conditions, alterations in the regulatory landscape, challenges in executing our business strategies, and unforeseen external occurrences. Additionally, our use of proceeds may not achieve the expected operational and financial impact on our Company. You are entrusting your funds to our management, upon whose judgment you must depend, for the specific use we will make of the net proceeds from this Share Offer.
Shareholders whose principal currency is not HK dollars may face currency exchange risks by investing in the Offer Shares.
The Public Offer Price and the International Offer Price of the Offer Shares are denominated in HK dollars. An investment in the Offer Shares by a shareholder whose principal currency is not HK dollars exposes the shareholder to currency exchange rate risk that may impact the value of the investment in the Offer Shares or any dividends paid to such shareholder.
Prospective investors may not be able to acquire Offer Shares in the Share Offer as a result of securities laws of certain jurisdictions.
Securities laws of certain jurisdictions may restrict our ability to allow participation by certain prospective investors in the Share Offer or any future issues of shares carried out by us. You should consult your professional advisers as to whether you require any governmental or other consents or need to observe any other formalities to enable you to acquire Offer Shares.
Purchasers of our Class A ordinary shares will incur immediate and significant dilution and may experience further dilution if we issue additional shares or other equity securities in the future, including pursuant to the share incentive schemes.
The Public Offer Price and the International Offer Price of the Offer Shares are higher than the net tangible asset value per Class A ordinary share immediately prior to the Share Offer. Therefore, purchasers of the Offer Shares in the Share Offer will experience an immediate dilution in pro forma net tangible asset value. In order to expand our business, we may consider offering and issuing additional shares or other equity securities in the future. Purchasers of the Offer Shares may experience dilution in the net tangible asset value per share of their Class A ordinary shares if we issue additional shares or other equity securities in the future at a price which is lower than the net tangible asset value per Class A ordinary share at that time. Furthermore, we may issue ordinary shares pursuant to the share incentive schemes, which would further dilute shareholders’ interests in our Company.
You should read the entire prospectus and other documents incorporated by reference into this document carefully, and we caution you not to place any reliance on any information contained in press articles, media reports or other third party sources regarding us or the Share Offer.
We strongly caution you not to rely on any information contained in press articles, media reports, or other third party sources regarding us and the Share Offer. Such press and media coverage may include references to certain information that does not appear in this document, or other documents incorporated into this document, including certain operating and financial information and projections, valuations and other information. We have not authorized the disclosure of any such information in the press or media and do not accept any responsibility for any such press or media coverage or the accuracy or completeness of any such information or publication. We make no representation as to the appropriateness, accuracy, completeness or reliability of any such information or publication. To the extent that any such information is inconsistent or conflicts with the information contained in this document, or other documents incorporated into this document, we disclaim responsibility for it and you should not rely on such information.

BUSINESS
Overview
We are the leading online recruitment platform in China, reinventing how job seekers and enterprises connect and engage. As the go-to job seeking and recruiting platform in China, we provide job seekers with curated opportunities that open clear career pathways, and enable efficient, data-informed recruiting decisions for enterprises through streamlined talent sourcing, faster time-to-fill and greater hiring precision. Our average MAU grew from 28.7 million in 2022 to 42.3 million in 2023 to 53.0 million in 2024 and from 46.6 million in the three months ended March 31, 2024 to 57.6 million in the three months ended March 31, 2025. In the three months ended March 31, 2025, our platform generated an average of 6.0 billion chat messages every month.
Our platform attracts a diverse and rapidly expanding pool of job seekers, including white- and gold-collar, blue-collar and college students. White- and gold-collar job seekers are typically professionals and skilled workers pursuing office-based or managerial roles, with a strong focus on career growth, skill enhancement and leadership opportunities. Blue-collar job seekers, which represent a growing segment, typically pursue roles in labor-intensive industries, where they value salary, welfare and proximity to work locations. College students often look for entry-level roles or internships with an eye on gaining experience and starting their careers. As of March 31, 2025, we served 222.6 million verified job seekers, with white- and gold-collar users, blue-collar users and college students comprising 47.5%, 35.4% and 17.1% respectively, of our job seeker user base.
We serve a broad spectrum of enterprise users, ranging from small businesses to large corporations across industries and geographic regions. A major constituent of our user base consists of Bosses (executives and middle-level managers from businesses of all sizes, as well as small business owners) who are the key decision-makers in hiring. Additionally, we support recruiting professionals such as human resource officers, headhunters and hiring specialists who rely on our platform to streamline their hiring processes. Our platform serves enterprises of all sizes, including all 2024 Fortune China 500 companies, as well as tens of millions of small businesses, with 88.8% of our verified enterprises employing fewer than 100 employees as of March 31, 2025. As of March 31, 2025, we served 31.8 million verified enterprise users and 17.5 million verified enterprises, with 64.9% of our verified enterprise users being Bosses. We recorded paid enterprise customers of 3.6 million in 2022, 5.2 million in 2023, 6.1 million in 2024 and 6.4 million in the twelve months ended March 31, 2025.
Built on a mobile-native foundation, our platform harnesses AI and big data to scale matching accuracy, hiring efficiency and engagement quality to new levels. At the heart of our platform is a powerful engine that processes massive static and dynamic data of daily interactions, including candidate and job post views, chat initiation, mutual consent and interview feedback, and transforms these fine-grained behavioral and structural signals into actionable insights on recruitment demand, talent mobility and preference. Our data intelligence is powered by a hybrid framework that combines two-way recommendations, deep learning algorithms, natural language processing, our proprietary large language model, Nanbeige (南北閣) and third-party foundation models to deliver precise, real-time job recommendations across professional, skilled worker and college student roles. We are also developing a suite of AI applications and tools to further optimize the candidate screening and communication process and reduce time-to-hire, advancing toward a results-driven recruitment ecosystem.
Our Operation and Financial Overview
We provide recruitment and job hunting services to both enterprise users and job seekers and generate most of our revenue from paid services offered to enterprise users. For enterprise users, we offer direct recruitment services that allow them to post jobs and communicate with job seekers, which can be free or paid based on an innovative connection-oriented monetization strategy, supplemented by paid value-added tools to further enhance their recruitment efficiency as part of our overall recruitment services to the enterprise users. For job seekers, we offer job seeking services to communicate with employers for free and paid value-added tools to help job seekers better prepare for their job hunt and assess their candidacy. See “— Our Monetization Model” for more details on our platform’s monetization.

Notes:
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For the three months ended March 31, 2025

2.
As of March 31, 2025

3.
Average chat messages per month for the three months ended March 31, 2025

4.
For the twelve months ended March 31, 2025

Note:
1.
Adjusted net income (non-GAAP financial measure) is defined as net income excluding share-based compensation expenses

Our Platform
We connect job seekers and enterprise users in an efficient and frictionless manner, mainly through a mobile-native, two-sided online recruitment platform that facilitates direct engagement between job seekers and enterprise users and delivers accurate matching results. Our data-powered experience for job seekers and enterprise users is built around four core innovations that drive engagement and generate measurable impact throughout the process:
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From web portal to tailored mobile platform.   We were among the first to launch an online recruitment platform entirely based on a mobile application. The concept of creating a mobile-native recruitment platform is the foundation of our innovative business model that enables intelligent recommendation and two-way interactive communication and continues to shape key aspects of our offerings and user experience. Today, our platform has developed into a highly tailored platform where both job seekers and recruiters can manage their unique user profile on their own terms and with greater clarity. The level of adaptation deepens user engagement, increases time spent on our platform and fosters more meaningful interactions responsive to real-world needs and behaviors.

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From keyword search to dynamic, multimodal recommendation.   Our intelligent recommendation system acts as a “career assistant” evolving with each interaction. Rather than relying on keyword-based matching, our system taps into multi- dimensional features such as career development stages, skill trajectory and interaction history, to deliver intent-driven, high-fidelity job and candidate matches. AI-curated job recommendations connect the right candidates to the right jobs with growing accuracy over time. Our platform adapts to shifting user intent, filters out noise and keeps both job seekers and enterprises closely aligned with evolving opportunities.
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From one-way application to rich, real-time communication.   Our direct-chat system enables job seekers and enterprise users to have real-time communication through text, voice and image, with features like read receipts and AI-facilitated quick-reply to reduce friction. Direct chatting allows users with real demands to stay active for job opportunities or candidates, and users can confirm each other’s intentions and their suitability before the interview, which makes their experience highly informative and efficient. Meanwhile, we are dedicated to protecting the job seekers’ privacy. Enterprise users are not allowed to access job seekers’ full resume or their contact information without job seekers’ consent.

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From fragmented data to insightful workforce intelligence.   We translate vast volumes of raw interaction data into strategic insights across the recruitment and job-seeking chain. By analyzing how users engage and communicate, we build nuanced profiles that reflect both immediate intent and long-term potential. Our algorithms support ongoing talent development, candidate screening and workforce planning.

Our platform accelerates growth through a self-reinforcing flywheel driven by the powerful interplay of user and data momentum.
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User momentum.   The user flywheel is propelled by an exceptional user experience and a high density of opportunities. As more job seekers flock to our platform, enterprises seeking top talent follow, leading to an increase in quality job postings. A broader and more diverse job offering, as well as enhanced user engagement, can in turn improve job seeker satisfaction and expand the talent pool.

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Data momentum.   The data flywheel focuses on the continuous accumulation and utilization of valuable user data. Every interaction, no matter from job seekers refining their profiles or enterprises posting jobs and reviewing candidates, adds to our vast data ecosystem. This data feeds algorithms, which in turn enhances matching accuracy and recommendation precision. As more data flows through our platform, our technology becomes increasingly sophisticated, creating even more relevant and accurate job and candidate matches.

These network effects compound into a virtuous cycle: better data drives smarter algorithms, which improve user experience and attract more users to accelerate scale. Our differentiated approach to blue- and white-collar segments further strengthens platform dynamics: blue-collar users, with high-frequency job seeking activity, help meet core labor demand, while white-collar users contribute higher-value interactions, creating cross-segment synergies that power overall platform growth.
Our Services
Our offerings are designed to improve job hunting for job seekers and recruitment efficiency for enterprise users to elevate their experience. For job seekers, we provide job seeking services that allow job seekers to receive job recommendations, initiate direct chats and deliver resumes upon mutual consent. We also provide value-added tools that help them better prepare for their job hunt. For enterprise users, we provide direct recruitment services that allow enterprise users to post jobs, receive personalized candidate recommendations, engage in direct communication and receive resumes upon mutual consent. We also offer an expanding range of value-added tools to further enhance recruitment efficiency.
We provide online recruitment services through our main mobile app BOSS Zhipin (BOSS 直聘). BOSS Zhipin is a mobile app serving a wide range of job seekers and enterprises across industries and geographic regions. Its signature feature, “direct chat” between job seekers and enterprise users, enables both sides to quickly identify job-and-candidate fit.
Technology-driven Job Search and Hiring Experience.
We deliver a job search and hiring experience through technology-driven interactions that lower barriers for users across a wide spectrum ranging from tech-savvy professionals to first-time mobile users in traditional industries, making it easy for them to navigate our platform quickly and intuitively. We integrate AI and big data analytics throughout the user journey, helping both job seekers and enterprise users access opportunities faster, make better decisions and act with less effort.
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Informative and interactive user page.   To start the journey on our platform, job seekers are required to provide basic personal and professional information, to create a mini resume which can be viewed by interested enterprise users. To help job seekers improve their profiles, we offer AI-powered resume polishing and personal information optimization tools that automatically highlight strengths and increase exposure to potential enterprise users. Meanwhile, enterprise users can set up their own accounts and provide background information about their company as well as reasons job seekers should consider joining.

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Matching the right person to the right role.   Our typical user experience begins from the main feed where users scroll through curated job posts or candidate through our proprietary algorithms and machine learning technologies. We utilize vast amounts of data and machine learning to build and refine our proprietary algorithms that enable customized job recommendation for our users at a massive scale which makes it possible for us to serve a diverse user base on one platform. In addition to the recommendations, we leverage AI to further enhance job search and candidate matching accuracy. Through chat-based prompts, we gain a deeper understanding of users’ unique, personalized requirements — eliminating the need to rely solely on keywords or tags. Furthermore, AI provides explanations for its recommendations, ensuring transparency and better alignment with user needs.

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Direct communication facilitating user engagement.   After reviewing job seekers’ profiles, enterprise users can initiate direct conversations with job seekers to tell them more about their companies or a specific opportunity. Similarly, job seekers can also reach out to enterprise users to express their interests in a role. Messaging is available through text and voice messages, emojis and images, which gives users a low-pressure, mobile-native way to connect and interact. Our instant messaging function ensures that users are active with real job hunting or recruiting needs and at the same time offers convenience and flexibility to users, which is especially beneficial to Bosses and blue-collar workers who are unable to make a major time commitment for recruitment and job-hunting activities.

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Resume delivery based on mutual consent.   We firmly believe that recruiting is a two-way street. We are committed to transforming the recruiting process by empowering job seekers and giving them more say. We put job seekers back to the pilot seat by giving them more control in the job hunting process. Different from the traditional models where enterprises can directly purchase job seekers’ full resumes, enterprise users on our platforms can only see a job seeker’s mini resume that contains limited information. Enterprise users are not allowed to access job seekers’ full resume or their contact information without job seekers’ express consents. Enterprise users are thus motivated to engage in meaningful conversations with job seekers to confirm mutual interest before inviting them to deliver resumes. For example, to attract quality job seekers and gain access to their resumes, enterprise users may need to proactively reach out to these job seekers, demonstrate benefits of the job and answer their questions. Similarly, job seekers cannot submit their resumes to an enterprise user without the enterprise user’s consent. This function also showcases our commitment to safeguard job seeker’s information and protect their privacy.

Our personalized matching and connection features, combined with effective communication between job seekers and enterprise users, promote an efficient and results- driven job-hunting and recruiting experience.

Our offerings enable us to build a large and diverse user base coverage across white- and gold-collar users, blue-collar users and college students, and at the same time serve a full spectrum of enterprise users, large and small, in numerous industries and from diverse geographical areas. The breadth and depth of our user engagement have generated strong network effects that continue to reinforce the value of the platform.
Our Monetization Model
We provide recruitment and job hunting services to both enterprise users and job seekers and generate most of our revenue from paid services offered to enterprise users.
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For enterprise users, we offer direct recruitment services that allow them to post jobs and communicate with job seekers, which can be free or paid based on an innovative connection-oriented monetization strategy, supplemented by paid value-added tools to further enhance their recruitment efficiency as part of our overall recruitment services to the enterprise users.

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Job seekers are able to communicate with enterprise users and apply for jobs free of charge. To improve job-matching results, we offer paid value-added services, such as resume exposure booster, competitive candidate analysis and AI interview training, to help job seekers improve visibility, better prepare for their job hunt and assess their candidacy. Job seekers pay directly for these tools based on feature selection and duration.

Our Strategies
We seek to connect and empower job seekers and enterprise users through technology and innovation. We plan to attract more users, including both job seekers and enterprise users to our platform, further enhance our user experience, and improve our brand equity by focusing on the following key growth strategies.
Further increase our presence in different user groups, industries and regions
We plan to continue to drive the robust growth of our user base across the full user spectrum by optimizing our services and strengthening our branding and sales efficiencies. We intend to further penetrate into blue-collar sector, and continue to strengthen our market position in the white-collar and gold-collar recruitment market. We plan to continue to expand to cover a fuller range of enterprises of diversified industries, regions as well as a wider spectrum of positions. We will also expand our platform to attract more recruitment professionals to help enterprise users identify, connect and secure more talents.
We view the growth of blue-collar users as an important growth driver and our business model has been proven to be effective for blue-collar recruiting. We will continue to improve our service quality and user experience to grow our blue-collar user base. In particular, we have designed onboarding procedures and rolled out functionalities that are tailored to the recruitment patterns of the blue-collar recruitment market and well suited for blue-collar job seekers’ needs. For gold-collar recruitment sector, we will provide more job opportunities for job seekers and more personalized services. We will also ramp up our efforts to expand our presence in lower-tier cities in China and actively explore potential overseas opportunities.
Increase the coverage of our services
We will further deploy our multipronged go-to-market strategy to serve more enterprise users, expand our presence within the same enterprises and increase the coverage of our service offerings. We intend to pursue avenues to improve conversion of our enterprise user base into paid enterprise customers. For example, we believe each point of user engagement provides insight into users’ needs, which we can use to provide customized paid services that address their needs. Also through identifying users’ unmet needs, we are able to introduce new functionalities and further expand our product and service offerings through upselling and cross-selling, which also enhance our monetization capabilities and expand our wallet share.
We plan to further digitalize the recruitment processes and offer more services to users. We believe there is significant untapped monetization potential that ties each successful employee placement with the service fee an employer pays. We plan to further explore along the recruitment service value chain and expand our focus to successful employee placement and employee onboarding, by leveraging our large user base and our industry expertise. By broadening our product and service range along the recruitment service value chain, we will continue to transform our business into a comprehensive, integrated recruiting platform that provides more closed-loop recruitment service offerings.
Continue to invest in technological innovations and explore potential AI application
We will continue to invest in technology talent and infrastructure, which are the core of our technology strength. We plan to expand our investment in technology talent by expanding our technology team and further attracting talent with expertise in key technologies. Meanwhile, we will continue to strengthen investment in large language model, deep learning, recommendation algorithm, and explore potential AI application. We are also dedicated to enhancing career knowledge graph, deepening our understanding of various occupations and industries to provide more accurate and professional career services.
Further enhance our data and infrastructure security
We are committed to building a safe online platform. Our systems are designed to enforce our policies, protect users’ personal information, and abide by applicable laws and regulations. We have built a multi-level system to protect our data, because it is the backbone of our business. We protect data through a combination of processing procedures and technologies and have built a dedicated data expert team to detect risks and vulnerabilities in user privacy and data security. We plan to further upgrade our data protection procedures and technologies to address data-related violations and combat potential data breach.
We have also expended significant resources to protect our server infrastructure from external hacker attempts and attacks. We have started using proprietary private cloud maintained in-house to reduce the reliance on third-party cloud infrastructure provider, which allows us to better safeguard user data and meet evolving regulatory requirements. In addition, we conduct regular tests for any internal or external unauthorized access to our systems and correct any irregularities. We will continue to invest in technology and people to ensure the safety of our IT infrastructures, including our hardware, software and data facilities. We will also continue to strengthen our operation security by implementing new procedures and expanding our workforce to validate the authenticity of job and employer information on our platform.
Build a human resources service ecosystem to serve individual and enterprise users’ diverse needs
The unique market position we hold and the powerful network effects of our platform make us well-positioned to enter other human resources service markets beyond online recruitment, and to further explore opportunities to provide better solutions and create value with our industry leading technology and data capabilities.
Our Technology
We have architected a vertically specialized infrastructure purpose-built to decode the complexity of two-sided recommendation and AI application. Grounded in deep research, platform-native behavioral and static datasets and adaptive models, our architecture is structured across three interlocking layers: foundation algorithms, data and scenario-based applications. This full-stack system is engineered to surface subtle, often hard-to-label hiring signals, structure them into actionable insights, deliver real-time recommendations at scale, and evolve continuously through placement and engagement feedback.
Algorithm Layer: Domain-Trained Models Purpose-Built for Hiring
Our algorithmic layer is designed to optimize not a single output, but a portfolio of competing goals encompassing long-term candidate satisfaction, enterprise user speed-to-hire and platform engagement. We apply machine learning and deep learning to process, analyze and identify patterns in data and build models to analyze on job and candidate preferences of job seekers and enterprise users. This is especially useful considering the diverse, high- dimensional data we collect from our large and diverse user base.
In 2024, we launched the Nanbeige Model, our vertically trained Large Language Model built specifically for hiring use cases. Nanbeige powers core workflows across our platform, including search and recommendation, AI-facilitated communications and interviews.

Leveraging these advanced core technologies, we developed a more accurate portrait of each individual user and is able to understand user preferences to predict the likelihood of a successful job and candidate match indicated by the offering and acceptance of an interview invitation. This effectively addresses each individual’s different job or recruitment needs and their inability to identify suitable job positions due to information asymmetry and inexperience in job switching activities.
Data Layer: Granular, Live and Role-Aware Insights
We have the capability to gather mass multidimensional data in granular details, which helps capture the unique traits of each job seeker and enterprise user. This is made possible through customized and accurate job/candidate recommendation based on a multitude of factors, including, for example, career development goals, occupation inclination, job position preferences of job seekers and the recruiting needs of enterprises.
We have a large, granular and fast-growing dataset containing multidimensional behavioral and static information of job seekers and enterprise users. Each job seeker has a mini resume containing their basic information, which matches the information contained in each job post. The information in each mini-resume and job post forms our static user information data base. We also capture how each user interacts with others and the content on its platform in granular detail, which contributes to valuable behavioral data insights. Our models process these behavioral data instantly and provide users with refined matching results.
Our strength in data technology is also characterized by our multi-label classification of data. Our data analytics technology takes into hundreds of elements of user features, which are growing over time and continue to optimize the algorithm model. For a single algorithm model, the more elements of data are collected and labeled, the more features that are included in the algorithm’s “decision-making” process, and the more efficiently and effectively the matching results can be delivered.
Application Layer: Embedded Intelligence Across the Hiring Funnel
Successful applications of our strong theoretical foundation and advanced technologies ensure accurate job and candidate matchings that are tailored to each individual’s preferences and account for bilateral compatibilities and suitability within user groups.
We apply advanced algorithms to the recommendation system to reflect our key strategies, including (i) two-sided matching strategy: our recommendation algorithms considers not only the best recommendation to an individual, but also bilateral compatibilities and the suitability of the match within the user group, which result in a fairer distribution of the platform’s traffic; and (ii) personalized recommendation strategy: we make customized recommendations for users of different user groups, taking into account multiple factors, including the stages of career development, potential suitable positions not thought of by the job seeker but would match his/her skill set and the job seeker’s future career development opportunities. For example, we offer job recommendations to job seekers not only limited to positions based on their past employment history but also potential opportunities they may consider for their career development.
Our team
Our technology capabilities are a unique advantage and critical to our business operations. Our research and development team is fully involved in all critical operational areas, with an in-depth understanding of our users’ needs.
Service innovation and excellence lie at the heart of our business. We also gather creative ideas from all of our teams, including service development team, sales team and big data and algorithm team who best understand user behavior and demand. Our massive user base and efficient product iteration process ensure our effective exploration of new possibilities and drive constant development of our services.
Sales and Marketing
We empower our sales team with our proprietary customer relationship management, or CRM, system by helping them identify employers with demand and a willingness to engage in bulk purchases or pay for more specialized services, which enables our sales team to effectively engage these enterprises. Our CRM system allows our sales team to target high-potential customers more effectively and apply data-driven strategies that improve conversion rates.
We pay to acquire user traffic from online third-party channels, mainly including app stores, search engines, info feeds and social networking platforms. We also benefit from organic traffic through word-of-mouth and brand recognition. We believe brand recognition is critical to our ability to continue to attract new users. To promote our brand image, we have launched various marketing initiatives, including outdoor advertising, TV advertising, video advertising and marketing campaigns in major national and international events.
Customers and Suppliers
Our customers are predominantly enterprise users, from whom we derive most of our revenues by providing online recruitment services, primarily in the form of customized subscription packages, and online recruitment tools that can be purchased on demand. Our top five customers in aggregate accounted for less than 1% of our total revenues for each of the years ended December 31, 2022, 2023 and 2024, respectively.
Our suppliers primarily include technology companies that provide hardware products, online payment clearing services or software services and advertising and marketing service providers. Our largest supplier in each year during the years ended December 31, 2022, 2023 and 2024 accounted for approximately 12%, 12% and 16% of our total purchase amount from suppliers for each of the years ended December 31, 2022, 2023 and 2024, respectively. Our top five suppliers in aggregate accounted for approximately 35%, 42% and 39% of our total purchase amount from suppliers for each of the years ended December 31, 2022, 2023 and 2024, respectively.
During the years ended December 31, 2022, 2023 and 2024 and up to the date of this document, none of our directors, their respective associates, or any shareholders of our Company (who to the knowledge of the directors owned over 5% of our Company’s issued and outstanding shares) had any interest in any of our five largest customers or suppliers. We did not provide any subsidies to attract customers during the years ended December 31, 2022, 2023 and 2024 and up to the date of this document.
Data Privacy and Security
Data security is crucial to our business operations as it is the foundation of our competitive advantages. We have internal rules and policies that govern how we may collect and process data, as well as protocols, technologies and systems in place to ensure that data will not be accessed or disclosed improperly.
Data Collection
For user information, our user privacy policies clearly describe our data collection, use, share and process practices and how users can exercise their rights in activities relating to the process of personal information. In particular, we provide users with prior notice and obtain their consent as to what data is being collected and undertake to manage and use the data collected in accordance with applicable laws before they use our services. Users can also change their privacy settings to change the scope of their information that we are able to access and use.
The types of user data we collect, store and use generally include: (i) user’s basic information, such as mobile phone number, name, gender, work experience related information; (ii) user’s identity information (most of them are enterprise users); (iii) user’s process information; and (iv) device feature information. The scope of usage is consistent with that being disclosed in privacy policies and does not exceed the scope authorized by users. The data is collected and used mainly for the purposes of user registration, identity authentication, online recruitment, personalized recommendation, content publishing, and user safety.
Data Storage and Information Management
We back-up our user data and other forms of data on a daily basis in secured remote data back-up systems located in mainland China. We also conduct frequent reviews of our back-up systems to ensure that they function properly and are well maintained. We regularly conduct system-wise vulnerability scanning and prompt repairing to continually improve our data security measures. Our security system is capable of handling malicious attacks to safeguard the security of our platform and to protect the privacy of our users. We have also started using proprietary private cloud located in mainland China and maintained in-house to reduce the reliance on third-party cloud infrastructure provider, which allows us to better safeguard user data and address regulatory and compliance concerns.
To ensure the confidentiality and integrity of our data, we maintain a comprehensive and rigorous data security program. We de-identify and encrypt sensitive personal information and take other technological measures to ensure the secure storage, processing, transmission and usage of data. Specifically, we store business data in separate repositories and have detailed logical isolation and network policy segregation for business servers. Sensitive personal information is stored in encrypted form and sensitive information is de-identified and encrypted irreversibly before processing. To ensure the security of data transmission, we have adopted reasonable and feasible security measures in line with market standards to protect user information from unauthorized access, public disclosure, use, modification, damage or loss. For example, the exchange of data between the browser and the server is protected by SSL protocol encryption. We also provide HTTPS protocol for secure browsing on BOSS Zhipin website and for the transmission of sensitive information. In addition, we use trusted protection mechanism to prevent malicious attacks on user’s personal information. We have also formulated data destruction strategy and policy to standardize our data destruction procedures and adopted differentiated data deletion measures for different levels of data. We respond immediately once user submits account cancellation request, the cancelation process shall be completed if the cancellation requirements are met. Our deletion of data is automatically executed by system scripts, and we keep log records of the deletion operation. We store user personal information for the minimum amount of time necessary to process such data and delete user personal information or anonymize them in a timely manner after the purpose of processing such data has been achieved or as otherwise provided by laws and regulations.
We have also established a standardized information management system. Our information security committee is a cross-disciplinary group comprised of personnel from multiple departments responsible for devising information security strategies and decision making regarding major information security issues. Our information security committee analyses industry trends, designs privacy protection protocols, conducts privacy trainings, assists in the formulation of feasible compliance work assessments and provides risk control suggestions. We have also set up a data security team that works closely with other departments to jointly establish and enforce procedures regarding the management of data security, including security with respect to data collection, storage and processing. Our compliance and legal teams will follow up with legal and regulatory updates to generate documented analysis for implementation of remedial measures with reference to compliance requirements.
Data Access and Sharing
All of our personnel are required to strictly follow our detailed internal rules, policies and protocols to ensure the privacy of our data. Our employees are granted access to the minimum extent that is necessary to fulfill their job responsibilities and within strictly defined and layered access authority, and are required to go through strict authorization and authentication procedures and policies before operating. At application level, we use privacy components to set up different approval processes based on data classification. Our online database is accessible only by database administrator with temporary password. R&D personnel are generally not permitted to access the database, if access is required on as-need basis, strict multi-level approval must be obtained. User personal information in the big data platform is desensitized and irreversibly encrypted. Even with authorized access, virtual desktops must be used to prevent from direct downloading of data to local devices. We also maintain data access logs and conduct automated assessment and routine manual verification. In addition, we conduct routine internal audit regarding the authority to access user data in order to ensure our authorizations are strictly followed. We provide regular trainings to our staff on internal policies and procedures for data security, on software technical skills to prevent data leakage, on cybersecurity and data protection related laws and regulations, and on other aspects that are relevant to their day-to-day work.
We do not share our user data with third parties, except for the limited purposes and under the following circumstances set forth in our strict privacy policies: (i) data sharing with affiliated platforms to facilitate user login and account management, and prevent fraud and minimize security risks; and (ii) data sharing with suppliers and business partners that provide certain services such as technical support, which are necessary for us to provide services to our users. Pursuant to our policies, we only grant authorization to third-party business partners to access our user data for legitimate, necessary, specific and clearly defined purposes, and we inform our users of the purpose, use and scope of data sharing. We inform our users of the purpose, use and scope of data sharing and obtain users’ explicit consent before such sharing user data. We exercise great care and prudence in evaluating the purpose and scope of data sharing authorizations, and secure legal undertakings from authorized business partners under confidentiality agreements that require them to comply with the authorized purposes, scopes and security measures in handling our user data. We have adopted internal policies for our collaboration with and management of our suppliers and partners. We carry out security audits on network security products and services suppliers, enter into security agreements with them, and require them to comply with applicable data security obligations. For cooperation with third parties involving data transfer, we enter into data processing agreement to specify the rights and obligations of each party.
Data Breach and Security Incident Management
We have established a comprehensive system to prevent and detect potential data breach risk, cyber threats, and other system vulnerabilities. We have adopted targeted, professional level security measures in different scenarios, such as network security, host security, application security, and data management, in response to different security risks. The network security protection measures include anti-DDOS attack platform, application firewall system, and threat intelligence analysis system. The host security protection measures include host security scanning, host security protection system, and anti-virus system. The application security protection measures include component scanning system, vulnerability scanning system, and code white box audit system. The data security protection measures include data classification and grading system, data leakage prevention system, and webpage watermarking. We have set up dedicated post for detecting data theft and leakage, which will be continuingly tested, followed up and rectified by dedicated security personnel. We use scanning tools to identify data or network defects/vulnerabilities on as-need basis and the defects/vulnerabilities identified will be followed up by dedicated personnel.
For security incident management, emergency response plan and emergency drills, we have put in place security incident management procedures and response processes (emergency plan), which are improved each year to ensure day-to-day information security management and maintenance. We have developed contingency plans and response mechanisms to have different types and levels of security properly addressed within each stage from discovery, handling, closure, post-event tracking, investigation, correction, to evidence collection. We have established an emergency response team, and the handling of security incident will be documented and archived by the technology security center. We conduct major emergency drill once a year and the technical perform drills from time to time.
Security Testing and Assessment
Our business systems have received and maintained valid IT and safety certificates. In 2024, BOSS Zhipin and Dianzhang Zhipin have passed Level III Certification for classified protection of cybersecurity and have completed information system security protection assessment. We also renewed the “Personal Information Protection Certification” from the China Cybersecurity Review, Certification and Market Regulation Big Data Center (“CCRC”) and the “Data Security Management Capability Certification” from TL Certification Center of the China Academy of Information and Communications Technology (“CAICT”). We have engaged a number of third-party security service providers to conduct security evaluation of our security systems, apps, and IT architecture, and cooperated with third-party testing and evaluation service providers to resolve issues identified.
In addition to third-party testing and assessments, we also conduct self-inspections and data security self-assessments. Since 2021 we have conducted annual data security assessment, and performed personal information security impact assessment. We use proprietary scanning tools, including component and vulnerability scanning systems, to generate data security assessment reports on a regular basis. Issues identified in the reports are closely analyzed and dealt with by our data security team.
Intellectual Property
We regard our trademarks, copyrights, patents, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success. As of June 18, 2025, we owned 356 patents including 161 invention patents, 31 pending patent applications, 267 copyrights including 214 software programs, and

40 registered domain names in China relating to various aspects of our operations and maintained approximately 1,139 trademark registrations in China and 22 trademark registrations outside China.
We seek to protect our technology and intellectual property rights through a combination of patent, copyright and trademark laws, as well as license agreements and other contractual protections. In addition, we enter into confidentiality and non-disclosure agreements with our employees, which require that all patents, software, inventions, developments, works of authorship and trade secrets created in connection with and during the course of their employment are our property.
During the years ended December 31, 2022, 2023 and 2024, our measures to protect our intellectual property have been effective, and we did not find any material breaches of our intellectual property rights. For risk relating to our intellectual property rights, see “Risk Factors — Risks Relating to our Business and Industry — We may not be able to adequately protect our intellectual property, which could cause us to be less competitive, and third-party infringements of our intellectual property rights may adversely affect our business.”
Legal Proceedings and Compliance
We are subject to legal proceedings, investigations and claims arising in the ordinary course of our business from time to time. See “Risk Factors — Risks Relating to our Business and Industry — We have been and may in the future be subject to legal proceedings during the course of our business operations. Our directors, management, shareholders and employees also have been and may in the future be subject to legal proceedings, which could adversely affect our reputation and results of operations.” During the years ended December 31, 2022, 2023 and 2024 and up to the date of this document, we have not been and were not a party to any material legal, arbitral or administrative proceedings, and we were not aware of any legal, arbitral or administrative proceedings pending or threatened against us or any of our directors that, individually or in the aggregate, could have a material adverse effect on our business, results of operations or financial condition.
We are subject to various regulatory requirements and guidelines issued by the regulatory authorities in China. During the years ended December 31, 2022, 2023 and 2024 and up to the date of this document, we did not commit any material non-compliance with the laws and regulations which individually or in the aggregate, in the opinion of our directors, would have a material and adverse effect on our business, financial condition or results of operations. As advised by our legal advisors as to PRC laws, during the years ended December 31, 2022, 2023 and 2024 and up to the date of this document, we complied with the relevant laws and regulations in all material respects.
Business Outlook
In 2025, we will remain committed to our user-centric approach, continuously focusing on business growth, technology innovation, and service expansion.
First, sustaining rapid user growth and enhancing user experience will remain our top priority. We will streamline service processes and refine personalized product designs to meet the unique needs of blue-collar, white-collar, and other user segments. Commercially, we will deepen our understanding of enterprise clients’ diverse recruitment needs, offering customized and innovative solutions while expanding our service offerings.
Second, in technology, we will accelerate the integration of AI into our products and services and explore the application of large language models to improve job-matching efficiency.
Third, we will continue to deepen our exploration of results-driven service, such as expanding monetization based on results across more industries, and accumulating closed-loop data, injecting new momentum into our sustainable growth.
Financial Prospect
Our revenue growth is driven by increasing user scale, paid enterprise customers and revenue per paid enterprise customer.
User growth remains the key driver for our top-line expansion as we continue to unlock potential in lower-tier cities and diverse industries by attracting a broader user base and achieving full-spectrum coverage. We are dedicated to enhancing user experience, deepening our understanding of enterprise user needs, and offering customized and innovative solutions to improve monetization, which leads to growth in both our paid enterprise customer base and revenue per paid enterprise customer.
Our effective business model, reinforced by network effects and improving marketing efficiency, drives higher operational efficiency. Our operating leverage and strong cost control capabilities ensure sustainable bottom-line growth.
Through this balanced approach of driving user growth while maintaining operational excellence, we believe we can continue to deliver high-quality, long-term growth.

USE OF PROCEEDS
We will determine the public offering price by reference to, among other factors, the closing price of our ADSs on Nasdaq and the closing price of our Class A ordinary shares on the Hong Kong Stock Exchange, each on the last trading day before the pricing of the Share Offer, which is expected to be on or before July 2, 2025. The maximum public offering price for the Hong Kong Public Offering is HK$78.00, or approximately US$9.94 per Class A ordinary share (equivalent to US$19.87 per ADS), based upon an exchange rate of HK$7.8499 to US$1.00. Assuming that (i) the public offering price is HK$78.00 per Class A ordinary share and (ii) initially 27,000,000 Class A ordinary shares are allocated to the International Offering and 3,000,000 Class A ordinary shares are allocated to the Hong Kong Public Offering, we estimate that we will receive net proceeds from the Share Offer of approximately HK$2,261.3 million, or US$288.1 million, after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us. On June 23, 2025, the last reported trading price of our ADSs on Nasdaq was US$17.68 per ADS. Each ADS represents two Class A ordinary shares. On June 23, 2025, the last reported trading price of our Class A ordinary shares on the Hong Kong Stock Exchange was HK$69.00 per Class A ordinary share, or US$17.74 per ADS, based upon an exchange rate of HK$7.7799 to US$1.00.
The public offering price in the International Offering may be higher than, or the same as, the public offering price in the Hong Kong Public Offering. In addition, the allocation of Class A ordinary shares between the Hong Kong Public Offering and the International Offering is subject to reallocation as described in “Underwriting.”
The Share Offer is intended to further enhance our financial flexibility, broaden our shareholder base, improve stock liquidity, and support our healthy and sustainable development. The net proceeds from the Share Offer will be used for the following purposes:
•
Approximately 45% of the net proceeds (approximately HK$1,017.6 million) will be used in the investment in technology and related infrastructure. We will continue to refine our recommendation algorithm by optimizing our machine learning and deep learning capabilities, and enhance our data analytics technology and data insight by leveraging our multidimensional, granular datasets. We will also further explore AI applications and tools to optimize users’ job search and hiring experience. In addition, we will continue to upgrade our platform infrastructure to improve computing capability and overall technology design to support rapid product iteration and growing user base.

•
Approximately 35% of the net proceeds (approximately HK$791.5 million) will be used in the development of new business initiatives. We will continue to expand our product and service offerings toward closed-loop services, transforming from basic matching to more results-driven services, such as charging based on successful delivery of resume or candidate feedback, to further enhance our monetization capability. We will also actively explore potential opportunities to enter and expand our presence in overseas markets.

•
Approximately 10% of the net proceeds (approximately HK$226.1 million) will be used in strategic acquisitions or investment opportunities that could have a synergistic effect with our existing business and support our growth strategies. As of the date of this document, we had not identified any potential acquisition or investment targets.

•
Approximately 10% of the net proceeds (approximately HK$226.1 million) will be used for working capital and general corporate purposes such as talent recruitment and retention, and other administrative uses to support the business operation.

We intend to utilize the net proceeds from the Share Offer for the above intended uses over the next three years.
To the extent that the net proceeds are not immediately applied to the above purposes and to the extent permitted by the relevant law and regulations, we may place the net proceeds as interest-bearing securities at licensed banks or financial institutions. In such event, we will comply with the appropriate disclosure requirements under the Hong Kong Listing Rules.
To the extent that our actual net proceeds from the Share Offer are higher or lower than our estimate above, we will increase or decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2025:
•
on an actual basis; and

•
on an as adjusted basis giving effect to our issuance and sale in the Share Offer of 30,000,000 Class A ordinary shares, resulting in estimated net proceeds of HK$2,261.3 million, or US$288.1 million, based on the assumed public offering price of HK$78.00, or approximately US$9.94, per Class A ordinary share (equivalent to US$19.87 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) no exercise of our Offer Size Adjustment Option and (ii) no adjustment to the allocation of Class A ordinary shares between the Hong Kong Public Offering and the International Offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to our unaudited consolidated financial statements and the notes thereto as of and for the three months ended March 31, 2025, included in Exhibit 99.2 of the Super 6-K, which is incorporated by reference in this prospectus supplement and accompanying prospectus.
	As of March 31, 2025
	Actual		As Adjusted
	RMB	US$(1)	RMB	US$(1)
	(in thousands, except for share and per share data)
Cash and cash equivalents	2,790,420	384,530	4,857,671	669,405

Shareholders’ equity
Ordinary shares (US$0.0001 par value; 1,800,000,000 Class A ordinary shares and 200,000,000 Class B ordinary shares authorized; 777,723,103 Class A ordinary shares issued and 741,237,475 outstanding, 138,430,401 Class B ordinary shares issued and outstanding, on an actual basis; 807,723,103 Class A ordinary shares issued and 771,237,475 outstanding, 138,430,401 Class B ordinary shares issued and outstanding, on an as adjusted basis)	582	80	604	83
Treasury shares	(980,621)	(135,133)	(980,621)	(135,133)
Additional paid-in capital	16,091,978	2,217,534	18,159,207	2,502,406
Statutory reserves	15,051	2,074	15,051	2,074
Accumulated other comprehensive income	1,040,317	143,359	1,040,317	143,359
Accumulated deficit	(399,506)	(55,053)	(399,506)	(55,053)
Total KANZHUN LIMITED shareholders’ equity	15,767,801	2,172,861	17,835,052	2,457,736
Non-controlling interests	89,389	12,318	89,389	12,318
Total shareholders’ equity	15,857,190	2,185,179	17,924,441	2,470,054
Total capitalization	15,857,190	2,185,179	17,924,441	2,470,054

(1)
Translations from Hong Kong dollars into U.S. dollars and from RMB into U.S. dollars relating to the estimated net proceeds and the assumed public offeringprice were made at a rate of HK$7.8499 to US$1.00 and RMB7.1761 to US$1.00, the middle exchange rates set by the People’s Bank of China prevailing on June 18,2025. Unless otherwise stated, all translations of RMB into U.S. dollars in this section were made at RMB7.2567 to US$1.00, the exchange rate on March 31, 2025 as setforth in the H.10 statistical release of the Federal Reserve Board.

DILUTION
If you invest in our Class A ordinary shares in the Share Offer, your interest will be diluted to the extent of the difference between the public offering price per Class A ordinary share and our as adjusted net tangible book value per ordinary share after the Share Offer. Dilution results from the fact that the public offering price per Class A ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.
As of March 31, 2025, our net tangible book value was approximately RMB15.6 billion (US$2.2 billion), or RMB17.74 (US$2.44) per ordinary share. Net tangible book value represents the amount of our total consolidated tangible assets less the amount of our total consolidated liabilities. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share from the assumed public offering price per Class A ordinary share, after giving effect to the issuance and sale of 30,000,000 Class A ordinary shares in the Share Offer at an assumed public offering price of HK78.00, or approximately US$9.94, per Class A ordinary shares, assuming no exercise of Offer Size Adjustment Option, no adjustment to the allocation of Class A ordinary shares between the Hong Kong Public Offering and the International Offering and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
Without taking into account any other changes in net tangible book value after March 31, 2025, other than to give effect to the issuance and sale by us of 30,000,000 Class A ordinary shares in the Share Offer at an assumed public offering price of HK$78.00, or US$9.94, per Class A ordinary share, assuming no exercise of Offer Size Adjustment Option, no adjustment to the allocation of Class A ordinary shares between the Hong Kong Public Offering and the International Offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been US$2.4 billion, or US$2.68 per ordinary share. This represents an immediate increase in net tangible book value of US$0.24 per ordinary share to the existing shareholders and an immediate dilution in net tangible book value of US$7.26 per ordinary share to investors purchasing Class A ordinary shares in the Share Offer.
The following table illustrates such dilution:
Per Ordinary Share
US$
Actual net tangible book value as of March 31, 2025	2.44
As adjusted net tangible book value after giving effect to the Share Offer	2.68
Assumed public offering price	9.94
Dilution in net tangible book value to new investors in the Share Offer	7.26
A US$1.00 increase/(decrease) in the assumed public offering price of HK$78.00, or US$9.94, per Class A ordinary share would increase/(decrease) our as adjusted net tangible book value by US$29.2 million, the as adjusted net tangible book value per ordinary share by US$0.03 per ordinary share and the dilution in net tangible book value per ordinary share to new investors in the Share Offer by US$0.97 per ordinary share, assuming no change to the number of Class A ordinary shares offered by us as set forth on the front cover page of this prospectus supplement and after deducting estimated underwriting discounts and commissions and estimated offering expenses.
If we were to exercise our Offer Size Adjustment Option to issue and sell additional 4,500,000 Class A ordinary shares, the percentage of our ordinary shares held by existing shareholders as of March 31, 2025 would be 96.2%, and the percentage of our ordinary shares held by new investors would be 3.8%, assuming that all the Class A ordinary shares sold in the Share Offer are purchased by new investors.
The discussion and tables above do not reflect (i) any outstanding share options, whether or not vested, (ii) any outstanding restricted share units that have not yet vested, (iii) any issuance of our ordinary shares and/or ADSs from March 31, 2025 to the date of this prospectus supplement, and (iv) any ordinary shares and/or ADSs that we repurchased under our share repurchase program from March 31, 2025 to the date of this prospectus supplement. As of March 31, 2025, the awards that had been granted to our directors, officers, employees and consultants and remained outstanding included (i) restricted share units to receive an aggregate of 32,013,988 ordinary shares, excluding restricted share units that were forfeited, cancelled, or vested after the relevant grant date, and (ii) options to purchase an aggregate of 36,259,802 ordinary shares, excluding options that were forfeited, cancelled, or exercised after the relevant grant date.
Translations from Hong Kong dollars into U.S. dollars and from RMB into U.S. dollars relating to the estimated net proceeds and the assumed public offering price were made at a rate of HK$7.8499 to US$1.00 and RMB7.1761 to US$1.00, the middle exchange rates set by the People’s Bank of China prevailing on June 18, 2025. Unless otherwise stated, all translations of RMB into U.S. dollars in this section were made at RMB7.2567 to US$1.00, the exchange rate on March 31, 2025 as set forth in the H.10 statistical release of the Federal Reserve Board.

PRINCIPAL SHAREHOLDERS
The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of June 18, 2025 by:
•
each of our directors and executive officers; and

•
each person known to us to own beneficially more than 5% of our total outstanding shares.

The calculations in the table below are based on 884,848,536 ordinary shares outstanding as of June 18, 2025, comprising (i) 750,261,135 Class A ordinary shares and (ii) 134,587,401 Class B ordinary shares.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and the associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares and associated votes, however, are not included in the computation of the percentage ownership of any other person. Ordinary shares held by a shareholder are determined in accordance with our register of members.
	Class A ordinary shares	Class B ordinary shares	Total ordinary shares on an as-converted basis	Prior to this offering		Following this offering
				%	% of aggregate voting power	%	% of aggregate voting power
Directors and Officers**:
Peng Zhao(1)	—	134,587,401	134,587,401	15.2	64.2	14.7	63.3
Yu Zhang	*	—	*	*	*	*	*
Xu Chen	*	—	*	*	*	*	*
Tao Zhang	*	—	*	*	*	*	*
Xiehua Wang	*	—	*	*	*	*	*
Haiyang Yu	—	—	—	—	—	—	—
Yonggang Sun	*	—	*	*	*	*	*
Yan Li	*	—	*	*	*	*	*
Mengyuan Dong	*	—	*	*	*	*	*
Hongyu Liu	*	—	*	*	*	*	*
All directors and officers as a group	12,366,286	134,587,401	146,953,687	16.6	64.8	16.1	63.9
Principal Shareholders:
TECHWOLF LIMITED(1)	—	134,587,401	134,587,401	15.2	64.2	14.7	63.3
Capital World Investors(2)	79,737,670	—	79,737,670	9.0	3.8	8.7	3.8
Image Frame Investment (HK) Limited(3)	73,975,773	—	73,975,773	8.4	3.5	8.1	3.5

Notes:
*
Less than 1% of our total ordinary shares on an as-converted basis outstanding as of June 18, 2025.

**
Except as indicated otherwise below, the business address of our directors and executive officers is 21/F, GrandyVic Building, Taiyanggong Middle Road, Chaoyang District, Beijing 100020, People’s Republic of China.

†
For each person or group included in this column, percentage of total voting power represents voting power based on both Class A and Class B ordinary shares held by such person or group with respect to all outstanding shares of our Class A and Class B ordinary shares as a single class. Each holder of our Class A ordinary shares is entitled to one vote per share. Each holder of our Class B ordinary shares is entitled to 10 votes per share, subject to certain exceptions. Our Class B ordinary shares are convertible at any time by the holder into Class A ordinary shares on a one-for-one basis, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

(1)
Represents 134,587,401 Class B ordinary shares held by Techwolf Limited, a British Virgin Islands company. The entire interest in Techwolf Limited is held by a trust established by Mr. Peng Zhao as the settlor for the benefit of Mr. Zhao and his family. The registered office address of Techwolf Limited is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(2)
Represents 79,737,670 Class A ordinary shares beneficial owned by Capital World Investors (“CWI”), a Delaware limited liability company, as reported in a Schedule 13G amendment filed by Capital World Investors on May 5, 2025. CWI is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CWI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital World Investors.”

(3)
Represents 73,975,773 Class A ordinary shares held by Image Frame Investment (HK) Limited, a company incorporated in Hong Kong. Image Frame Investment (HK) Limited is a subsidiary of Tencent Holdings Limited, or Tencent, a public company listed on the Hong Kong Stock Exchange (HKSE: 0700). The registered address of Image Frame Investment (HK) Limited and Tencent Holding Limited is Level 29, Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong.

To our knowledge, as of June 18, 2025, a total of 707,610,205 Class A ordinary shares were held by 2 record holders in the United States, representing approximately 80.0% of our total issued and outstanding shares on an as-converted basis. One of these holders is Citibank, N.A., the depositary of our ADS program, which held 94.3% of our Class A ordinary shares on record, representing approximately 80.0% of our total issued and outstanding shares on record as of June 18, 2025. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.
Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to ten votes per share, subject to certain exceptions as set out in our memorandum and articles of association. Holders of Class A and Class B ordinary shares vote together as one class on all matters subject to a shareholders’ vote. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.
Except for the above, we are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DIVIDEND POLICY
Our board of directors has discretion on whether and when to distribute dividends, subject to our memorandum and articles of association and certain restrictions under Cayman Islands law. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends in the future, the timing, amount and form will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.
Our board of directors approved a special cash dividend in the amount of US$0.09 per Class A ordinary share, or US$0.18 per ADS, in November 2023. The aggregate amount of the dividend was approximately US$79.2 million. Our company currently does not have a predetermined dividend payout ratio. Our board of directors may declare, and our company may pay, dividends after taking into account the results of operations, financial condition, cash flow, operating and capital expenditure requirements, future business development strategies and estimates and other factors as they may deem relevant.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Item 4. Information on the Company — B. Business Overview — Regulation — Regulations Relating to Dividend Distributions” in the 2024 Form 20-F.
If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the underlying Class A ordinary shares represented by the ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the underlying Class A ordinary shares represented by the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

SHARES ELIGIBLE FOR FUTURE SALE
Upon the closing of the Share Offer, we will have 780,261,135 Class A ordinary shares outstanding (or 784,761,135 Class A ordinary shares if we exercise in full our Offer Price Adjustment Option to issue and sell additional Class A ordinary shares) based on our total outstanding Class A Ordinary Shares of 750,261,135 as of June 18, 2025 and assumes no changes of total Class A Ordinary Shares between June 18, 2025 and the completion of the Share Offer.
All of the Class A ordinary shares sold in the Share Offer will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and Class A ordinary shares.
Undertakings by us pursuant to the Hong Kong Underwriting Agreement
Under the terms of the Hong Kong Underwriting Agreement, we have undertaken to the Hong Kong underwriters not to (except for the offer, allotment and issue of the Offer Shares pursuant to the Share Offer, including pursuant to any exercise of the Offer Size Adjustment Option), during the period commencing on the date of the Hong Kong Underwriting Agreement and ending on, and including, the date that is 90 days after the Listing Date (the “Lock-up Period”), without the prior written consent of the Overall Coordinators (for themselves and on behalf of the Hong Kong underwriters):
(a)
allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot pledge, grant or sell any option, warrant, contract or right to subscribe for or purchase, or otherwise dispose of, either directly or indirectly, conditionally or unconditionally, any Shares or any other securities of the Company or any interest in any of the foregoing (including any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to subscribe for or purchase, any Shares or any other equity securities of the Company);

(b)
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or any other securities of the Company or any interest in any of the foregoing (including any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to subscribe for or purchase, any Shares or any other equity securities of the Company);

(c)
enter into any transaction with the same economic effect as any transaction specified in (a) or (b); or

(d)
offer to or agree to or announce any intention to effect any transaction specified in (a) to (c), in each case, whether the transaction is to be settled by delivery of Shares or such other equity securities of the Company or in cash or otherwise (whether or not the allotment or issue of Shares or such other securities of the Company will be completed within the Lockup Period) but in each case not including any action taken in our ordinary course of business (including, but not limited to, the operation of the Share Incentive Plans disclosed in the Prospectus).

Rule 144
“Restricted securities” as that term is defined in Rule 144 under the Securities Act may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as that provided by Rule 144 under the Securities Act.
In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours will be entitled to sell restricted securities beneficially owned for at least six months without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:
•
1% of the then outstanding ordinary shares of the same class, in the form of ADSs or otherwise, which immediately after the Share Offer will equal 7,802,611 Class A ordinary shares, assuming no exercise of our Offer Size Adjustment Option; and

•
the average weekly trading volume of our Class A ordinary shares, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.
We have an effective registration statement on Form S-8 on file with the SEC. In general, each of our employees, consultants or advisors who exercises an incentive share grant will receive Class A ordinary shares or ADSs that may be resold immediately without any holding period requirement. Affiliates will still be subject to the applicable volume, manner of sale and notice requirements under Rule 144.

CONVERSION BETWEEN ADSS AND CLASS A ORDINARY SHARES
Dealings and Settlement of Class A Ordinary Shares in Hong Kong
Dealings in our Class A ordinary shares on the Hong Kong Stock Exchange are conducted in Hong Kong dollars. Our Class A ordinary shares are traded on the Hong Kong Stock Exchange in board lots of 100 Class A ordinary shares.
The transaction costs of dealings in our Class A ordinary shares on the Hong Kong Stock Exchange include:
•
Hong Kong Stock Exchange trading fee of 0.00565% of the consideration of the transaction, charged to each of the buyer and seller;

•
SFC transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

•
AFRC transaction levy of 0.00015% of the consideration of the transaction, charged to each of the buyer and seller;

•
trading tariff of HK$0.50 on each and every purchase or sale transaction, with the decision on whether or not to pass the trading tariff on to investors at the discretion of brokers;

•
transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

•
ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

•
stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

•
brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

•
a fee of HK$2.50 charged by the Hong Kong share registrar for each transfer of ordinary shares from one registered owner to another and for each share certificate it cancels or issues, plus any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors in Hong Kong must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. The settlement system for securities listed on the Hong Kong Stock Exchange is known as CCASS, which stands for Central Clearing and Settlement System. For investors in Hong Kong who have deposited their Class A ordinary shares in their stock account or in their designated CCASS participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and the CCASS Operational Procedures in effect from time to time. Investors who hold physical certificates must deliver settlement certificates and duly executed transfer forms to their broker or custodian before the settlement date.
Conversion Between Class A Ordinary Shares Trading in Hong Kong and ADSs
We have a branch register of members in Hong Kong, which we refer to as the Hong Kong share register, which is maintained by our Hong Kong share registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, which we refer to as the Cayman share register, is maintained by Maples Fund Services (Cayman) Limited.
As described in further detail below, holders of Class A ordinary shares registered on the Hong Kong share register are able to deposit their Class A ordinary shares for delivery of ADSs and surrender their ADSs for cancelation and delivery of Class A ordinary shares.
Converting Class A Ordinary Shares Trading in Hong Kong into ADSs
An investor who holds Class A ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on Nasdaq must deposit or have their broker deposit the Class A ordinary shares with the depositary’s Hong Kong custodian, Citibank, N.A. — Hong Kong, in exchange for ADSs. A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:
•
If Class A ordinary shares have been deposited with CCASS, the investor must transfer the Class A ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and deliver instructions to the custodian for the issuance and delivery of the corresponding ADSs.

•
If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit the Class A ordinary shares into CCASS for delivery to the depositary’s account with the custodian within CCASS, and must deliver instructions for the issuance and delivery of the corresponding ADSs to the custodian.

•
Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will issue the corresponding number of ADSs and will deliver the ADSs as instructed by the investor.

For Class A ordinary shares deposited in CCASS, the above steps generally require two business days under normal circumstances, provided that the investor has provided timely and complete instructions. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the ADSs issuance procedures are completed.
Converting ADSs into Class A Ordinary Shares Trading in Hong Kong
An investor who holds ADSs and who intends to convert them into Class A ordinary shares that trade on the Hong Kong Stock Exchange must cancel the ADSs and withdraw the underlying Class A ordinary shares from our ADS program.
An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedure of the broker or financial institution and instruct the broker to arrange for cancelation of the ADSs and transfer of the underlying Class A ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.
An investor that holds ADSs directly must take the following steps:
•
To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs to the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

•
Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will cancel the ADSs and instruct the custodian to deliver Class A ordinary shares underlying the canceled ADSs to the CCASS account designated by the investor.

•
If an investor prefers to receive Class A ordinary shares outside CCASS, they must receive Class A ordinary shares in CCASS first and then arrange for withdrawal of the Class A ordinary shares from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class A ordinary shares in their own name with the Hong Kong share registrar.

For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions.
For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.
Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures for delivery for Class A ordinary shares in a CCASS account is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.
Depositary Requirements
Before the depositary delivers ADSs or permits withdrawal of Class A ordinary shares, the depositary may require:
•
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong share registrar or Cayman share registrar are closed or at any time if the depositary or we determine it advisable to do so, subject to such refusal complying with U.S. federal securities laws.
All costs attributable to the transfer of shares to effect a withdrawal from or deposit of Class A ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of Ordinary Shares and ADSs should note that the Hong Kong share registrar will charge HK$2.50 for each transfer of Class A ordinary shares from one registered owner to another and each share certificate canceled or issued by it, as well as any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class A ordinary shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of Class A ordinary shares from, our ADS program.

UNDERWRITING
The Share Offer
The offering of 30,000,000 of our Class A ordinary shares is referred to herein as the Share Offer. The Share Offer is comprised of:
•
the offering of initially 3,000,000 Class A ordinary shares (the “Hong Kong Offer Shares” (subject to reallocation of the Offer Shares between the International Offering and the Hong Kong Public Offering (the “Reallocation”) and the Offer Size Adjustment Option) in Hong Kong as described in the sub-section “— The Hong Kong Public Offering” below; and

•
the offering of an aggregate of initially 27,000,000 Class A ordinary shares (the “International Offer Shares”) (subject to Reallocation and the Offer Size Adjustment Option) as described in the sub-section “— The International Offering” below.

The International Offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Share Offer that may be resold from time to time into the United States in compliance with applicable law.
We and the Hong Kong underwriters have entered into the Hong Kong underwriting agreement on June 24, 2025 (the “Hong Kong Underwriting Agreement”). Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement, the Hong Kong underwriters below have severally agreed to apply or procure applications for the number of Class A ordinary shares indicated below.
Hong Kong Underwriters	Number of Class A ordinary shares
Goldman Sachs (Asia) L.L.C.
Morgan Stanley Asia Limited
Huatai Financial Holdings (Hong Kong) Limited
Futu Securities International (Hong Kong) Limited
Tiger Brokers (HK) Global Limited
Total	3,000,000
We and the international underwriters will enter into an international underwriting agreement (the “International Underwriting Agreement”). Under the terms and subject to the conditions in the International Underwriting Agreement, the international underwriters have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them, severally, the number of Class A ordinary shares indicated below.
International Underwriters	Number of Class A ordinary shares

Total	27,000,000
The Hong Kong underwriters and the international underwriters are collectively referred to as the “underwriters.” The underwriters propose to offer our Class A ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated, severally but not jointly, to take and pay for all of the ordinary shares offered hereby if any such shares are taken. The offering of our Class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective affiliates, registered broker-dealers or selling agents. Our Class A ordinary shares are listed on the Hong Kong Stock Exchange under the stock code “2076.” Our ADSs are listed on the Nasdaq Global Select Market under the symbol “BZ.”
A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The Overall Coordinators may agree to allocate a number of Class A ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Overall Coordinators to underwriters that may make internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
The Hong Kong Public Offering
Number of Hong Kong Offer Shares offered
We are offering 3,000,000 Hong Kong Offer Shares for subscription by the public in Hong Kong at the final price of the Share offer (the “Public Offer Price”), representing 10% of the total number of Offer Shares initially available under the Share Offer. Subject to Reallocation and the Offer Size Adjustment Option, the number of the Hong Kong Offer Shares will represent approximately 0.3% of the Company’s enlarged number of issued and outstanding Shares immediately after completion of the Share Offer.
Completion of the Hong Kong Public Offering is subject to the conditions as set out in the sub-section headed “Conditions of the Share Offer” below.
Allocation
Allocation of the Hong Kong Offer Shares to investors will be based solely on the level of valid applications received under the Hong Kong Public Offering. The basis of allocation may vary, depending on the number of Hong Kong Offer Shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which would mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong Offer Shares, and those applicants who are not successful in the ballot may not receive any Hong Kong Offer Shares.
The total available Hong Kong Offer Shares (after taking into account of any Reallocation) is to be divided into two pools for allocation purposes: pool A and pool B. Accordingly, the maximum number of Hong Kong Offer Shares initially in each of pool A and pool B will be 1,500,000. The Hong Kong Offer Shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate price of HK$5 million (excluding the brokerage of 1.0%, SFC transaction levy of 0.0027%, Hong Kong Stock Exchange trading fee of 0.00565% and AFRC transaction levy of 0.00015% payable) or less.
The Hong Kong Offer Shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate price of more than HK$5 million (excluding the brokerage of 1.0%, SFC transaction levy of 0.0027%, Hong Kong Stock Exchange trading fee of 0.00565% and AFRC transaction levy of 0.00015% payable). Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If the Hong Kong Offer Shares in one (but not both) of the pools are undersubscribed, the surplus Hong Kong Offer Shares will be transferred to the other pool to satisfy demand in that other pool and thereafter be allocated accordingly. For the purpose of this section only, the “price” for Offer Shares means the price payable on application therefor (without regard to the Public Offer Price as finally determined). Applicants can only receive an allocation of Hong Kong Offer Shares from either pool A or pool B but not from both pools and can only apply for Hong Kong Offer Shares in either pool A or pool B.
Multiple or suspected multiple applications within either pool or between pools and any application for more than 1,500,000 Hong Kong Offer Shares are liable to be rejected.
Applications
Each applicant under the Hong Kong Public Offering will be required to give an undertaking and confirmation in their application that the applicant and any person(s) for whose benefit they are making the application have not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any International Offer Shares under the International Offering, and such applicant’s application is liable to be rejected if the said undertaking and/or confirmation is breached and/or untrue (as the case may be) or it has been or will be placed or allocated (including conditionally and/or provisionally) International Offer Shares under the International Offering.
Applicants under the Hong Kong Public Offering are required to pay, on application, the maximum Public Offer Price of HK$78.00 per Offer Share in addition to any brokerage of 1.0%, SFC transaction levy of 0.0027%, Hong Kong Stock Exchange trading fee of 0.00565% and AFRC transaction levy of 0.00015% payable on each Offer Share. If the Public Offer Price is less than the maximum Public Offer Price of HK$78.00 per Offer Share, appropriate refund payments (including the brokerage of 1.0%, SFC transaction levy of 0.0027%, Hong Kong Stock Exchange trading fee of 0.00565% and AFRC transaction levy of 0.00015% attributable to the surplus application monies) will be made to successful applicants, without interest.
The International Offering
Number of International Offer Shares offered
The number of International Offer Shares to be offered for subscription under the International Offering will be 27,000,000 Shares (subject to Reallocation and the Offer Size Adjustment Option). Subject to Reallocation and the Offer Size Adjustment Option, the International Offer Shares will represent approximately 90% of the Offer Shares initially available under the Share Offer.
Completion of the International Offering is subject to the conditions as set out in the sub-section headed “Conditions of the Share Offer” below.
Allocation
Allocation of International Offer Shares will be effected in accordance with the book-building process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further shares of the Company, and/or hold or sell its shares of the Company, after the listing of the Offer Shares on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of the Offer Shares on a basis which would contribute to the maintenance of a solid professional and institutional shareholder base to the benefit of the Company and its shareholders as a whole.
The Overall Coordinators (for themselves and on behalf of the underwriters) may require any investor who has been offered International Offer Shares, and who has made an application under the Hong Kong Public Offering, to provide sufficient information to the Overall Coordinators so as to allow them to identify the relevant applications under the Hong Kong Public Offering and to ensure that it is excluded from any application for Hong Kong Offer Shares under the Hong Kong Public Offering.

Offer Size Adjustment Option
As part of the Share Offer, we have the Offer Size Adjustment Option under the Hong Kong Underwriting Agreement. The Offer Size Adjustment Option provides flexibility to increase the number of Offer Shares available for purchase under the Share Offer to cover additional market demand, if any. The Offer Size Adjustment Option may be exercised by us after consultation with the Overall Coordinators on or before the date on which the Public Offer Price and the International Offer Price are to be fixed for the purposes of the Share Offer (the “Price Determination Date”) and will expire upon execution of the International Underwriting Agreement and the Price Determination Agreement.
Under the Offer Size Adjustment Option, we may issue any number of Shares up to an aggregate of 4,500,000 additional Offer Shares at the relevant Public Offer Price or International Offer Price. These Offer Size Adjustment Option Shares, if any, will be allocated in such manner as closely as practicable to maintain the proportionality between the Hong Kong Public Offering and the International Offering.
Lock-up Undertakings
Under the terms of the Hong Kong Underwriting Agreement, we have undertaken to the underwriters not to (other than in connection with the Share Offer), during the period commencing on the date of the Hong Kong Underwriting Agreement and ending on, and including, the date that is 90 days after the Listing Date, without the prior written consent of the Overall Coordinators (for themselves and on behalf of the underwriters):
(a)
allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, pledge, grant or sell any option, warrant, contract or right to subscribe for or purchase, or otherwise dispose of, either directly or indirectly, conditionally or unconditionally, any Shares or any other securities of the Company or any interest in any of the foregoing (including any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to subscribe for or purchase, any Shares or any other equity securities of the Company);

(b)
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or any other securities of the Company or any interest in any of the foregoing (including any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to subscribe for or purchase, any Shares or any other equity securities of the Company);

(c)
enter into any transaction with the same economic effect as any transaction specified in (a) or (b) above; or

(d)
offer to or agree to or announce any intention to effect any transaction specified in (a) to (c) above.

In each case, whether the transaction is to be settled by delivery of the Shares or such other equity securities of the Company or in cash or otherwise, but in each case not including any action taken in our ordinary course of business (including, but not limited to, the operation of the share incentive plans disclosed in this prospectus).
The Overall Coordinators, in their sole discretion, may release the Class A ordinary shares, ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time.
Conditions of the Shares Offer
The Share Offer is conditional upon, among others:
•
Listing. (A) The Listing Committee of Hong Kong Stock Exchange granting the listing of, and permission to deal in, the Offer Shares on the Hong Kong Stock Exchange and such approval not subsequently having been revoked prior to the commencement of dealings in the Offer Shares; and (B) the filing of a prospectus supplement describing the terms of the Share Offer to an effective shelf registration statement on Form F-3 in place pursuant to which new ADSs representing Class A ordinary shares of the Company can be offered on a delayed and continuous basis pursuant to Rule 415 of the Securities Act of 1933;

•
Underwriting Agreements. (A) The execution and delivery of the International Underwriting Agreement prior to or on the Price Determination Date; and (B) the obligations of the underwriters under the Hong Kong Underwriting Agreement and International Underwriting Agreement becoming and remaining unconditional, and not being terminated in accordance with the terms of the respective agreements; and

•
Pricing Determination. The Public Offer Price and International Offer Price having been determined and the execution of the Price Determination Agreement on or around the Price Determination Date.

If any of the above conditions are not fulfilled or waived on or before the times and dates specified, the Share Offer (therefore both the Hong Kong Public Offering and the International Offering) will lapse. If the Share Offer lapses, the Hong Kong Stock Exchange will be notified immediately.
Reallocation and Clawback
The allocation of the Offer Shares between the International Offering and the Hong Kong Public Offering is subject to Reallocation.
We have applied to the Hong Kong Stock Exchange for a confirmation to adopt a proposed clawback mechanism, and the Hong Kong Stock Exchange has no objection, such that, in the event of oversubscription in the Hong Kong Public Offering, the Overall Coordinators will apply a clawback mechanism following the closing of the application lists on the following basis:
(A)
Where the International Offer Shares are fully subscribed or oversubscribed:

(i)
if the Hong Kong Offer Shares are undersubscribed, the Overall Coordinators have the authority to reallocate all or any unsubscribed Hong Kong Offer Shares to the International Offering, in such proportions as the Overall Coordinators deem appropriate;

(ii)
if the number of Offer Shares validly applied for under the Hong Kong Public Offering represents 3 times or more but less than 6 times the number of Shares initially available for subscription under the Hong Kong Public Offering, then Offer Shares will be reallocated to the Hong Kong Public Offering from the International Offering, so that the total number of Offer Shares available for subscription under the Hong Kong Public Offering will be increased to 6,000,000 Shares, representing 20% of the Offer Shares available for subscription under the Share Offer;

(iii)
if the number of Offer Shares validly applied for under the Hong Kong Public Offering represents 6 times or more but less than 10 times the number of Offer Shares available for subscription under the Hong Kong Public Offering, then Offer Shares will be reallocated to the Hong Kong Public Offering from the International Offering, so that the number of Offer Shares available for subscription under the Hong Kong Public Offering will be increased to 7,500,000 Shares, representing 25% of the Offer Shares initially available for subscription under the Share Offer; and

(iv)
if the number of Offer Shares validly applied for under the Hong Kong Public Offering represents 10 times or more the number of Offer Shares available for subscription under the Hong Kong Public Offering, then Offer Shares will be reallocated to the Hong Kong Public Offering from the International Offering, so that the number of Offer Shares available for subscription under the Hong Kong Public Offering will be increased to 9,000,000 Offer Shares, representing 30% of the Offer Shares initially available for subscription under the Share Offer.

(B)
Where the International Offer Shares are undersubscribed:

(i)
if the Hong Kong Offer Shares are undersubscribed, the Share Offer will not proceed unless the Underwriters subscribe or procure subscribers for their respective applicable proportions of the Offer Shares being offered which are not taken up under the Share Offer on the terms and conditions of this prospectus and the Underwriting Agreements; and

(ii)
if the Hong Kong Offer Shares are oversubscribed, irrespective of the number of times the number of Offer Shares available for subscription under the Hong Kong Public Offering, then up to 3,000,000 Offer Shares may be reallocated to the Hong Kong Public Offering from the International Offering, so that the total number of Offer Shares available under the Hong Kong Public Offering will be increased to 6,000,000 Offer Shares, representing approximately 20% of the number of Offer Shares available under the Share Offer.
In the event of Reallocation in circumstances under paragraph (A)(ii), (A)(iii), (A)(iv) or (B)(ii) above, the additional Offer Shares reallocated to the Hong Kong Public Offering from the International Offering will be allocated equally between pool A and pool B and the number of Offer Shares allocated to the International Offering will be correspondingly reduced. If the Hong Kong Public Offering is not fully subscribed, the Overall Coordinators have the authority to reallocate all or any of the unsubscribed Hong Kong Offer Shares originally included in the Hong Kong Public Offering to the International Offering in such proportions as they deem appropriate.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Pricing of the Offering
The public offering price was determined by negotiations between us and the Overall Coordinators. Among the factors considered in determining the public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours.
Notice to All Prospective Investors
In purchasing the Class A ordinary shares, save as otherwise permitted under the Hong Kong Listing Rules or within the scope of any other waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:
•
you and your ultimate beneficial owners are independent of, and not connected or acting in concert with, any of the directors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective associates or close associates (as such terms are defined in the Hong Kong Listing Rules);

•
you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

•
you and your ultimate beneficial owners are not a director or existing shareholder holding 10% or more of the Class A ordinary shares and/or ADSs (in aggregate) of our Company, or an associate or a close associate (as such terms are defined in the HK Listing Rules) of any director or existing shareholder holding 10% or more of the Class A ordinary shares and/or ADSs (in aggregate) of our Company or a nominee of any of the foregoing;

•
you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the Class A ordinary shares to any connected person or core connected person (as the terms are defined in the Hong Kong Listing Rules) of ours at the time of completion of this offering;

•
you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective associates or close associates (as such terms are defined in the Hong Kong Listing Rules) or any of the underwriters;

•
you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our connected persons or core connected persons (as such terms are defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

•
you and your ultimate beneficial owners are not a connected person or a core connected person or person who will become a connected person or a core connected person of our company immediately upon completion of this offering, the subscription for the Class A ordinary shares by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our connected person or core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our connected person or core connected persons in making this subscription for Class A ordinary shares;

•
you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our ordinary shares and/or ADSs except as you have disclosed to us or our agent;

•
whether you acquire the Class A ordinary shares on your own behalf or as a fiduciary or agent, the Class A ordinary shares are acquired only for the purpose of investment;

•
you will require any person for whose accounts you are purchasing our Class A ordinary shares and any person to whom you may offer or sell any of our Class A ordinary shares to comply with the provisions of this section; if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as “professional investors” under the Securities and Futures (Professional Investor) Rules;

•
you have received a copy of this prospectus supplement and have not relied on any information, representation or warranty provided or made by or on behalf of the underwriters, us, or any other party involved in this offering other than information contained in this prospectus supplement, and that none of the underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our company and your own assessment of the merits and risks of investing in the Class A ordinary shares;

•
you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners’ jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our Class A ordinary shares and you acknowledge and agree that none of us, our affiliates and the underwriters and their respective affiliates shall have any responsibility in this regard;

•
you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of the Securities and Futures Commission of Hong Kong (the “SFC”), and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix F1 to the Hong Kong Listing Rules. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws;

•
you are not a connected client (as defined in Appendix F1 to the HK Listing Rules) of any of the underwriters;

•
you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Class A ordinary shares, or any other breach of your obligations hereunder;

•
you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our Class A ordinary shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

•
you will not copy or otherwise distribute this prospectus supplement to any third party; and

•
(A) we, the underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the Class A ordinary shares are no longer accurate, you will promptly notify us and the underwriters, and (C) if you are acquiring any of the Class A ordinary shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

Selling Restrictions
No action may be taken by us or the underwriters in any jurisdiction other than the United States that would permit a public offering of the Class A ordinary shares or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Class A ordinary shares may not be offered or sold, directly or indirectly, and neither the prospectus supplement nor any other offering material or advertisements in connection with the offer and sale of the Class A ordinary shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Canada
The Class A ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each individual Member State of the European Economic Area (each a “Relevant State”), no Class A ordinary shares have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that an offer of Class A ordinary shares to the public may be made in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of any Class A ordinary shares shall result in a requirement for us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the Class A ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for the Class A ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No Class A ordinary shares have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class A ordinary shares which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the Class A ordinary shares may be offered to the public in the United Kingdom at any time:
•
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Overall Coordinators and Joint Global Co-ordinators for any such offer; or

•
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the Class A ordinary shares shall require us or any Underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Class A ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Australia
This prospectus supplement:
•
does not constitute a prospectus or a product disclosure statement under the Corporations Act 2001 of the Commonwealth of Australia (the “Corporations Act”);

•
does not purport to include the information required of a prospectus under Part 6D.2 of the Corporations Act or a product disclosure statement under Part 7.9 of the Corporations Act;

•
has not been, nor will it be, lodged as a disclosure document with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia; and

•
may not be provided in Australia other than to select investors (“Exempt Investors”) who are able to demonstrate that they: (i) fall within one or more of the categories of investors under Section 708 of the Corporations Act to whom an offer may be made without disclosure under Part 6D.2 of the Corporations Act; and (ii) are “wholesale clients” for the purpose of Section 761G of the Corporations Act.

Accordingly, the Class A ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for, or buy, the Class A ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Class A ordinary shares may be distributed directly or indirectly in or into Australia, except in circumstances where disclosure to investors is not required under Chapters 6D and 7 of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Class A ordinary shares, each subscriber or purchaser of Class A ordinary shares represents and warrants to us, the Underwriters and their affiliates that such subscriber or purchaser is an Exempt Investor.
As any offer of Class A ordinary shares under this prospectus supplement, any supplement or the accompanying prospectus or any other document will be made without disclosure in Australia under Parts 6D.2 and 7.9 of the Corporations Act, the offer of those Class A ordinary shares for resale in Australia within 12 months may, under the Corporations Act, require disclosure to investors if none of the exemptions in the Corporations Act applies to that resale. By applying for the Class A ordinary shares, each subscriber or purchaser of Class A ordinary shares undertakes to us and the Underwriters that such subscriber or purchaser will not, for a period of 12 months from the date of issue or purchase of the Class A ordinary shares, offer, transfer, assign or otherwise alienate those Class A ordinary shares to investors in Australia except in circumstances where disclosure to investors is not required under the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Cayman Islands
This prospectus supplement does not constitute a public offer of the Class A ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Accordingly, the Class A ordinary shares are not being offered or sold, and will not be offered or sold, directly or indirectly, to any member of the public in the Cayman Islands.
Japan
The Class A ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Accordingly, this prospectus supplement is not an offer of securities for sale and the Class A ordinary shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and other relevant laws, regulations and ministerial guidelines of Japan.
Mainland China
This prospectus supplement does not constitute a public offer of the Class A ordinary shares, whether by sale or subscription, in the PRC. The Class A ordinary shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of legal or natural persons of the PRC.
Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Class A ordinary shares or any beneficial interest therein. Persons who come into possession of this prospectus are required by us and our representatives to observe these restrictions.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of Class A ordinary shares may not be circulated or distributed, nor may Class A ordinary shares be offered or sold, or be made in the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than to (a) an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”) pursuant to section 274 of the SFA); (b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A ordinary shares pursuant to an offer made under Section 275 of the SFA except:
•
to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•
where no consideration is or will be given for the transfer;

•
where the transfer is by operation of law;

•
as specified in Section 276(7) of the SFA; or

•
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

South Korea
The Class A ordinary shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”). None of the Class A ordinary shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the Class A ordinary shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Class A ordinary shares. By the purchase of the Class A ordinary shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Class A ordinary shares pursuant to the applicable laws and regulations of Korea.
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Class A ordinary shares. The Class A ordinary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Class A ordinary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Class A ordinary shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Class A ordinary shares may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A ordinary shares in Taiwan.

UAE
The Class A ordinary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Kuwait
This prospectus supplement is not for general circulation to the public in Kuwait. The Class A ordinary shares have not been licensed for offering in Kuwait by the Kuwait Capital Markets Authority or any other relevant Kuwaiti government agency. No private or public offering of the Class A ordinary shares is being made in Kuwait, and no agreement relating to the sale of the Class A ordinary shares will be concluded in Kuwait. No marketing or solicitation or inducement activities are being used to offer or market the Class A ordinary shares in Kuwait.
Saudi Arabia
This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorised financial adviser.
No action has been or will be taken in the Kingdom of Saudi Arabia (“Saudi Arabia”) that would permit a public offering of the Class A ordinary shares. Any investor in Saudi Arabia or who is a Saudi person (a “Saudi Investor”) who acquires any Offer Share pursuant to an offering should note that such offering is made through a person authorised by the Capital Market Authority of Saudi Arabia to carry on the securities activity of arranging and following a notification to the Capital Markets Authority of Saudi Arabia under the KSA Regulations.
The Class A ordinary shares may thus not be advertised, offered or sold to any person in Saudi Arabia other than to “sophisticated investors” under Article 10 of the KSA Regulations or by way of a limited offer under Article 11 of the KSA Regulations. Each Underwriter represents and agrees that any offer of the Class A ordinary shares to a Saudi Investor will be made in compliance with the KSA Regulations.
Qatar
This prospectus supplement is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the State of Qatar including the rules and regulations of Qatar Financial Centre Authority (“QFCA”) or the Qatar Financial Centre Regulatory Authority (“QFCRA”). The Class A ordinary shares have not been and will not be listed on the Qatar Exchange and are not subject to the rules and regulations of the DSM Internal Regulations applying to the Qatar Exchange, the Qatar Financial Markets Authority (“QFMA”), the Qatar Central Bank (“QCB”), the QFCA or the QFCRA, or any laws of the State of Qatar.
This prospectus supplement has not been and will not be:
•
lodged or registered with, or reviewed or approved by the QFCA, the QFCRA, the QCB or the QFMA; or

•
authorised or licenced for distribution in the State of Qatar, and the information contained in this prospectus does not, and is not intended to, constitute a public or general offer or other invitation in respect of shares or other securities in the State of Qatar or the QFC.

The offer of the Class A ordinary shares and interests therein do not constitute a public offer of securities in the State of Qatar under the Commercial Companies Law No. (5) of 2002 (as amended) or otherwise under any laws of the State of Qatar, including the rules and regulations of the QFCA or QFCRA. No transaction will be concluded in the jurisdiction of the State of Qatar (including the jurisdiction of the Qatar Financial Centre). We and the Underwriters are not regulated by the QCB, QFMA, QFC Authority, QFC Regulatory Authority or any other government authority in State of Qatar. We and the Underwriters do not, by virtue of this prospectus supplement, conduct any business in the State of Qatar. The Company is an entity regulated under laws outside the State of Qatar.
NOTICE TO CAPITAL MARKET INTERMEDIARIES AND PROSPECTIVE INVESTORS PURSUANT TO PARAGRAPH 21 OF THE HONG KONG SFC CODE OF CONDUCT
Important Notice to Prospective Investors
Prospective investors should be aware that certain intermediaries in the context of this offering of the securities, including the underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “Overall Coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.
Prospective investors to whom the allocation of shares will be subject to restrictions or require prior consent from the Hong Kong Stock Exchange under the Hong Kong Listing Rules and other regulatory requirements or guidance issued by the Hong Kong Stock Exchange from time to time (the “Hong Kong Stock Exchange Requirements”) would be considered under the SFC Code as “Restricted Investors”1. Securities may only be allocated to Restricted Investors in accordance with applicable Hong Kong Stock Exchange Requirements. Prospective investors who are Restricted Investors should specifically disclose whether they are Restricted Investors when placing an order for the Securities. Prospective investors who do not disclose they are Restricted Investors are hereby deemed not to be Restricted Investors and not financed directly or indirectly by, nor accustomed to taking instructions from the issuer or the Restricted Investors. Prospective investors should provide all information required by the Hong Kong Stock Exchange to be submitted in the Hong Kong Stock Exchange’s placee list template or under the Listing Rules.
Prospective investors should ensure, and by placing an order, prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). Prospective investors should also ensure, and by placing an order are deemed to confirm, that they (and their respective ultimate beneficial owners) have the financial capacity to meet all obligations arising from the order and are not financed directly or indirectly by, or accustomed to taking instructions from, the issuer, any of its directors, chief executives, controlling shareholder(s) or substantial shareholder(s) of the issuer or any of its subsidiaries, or an associate of any of them (as such terms are defined in the Listing Rules). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriters or their respective group companies have more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and the Hong Kong Listing Rules. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order.” If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate

1
This includes (i) the directors, chief executive or substantial shareholders of the issuer or any of its subsidiary or any of their respective associates (within the meaning of the Listing Rules), whether placing an order in their own names or through nominees; and (ii) such other persons to whom the allocation of shares will be subject to restrictions or require prior consent from Hong Kong Stock Exchange under the Hong Kong Stock Exchange Requirements.

to the relevant underwriter when placing such order and such orders will be subject to applicable requirements in accordance with the SFC Code and the Hong Kong Listing Rules. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order.”
Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks and broking companies) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the Listing Rules and/or SFC Code, including to the Company, any OCs, relevant regulators and/or any other third parties as may be required by the Listing Rules and/or SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the Listing Rules and/or SFC Code, during the bookbuilding process for this Offering. Failure to provide such information will result in that order being rejected.
Important Notice to CMIs (including private banks and broking companies)
This notice to CMIs (including private banks and broking companies) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks and broking companies). Certain CMIs may also be acting as OCs for this Offering and are subject to additional requirements under the SFC Code.
Prospective investors to whom the allocation of shares will be subject to restrictions or require prior consent from the Hong Kong Stock Exchange under the Hong Kong Listing Rules and other regulatory requirements or guidance issued by the Hong Kong Stock Exchange Requirements would be considered under the SFC Code as “Restricted Investors”2. Securities may only be allocated to Restricted Investors in accordance with applicable Hong Kong Stock Exchange Requirements and be made with a view to achieving an open market, an adequate spread of our shareholders and the orderly and fair trading of the Shares in the secondary market. Prospective investors should provide all information required by the Hong Kong Stock Exchange to be submitted in the Hong Kong Stock Exchange’s placee list template or under the Listing Rules. CMIs should specifically disclose whether their investor clients are Restricted Investors when submitting orders for the Securities. In addition, private banks and broking companies should take all reasonable steps to identify whether their investor clients are Restricted Investors and inform the underwriters accordingly.
CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). CMIs should also ensure that investors (and their respective ultimate beneficial owners) procured by them are third parties independent of the Issuer and that the investors (and their respective ultimate beneficial owners) have the financial capacity to meet all obligations arising from the order and are not financed directly or indirectly by, or accustomed to taking instructions from, the issuer, any of its directors, chief executives, controlling shareholder(s) or substantial shareholder(s) of the issuer or any of its subsidiaries, or an associate of any of them (as such terms are defined in the Listing Rules). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Securities (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, will result in that order being rejected. CMIs should not place “X-orders” into the order book.
CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks and broking companies as the case may be) in the order book and book messages. Proprietary orders may only be allowed subject to the Hong Kong Stock Exchange Requirements.
CMIs (including private banks and broking companies) should not offer any rebates to prospective investors or pass on any rebates provided by the Company. In addition, CMIs (including private banks and broking

2
This includes (i) the directors, chief executive or substantial shareholders of the issuer or any of its subsidiary or any of their respective associates (within the meaning of the Listing Rules), whether placing an order in their own names or through nominees; and (ii) such other persons to whom the allocation of shares will be subject to restrictions or require prior consent from Hong Kong Stock Exchange under the Hong Kong Stock Exchange Requirements.

companies) should not enter into arrangements which may enable any of its investor clients to pay different prices for each of the securities allocated.
The SFC Code requires that each CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those underwriters in control of the order book should consider disclosing order book updates to all CMIs.
When placing an order for the securities, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Private banks who disclose that they are placing their order other than on a “principal” basis (i.e. they are acting as an agent) should note that such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that if any of their group companies is a CMI of this Offering, placing an order on a “principal” basis may require the underwriters to apply the “proprietary orders” requirements of the SFC Code to such order.
In relation to omnibus orders, when submitting such orders, CMIs (including private banks and broking companies) are requested to provide the following underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information will result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:
•
The name of each underlying investor;

•
A unique identification number for each investor;

•
Whether an underlying investor is a “Restricted Investor” (as used in the SFC Code);

•
Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•
Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus order should be sent to the OCs.
To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks and broking companies) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any Overall Coordinator. By submitting an order and providing such information to any Overall Coordinator, each CMI (including private banks and broking companies) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any Overall Coordinator and/or any other third parties as may be required by the SFC Code, including to the Company, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this Offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this Offering. The OCs may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks and broking companies) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks and broking companies) are required to provide the OCs with such evidence within the timeline requested.
By placing an order, prospective investors (including any underlying investors in relation to omnibus orders) are deemed to represent to the CMIs that it is not a Sanctions Restricted Person. A “Sanctions Restricted Person” means an individual or entity (a “Person”): (a) that is, or is directly or indirectly owned or controlled by a Person that is, described or designated in (i) the most current “Specially Designated Nationals and Blocked Persons” list or (ii) the Foreign Sanctions Evaders List or (iii) the most current “Consolidated list of persons, groups and entities subject to EU financial sanctions”; or (b) that is otherwise the subject of any asset freeze or sanctions administered or enforced by any Sanctions Authority to the extent such asset freeze or sanctions would prohibit the provision of services to an investor by any participating CMI in respect of this Offering; or (c) that is located, organized or a resident in a comprehensively sanctioned country or territory, including

Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the Donetsk’s People’s Republic, Luhansk People’s Republic or the non-government controlled areas of the Zaporizhzhia and Kherson Regions. “Sanctions Authority” means: (a) the United Nations; (b) the United States; (c) the European Union (or any of its member states); (d) the United Kingdom; (e) the People’s Republic of China; (f) any other equivalent governmental or regulatory authority, institution or agency which administers economic, financial or trade sanctions; and (g) the respective governmental institutions and agencies of any of the foregoing including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United States Department of State, the United States Department of Commerce and His Majesty’s Treasury.

TAXATION
The following summary of the material U.S. federal income tax consequences of an investment in the ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ADSs or ordinary shares, such as the tax consequences under U.S. state and local tax laws.
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A ordinary shares by a U.S. Holder (as defined below) that holds our Class A ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect, and there can be no assurance that the Internal Revenue Service (the “IRS”) or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift or other non-income tax considerations, minimum tax, the Medicare tax on certain net investment income, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of our Class A ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations, such as:
•
banks and other financial institutions;

•
insurance companies;

•
pension plans;

•
cooperatives;

•
regulated investment companies;

•
real estate investment trusts;

•
broker-dealers;

•
traders that elect to use a mark-to-market method of accounting;

•
certain former U.S. citizens or long-term residents;

•
tax-exempt entities (including private foundations);

•
holders who acquire their Class A ordinary shares pursuant to any employee share option or otherwise as compensation;

•
investors that will hold their Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•
investors that have a functional currency other than the U.S. dollar;

•
persons that actually or constructively own 10% or more of our Class A ordinary shares (by vote or value); or

•
partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Class A ordinary shares through such entities.

all of whom may be subject to tax rules that differ significantly from those discussed below.
Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the Class A ordinary shares.

General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Class A ordinary shares that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in or organized under the law of the United States or any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the U.S. Internal Revenue Code of 1986.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the Class A ordinary shares and their partners are urged to consult their tax advisors regarding an investment in the Class A ordinary shares.
Passive foreign investment company considerations
A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
Although the law in this regard is not entirely clear, we treat the VIE (including the VIE’s subsidiaries) as being owned by us for U.S. federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with them. As a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of the VIE for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year.
Assuming that we are the owner of the VIE for U.S. federal income tax purposes, we do not believe that we were a PFIC for the taxable year ended December 31, 2024 and do not expect to be a PFIC for the current taxable year or the foreseeable future. While we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we will be or become a PFIC for any taxable year is a fact intensive determination made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A ordinary shares may cause us to be or become classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Class A ordinary shares from time to time (which may be volatile). If our market capitalization subsequently declines, we may be or become classified as a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being or becoming classified as a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds the Class A ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds the Class A ordinary shares.
The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A ordinary shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.
Dividends
Any cash distributions (including the amount of any PRC tax withheld) paid on our Class A ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, the full amount of any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our Class A ordinary shares will not be eligible for the dividends received deduction generally allowed to corporations. Dividends received by individuals and certain other non-corporate U.S. Holders may be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our Class A ordinary shares on which the dividends are paid are readily tradeable on an established securities market in the United States, or, in the event that we are deemed to be a mainland China resident enterprise under the PRC tax law, we are eligible for the benefits of the United States-PRC income tax treaty (the “Treaty”), (2) we are neither a PFIC nor treated as such with respect to such a U.S. Holder for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. However, our Class A ordinary shares are listed solely on the Hong Kong Stock Exchange and will therefore not qualify as readily tradeable on an established securities market in the United States.
In the event that we are deemed to be a mainland China resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our Class A ordinary shares would be eligible for the reduced rate of taxation described in the preceding paragraph.
Dividends paid on our Class A ordinary shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our Class A ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency will generally be treated as ordinary income or loss to such U.S. Holder and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that is converted into U.S. dollars on a date subsequent to receipt.
Sale or other disposition
A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of our Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Class A ordinary shares, each determined in U.S. dollars. Any capital gain or loss will be long-term if the Class A ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes, which may limit the ability to receive a foreign tax credit. Long-term capital gain of individuals and certain other non-corporate U.S. Holders will generally be eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. In the event that gain from the disposition of the Class A ordinary shares is subject to tax in mainland China, a U.S. Holder that is eligible for the benefits of the Treaty may treat such gain as mainland China-source gain under the Treaty. Pursuant to the Treasury Regulations (the applicability of which has been postponed until further guidance is issued), if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such U.S. Holder may not be able to claim a foreign tax credit arising from any PRC tax imposed on the disposition of the Class A ordinary shares. The rules regarding foreign tax credits and deduction of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or deduction in light of their particular circumstances, including their eligibility for benefits under the Treaty and the potential impact of the Treasury Regulations.
Passive foreign investment company rules
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A ordinary shares), and (ii) any gain realized on the sale or other disposition of Class A ordinary shares. Under the PFIC rules:
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the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares;

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the amount allocated to the taxable year of the distribution or gain and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”) will be taxable as ordinary income;

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the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

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an additional tax equal to the interest on the resulting tax deemed deferred will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A ordinary shares, and any of our subsidiaries, our consolidated VIE or any subsidiary of our consolidated VIE is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries, our consolidated VIE or any subsidiary of our consolidated VIE.
As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is regularly traded on a qualified exchange or other market, as defined in applicable Treasury Regulations. Our Class A ordinary shares are listed on the Hong Kong Stock Exchange, which should constitute a qualified exchange or other market. We anticipate that our Class A ordinary shares should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A ordinary shares held at the end of the taxable year over the adjusted tax basis of such Class A ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A ordinary shares over the fair market value of such Class A ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in a year when we are classified as a PFIC and we subsequently cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
Because as a technical matter a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder that makes the mark-to-market election may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
If a U.S. Holder owns our Class A ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our Class A ordinary shares if we are or become a PFIC.
For the Cayman Islands and PRC tax considerations applicable to an investment in our ADSs or Class A ordinary shares, see “Item 10. Additional Information — E. Taxation” in the 2024 Form 20-F.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to matters of United States federal securities law, New York State law and Hong Kong law, by Maples and Calder (Hong Kong) LLP with respect to matters of Cayman Islands law, and by Han Kun Law Offices with respect to matters of PRC law. The underwriters are being represented by Clifford Chance US LLP and Clifford Chance with respect to matters of United States federal securities law, New York State law and Hong Kong law and by Jingtian & Gongcheng with respect to matters of PRC law. Skadden, Arps, Slate, Meagher & Flom LLP and Maples and Calder (Hong Kong) LLP may rely upon Han Kun Law Offices with respect to matters governed by PRC law. Clifford Chance US LLP and Clifford Chance may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

PROSPECTUS
KANZHUN LIMITED
Class A Ordinary Shares
We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, selling shareholders (if any) to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. We will not receive any proceeds from the sale of our Class A ordinary shares or ADSs by selling shareholders (if any).
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 46 of this prospectus.
The ADSs are listed on the Nasdaq Global Select Market under the symbol “BZ.” Each ADS represents two Class A ordinary shares. On December 15, 2022, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$19.35 per ADS.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” starting on page 16 of this prospectus, included in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
KANZHUN LIMITED is not a Chinese operating company, but rather a Cayman Islands holding company with no equity ownership in Beijing Huapin Borui Network Technology Co., Ltd., or the VIE. Our Cayman Islands holding company does not conduct business operations directly. We conduct our operations in China primarily through (i) our PRC subsidiaries and (ii) the VIE with which we have maintained contractual arrangements and its subsidiaries in China. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in certain value-added telecommunication services, internet audio-video program services, radio and television program services and certain other businesses. Accordingly, we operate these businesses in China through the VIE and its subsidiaries. The VIE is consolidated for accounting purposes, but is not an entity in which our Cayman Islands holding company, or our investors, own equity. All of our revenues for the years ended December 31, 2019, 2020 and 2021 were contributed by the VIE. As used in this prospectus, “we,” “us,” “our company,” “our,” or “Kanzhun” refers to KANZHUN LIMITED, its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIE in China. Investors in our ADSs are purchasing equity interest in a holding company incorporated in the Cayman Islands rather than equity interest in the VIE in China. This VIE structure involves unique risks to investors, and investors may never directly hold equity interests in the Chinese operating companies such as the VIE.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. The contractual arrangements may not be as effective as direct ownership over the VIE, and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to be effective over the relevant VIE through the contractual arrangements, or how contractual arrangements in the context of a VIE should be interpreted or enforced by the PRC courts. Should legal actions become necessary, we cannot guarantee that the PRC courts will rule in favor of the enforceability of the VIE contractual arrangements. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our ability to conduct our business may be materially adversely affected. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE and its registered shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and the VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. As such, the VIE structure involves unique risks to investors of our holding company. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Form 20-F, and “Risk Factors — Risks Related to Our Corporate Structure” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 11, 2022, or the October Super 6-K, both of which documents are incorporated herein by reference.
We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on overseas offerings conducted by and foreign investment in China-based issuers, the use of the VIE, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, please refer to “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2021 Form 20-F, “Risk Factors — Risks Relating to Doing Business in China” in Exhibit 99.1 to the October Super 6-K, and “Risk Factors — Risks Related to Doing Business in China” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC at 9:07 A.M. (Eastern Time) on December 16, 2022, or the December Super 6-K, which is incorporated herein by reference.
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021 or any year thereafter, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Since our auditor is located in China, a jurisdiction where the PCAOB was unable to conduct inspections without the approval of the Chinese authorities, our auditor was historically not inspected by the PCAOB. The related risks and uncertainties could cause the value of our ADSs to significantly decline or be worthless. On May 28, 2022, the SEC conclusively listed KANZHUN LIMITED as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China for three consecutive years, or for two consecutive years if proposed changes to the law are enacted. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China mainland and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer following the filing of our annual report for the fiscal year ending December 31, 2022. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in China mainland and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in China mainland and Hong Kong, we may be identified as a Commission-Identified Issuer accordingly. For more details, see “Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor has deprived our investors with the benefits of such inspections” and “Risk Factors — Risks Relating to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the Holding Foreign

Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”
KANZHUN LIMITED is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries and the VIE and its subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, KANZHUN LIMITED’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and the service fees paid by the VIE and its subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to KANZHUN LIMITED. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries and the VIE and its subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Our Company — Cash and Asset Flows through Our Organization” in this prospectus.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 16, 2022

i

ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADSs” refers to the American depositary shares, each of which representing two Class A ordinary shares;

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“CIC” refers to China Insight Industry Consultancy Limited, and “CIC Report” refers to the industry report we commissioned CIC to prepare on our industry and market position in China;

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“Class A ordinary shares” refers to our class A ordinary shares, par value US$0.0001 per share;

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“Class B ordinary shares” refers to our class B ordinary shares, par value US$0.0001 per share;

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“Kanzhun,” “we,” “us,” “our company” and “our” refers to KANZHUN LIMITED, our Cayman Islands holding company and its subsidiaries and, in the context of describing our operations and consolidated financial information, the VIE;

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“shares” or “ordinary shares” refers to our Class A ordinary shares and Class B ordinary shares;

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“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States;

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“VIE” refers to variable interest entity, and “the VIE” refers to Beijing Huapin Borui Network Technology Co., Ltd. References to the VIE may include its subsidiaries, depending on the context as appropriate; and

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“WFOE” refers to wholly foreign-owned enterprise, and “our WFOE” refers to Beijing Glorywolf Co., Ltd.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.
We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
Our reporting currency is Renminbi. We make no representation that any Renminbi amounts referred to in this prospectus could have been, or could be, converted into U.S. dollars, as the case may be, at any particular rate, or at all.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
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our mission, goals and strategies;

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our future business development, financial condition and results of operations;

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the expected growth of the online recruitment service industry in China;

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our expectations regarding the prospects of our business model and demand for and market acceptance of our services;

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our expectations regarding maintaining and strengthening our relationships with users, business partners and other stakeholders;

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competition in our industry;

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relevant government policies and regulations relating to our industry, including those related to cybersecurity and data privacy;

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general economic and business conditions globally and in China, including the macroeconomic impact of the COVID-19 pandemic; and

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assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus, the documents incorporated by reference herein, and any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY
Who We Are
We are the largest online recruitment platform in China in terms of average MAU and online recruitment revenue in 2021 and the six months ended June 30, 2022. We had a market share of 6.1% in the online recruitment industry in terms of online recruitment revenue in the six months ended June 30, 2022, which is the highest among online recruitment platforms. We are also the second largest market participant in China’s recruitment market in terms of recruitment revenue in 2021 and the six months ended June 30, 2022, with a market share of 2.1% and 2.3% in the same periods, respectively. We have pioneered the “direct recruitment model” that captures the essence of real-world recruitment scenario through innovatively embedding two-way communication and two-sided recommendation into the online recruitment process on a mobile-native platform. We were the first in China to adopt the direct recruitment model for the online recruitment industry. Our innovative business model is developed on an approach that is fundamentally different from other existing business models at the time of its inception and has since transformed the online recruitment industry and user behavior in China.
Leveraging the power of our business model and technology innovations, we efficiently connect job seekers and enterprise users and reinvent how they interact with each other, thereby greatly improving their job hunting and recruitment efficiency, which in turn contributed to our business success in terms of scale and growth. Our average MAU reached 25.9 million in the six months ended June 30, 2022. Our verified job seekers, verified enterprise users and verified enterprises reached 100.8 million, 17.2 million and 8.9 million as of June 30, 2022, respectively. Our paid enterprise customers reached 3.8 million in the twelve months ended June 30, 2022. In the six months ended June 30, 2022, our platform generated an average of 3.0 billion chat messages every month.
We have also achieved full user coverage of white and gold-collar users, blue-collar users and college students, and have served a full spectrum of employers, large and small, in numerous industries and from diverse geographical areas. As of June 30, 2022, white and gold-collar users, blue-collar users, and college students as percentage of our job seeker user base reached 54.5%, 29.3% and 16.2%, respectively. We serve all of the 2021 Fortune China 500 companies. Out of the total number of verified enterprises we served, 84.6% had less than 100 employees as of June 30, 2022, respectively.
Pain Points Our Industry Faces
Recruitment services market is the fastest-growing segment in China’s human resource services market between 2021 and 2026 with a CAGR of 18.7%. With job seekers and employers increasingly embarking on their job hunting and recruitment journeys online, China’s online recruitment market’s size in terms of revenue is expected to increase from RMB71.4 billion in 2021 to RMB250.8 billion in 2026, representing a CAGR of 28.6% between 2021 and 2026. Market participants in China’s online recruitment market primarily include online recruitment platforms, online classifieds, online portals offered by recruiting agencies and traditional recruiting agencies, such as headhunting firms and recruitment process outsourcing agencies.
The online recruitment industry in China has traditionally suffered from two pain points: job seekers find it difficult to locate suitable job positions, and employers find it hard to secure suitable job candidates. Job seekers and employers yearn for a new platform that can deliver unprecedented efficiency.
These pain points have been caused by the following three common characteristics of the traditional industry players.
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Resume centric.   Traditional resume centric model provides limited functionality beyond submission and downloading of resumes. Information flows one way, only from job seekers to employers, via a few pages of stylized introductions, and job seekers often receive tardy responses, if any.

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Search-based.   A search-based model unevenly drives internet traffic towards the top — favoring candidates with stellar credentials and well-known corporations with deep pockets, leaving behind the vast majority of other job seekers and SMEs with substantial unmet demand. This also led to an inability for traditional online recruitment platforms to tap into the blue-collar recruitment market and serve the traditionally underserved SME employers.

•
Limited user coverage.   Because of traditional models’ inability to provide customized and accurate recommendations, they are forced to limit their user coverage and focus on serving only a subset of users.

Cognizant of the industry pain points and their root causes, our founders set out eight years ago to create a transformative mobile-native product “BOSS Zhipin” that is communication-oriented, provides feed-based recommendation and attracts a full spectrum of users. Our innovative business model has proven to be more efficient and effective, delivering better outcomes for both job seekers and enterprises, which in turn contributes to our rapid growth and industry leading position.
Our Platform
We connect job seekers and enterprise users in an efficient and seamless manner mainly through our highly interactive BOSS Zhipin mobile app, a mobile-native online recruitment platform that promotes instant direct chats between enterprise users and job seekers, delivers accurate matching results, and is powered by proprietary algorithms and big data insights. We are relentlessly focused on enhancing user experience by delivering efficient, intuitive and convenient experience to them throughout the recruitment cycle.
Our Platform Participants
Job seekers:   We have a large and fast growing pool of job seekers consisting of white and gold-collar users, blue-collar users and college students.
Enterprise users:   We serve an extensive network of employers covering small, mid-sized and large businesses across a broad range of industries and diverse geographic areas. Enterprise users of our platform include Bosses and recruiting professionals (more than one enterprise users of the same employer could register an account with us).
Bosses:   Bosses refer to executives or middle-level managers of large enterprises and SMEs and micro business owners, who are the key decision makers that can better assess candidates’ capabilities, including their soft skills and cultural fit, and more efficiently identify the best people for their businesses. We get the Bosses involved on our platform since our inception. Our innovative model facilitates direct interaction between job seekers and Bosses, fulfils the undiscovered demands of hiring decision makers to directly participate in the recruiting process at an early stage, and allows us to amass a large number of Bosses. As of June 30, 2022, 65.7% of our verified enterprise users were Bosses.
Recruiting professionals:   We also serve recruiting professionals, including human resource officers and specialized hiring function employees of an employer, headhunters and hiring staff from human resource agencies.

Our innovative business models and robust technology generate significant network effects. As we bring more job seekers to our platform, we gather more meaningful user data from extensive user interaction facilitated by our direct recruitment model. Underpinned by our robust recommendation system, our data insights on jobs and user preferences translate to more accurate job and candidate matching results and better user experience, thereby attracting more job seekers. More employers also join our platform to access our large and diverse job seeker base, bringing more job opportunities for our job seekers. These together build a double-sided network that continue to fuel our growth and success.
Our Services
Our services are purposely designed for improving job hunting and recruitment efficiency to elevate user experience.
•
For enterprise users.   We provide direct recruitment services that allow enterprise users to post jobs, receive personalized candidate recommendations, engage in direct communication and receive resume upon mutual consent. We also offer an expanding range of value-added tools to further enhance recruitment efficiency.

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For job seekers.   We provide job seeking services that allow job seekers to receive job recommendations, initiate direct chats and deliver resumes upon mutual consent. We also provide value-added tools that help them better prepare for their job hunt.

Corporate Information
Our principal executive offices are located at 18/F, GrandyVic Building, Taiyanggong Middle Road, Chaoyang District, Beijing 100020, People’s Republic of China. Our telephone number at this address is + 86 10 8462 8340. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. You can also find information on https://ir.zhipin.com. The information contained on our website is not a part of this prospectus.
Additional information with respect to our company is included in the documents incorporated by reference in this prospectus, including our 2021 Form 20-F, the October Super 6-K and the December Super 6-K. See “Incorporation of Certain Documents by Reference” in this prospectus.
Our Holding Company Structure and the VIE Contractual arrangements
KANZHUN LIMITED is not a Chinese operating company, but rather a Cayman Islands holding company with no equity ownership in the VIE. Our Cayman Islands holding company does not conduct business operations directly. We conduct our operations in China primarily through (i) our PRC subsidiaries and (ii) the VIE with which we have maintained contractual arrangements and its subsidiaries in China. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in certain value-added telecommunication services, internet audio-video program services, radio and television program services and certain other businesses. Accordingly, we operate these businesses in China through the

VIE and its subsidiaries. The VIE is consolidated for accounting purposes, but is not an entity in which our Cayman Islands holding company, or our investors, own equity. All of our revenues for the years ended December 31, 2019, 2020 and 2021 were contributed by the VIE. As used in this prospectus, “we,” “us,” “our company,” “our,” or “Kanzhun” refers to KANZHUN LIMITED, its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIE in China, Beijing Huapin Borui Network Technology Co., Ltd. Investors in our ADSs are purchasing equity interest in a holding company incorporated in the Cayman Islands rather than equity interest in the VIE in China.
A series of contractual agreements, including equity pledge agreement, exclusive technology and service co-operation agreement, exclusive purchase option agreement, powers of attorney and spousal consent letters, have been entered into by and among our WFOE, the VIE and its respective shareholders. These contractual arrangements enable us to:
•
receive the economic benefits from the VIE that could be significant to the VIE;

•
have power to direct activities of the VIE that most significantly affect the economic performance of the VIE; and

•
hold an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law.

Accordingly, KANZHUN LIMITED is considered the primary beneficiary of the VIE for accounting purposes under U.S. GAAP and consolidates the VIE’s financial results of operations and assets and liabilities in our consolidated financial statements in accordance with U.S. GAAP. For more details of these contractual arrangements, see “Contractual arrangements” in Exhibit 99.1 to the October Super 6-K and “Contractual arrangements” in Exhibit 99.1 to the December Super 6-K.
Neither KANZHUN LIMITED nor its investors have an equity ownership in, direct foreign investment in, or control through such ownership or investment of, the VIE, and the contractual arrangements are not equivalent to equity ownership in the business of the VIE. Therefore, the contractual arrangements may not be as effective as direct ownership over the VIE and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to be effective over the relevant VIE through the contractual arrangements, or how contractual arrangements in the context of a VIE should be interpreted or enforced by the PRC courts. Should legal actions become necessary, we cannot guarantee that the PRC courts will rule in favor of the enforceability of the VIE contractual arrangements. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our ability to conduct our business may be materially adversely affected. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — The contractual arrangements with the VIE and its shareholders may not be as effective as direct ownership in providing operational control” in our 2021 Form 20-F for details.
There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE and its registered shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and the VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating some of our operations in China do not comply with PRC laws and regulations relating to the relevant industries, or if these laws and regulations or the interpretation of existing laws and regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law” in our 2021 Form 20-F for details.
We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on overseas offerings conducted by and foreign investment in China-based issuers, the use of the VIE, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2021 Form 20-F, “Risk Factors — Risks Relating to Doing Business in China” in Exhibit 99.1 to the October Super 6-K and “Risk Factors — Risks Relating to Doing Business in China” in Exhibit 99.1 to the December Super 6-K.
PRC government’s authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or become worthless. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our ADSs” in our 2021 Form 20-F.
Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” in our 2021 Form 20-F.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business primarily through our subsidiaries and the VIE in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, our PRC subsidiaries, the VIE and its subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company, the VIE in China, including, among others, the Value-added Telecommunications Business Operation License for information services via internet, or ICP License, Human Resource Services License, and other relevant permits required for operating our business. We are required to but have not obtained the Audio-Visual License for providing internet audio-visual program services through our online recruitment platform, including providing certain short educational videos for users, providing in-app streaming interviewing and allowing users to upload and share short career-related videos. We do not consider such services to be material to our business and the revenues generated through the provision of such services account for an insignificant portion of our total revenues. We are not eligible to apply for an Audio-Visual License under the current regulatory regime, because we are not a wholly state-owned or state-controlled entity as required for this license under PRC law. For more detailed information, see “Risk Factors — Risks Relating to our Business and Industry — Any lack of or failure to maintain requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations, and compliance with applicable laws or regulations may require us to obtain additional approvals or licenses or change our business model” in Exhibit 99.1 to the December Super 6-K. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future.

Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Accordingly, there have been certain new or draft laws, regulations in relation to cybersecurity and data privacy, offerings conducted overseas by, and foreign investment in, China-based issuers (the “New Regulations”). For more detailed information, see “Regulations — Regulations on Overseas Offering and Listing” and “Regulations — Regulations Relating to Information Security and Censorship” in Exhibit 99.1 to the December Super 6-K. According to the New Regulations, if enacted as currently proposed as applicable to draft laws and regulations, we may be required to fulfill filing, reporting procedures and obtain approval from the China Securities Regulatory Commission, or the CSRC, in connection with follow-on offering and other equivalent overseas offering activities in an overseas market, and may be required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, in respect of our data processing activities. If the New Regulations are enacted as currently proposed and we fail to obtain the relevant approval or complete other filing procedures thereof, for any future overseas offering or listing, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, restrictions on or delays to our future financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. For more detailed information, see “Risk Factors — Risks Relating to Doing Business in China — The approval of or filing and reporting with the CSRC or other PRC government authorities may be required in connection with our overseas offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing or reporting procedures” and “Risk Factors — Risks Relating to Doing Business in China — Our business is subject to the complex and evolving laws and regulations in China. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business” in our Exhibit 99.1 to the December Super 6-K.
The Holding Foreign Companies Accountable Act
The HFCAA, which was enacted on December 18, 2020, states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021 or any year thereafter, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Since our auditor is located in China, a jurisdiction where the PCAOB was unable to conduct inspections without the approval of the Chinese authorities, our auditor was historically not inspected by the PCAOB. The related risks and uncertainties could cause the value of our ADSs to significantly decline or be worthless. On May 28, 2022, the SEC conclusively listed KANZHUN LIMITED as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China for three consecutive years, or for two consecutive years if proposed changes to the law are enacted. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China,the Chinese authorities governing inspections and investigations of audit firms based in China, which marks taking the first step toward providing opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China mainland and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong in 2022. The PCAOB Board vacated its prior 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer following the filing of our annual report for the fiscal year ending December 31, 2022. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in China mainland and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in China mainland and Hong Kong, we may be identified as a Commission-Identified Issuer accordingly. For more details, see “Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor has deprived our investors with the benefits of such inspections,” as the audit report included in our 2021 Form 20-F incorporated herein by reference was issued prior to the PCAOB being able to conduct inspections, and “Risk Factors — Risks Relating to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”
Cash and Asset Flows through Our Organization
KANZHUN LIMITED transfers cash to its wholly-owned Hong Kong subsidiary, by making capital contributions or providing loans, and the Hong Kong subsidiary transfer cash to the subsidiaries in China by making capital contributions or providing loans to them. Because KANZHUN LIMITED and its subsidiaries do not have equity ownership of the VIE but maintain contractual arrangements with the VIE and its shareholders, KANZHUN LIMITED and its subsidiaries are not able to make direct capital contribution to the VIE and its subsidiaries, but are permitted to transfer cash to the VIE by loans or by making payment to the VIE for inter-group transactions. KANZHUN LIMITED and its subsidiaries are able to receive funds from the VIE through service fees, rather than receiving dividends.
For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022, KANZHUN LIMITED provided capital contributions of RMB11.8 million, RMB25.5 million, RMB74.1 million and RMB19.2 million, respectively, to its subsidiaries; and the Hong Kong subsidiary provided capital contributions of RMB43.0 million, RMB416.3 million, RMB38.8 million and RMB19.7 million, respectively, to its subsidiaries in China. For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022, KANZHUN LIMITED provided loan financing of RMB184.5 million, RMB411.0 million, RMB16.5 million and RMB628.1 million, respectively, to its subsidiaries; and the WFOE provided loan financing of nil, RMB260.5 million, nil and nil to the VIE, respectively. For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022, the VIE repaid loan financing of nil, nil, RMB335.0 million and nil, respectively, to the WFOE and the Hong Kong subsidiary; and the WFOE repaid loan financing of nil, nil, RMB16.0 million and nil, respectively, to the Hong Kong subsidiary.
The VIE may also transfer cash to our WFOE by paying service fees according to the exclusive technology and service co-operation agreement between our WFOE and the VIE. Since the VIE’s accumulated deficit had not yet been fully recovered as of December 31, 2019, 2020 and 2021 and June 30, 2022, our WFOE agreed not to charge any service fees from the VIE. As a result, no payments were made by the VIE under this agreement. If there is any amount payable to our WFOE under the exclusive technology and service co-operation agreement in the future, we intend to settle it accordingly.
For the years ended December 31, 2019, 2020 and 2021 and for the six months ended June 30, 2022, no assets other than cash were transferred through our organization.
For the years ended December 31, 2019, 2020 and 2021 and for the six months ended June 30, 2022, no dividends or distributions were made to KANZHUN LIMITED by our subsidiaries. Under PRC laws and regulations, our PRC subsidiaries and the VIE are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The amounts restricted include the paid-in capital and the statutory reserve funds of our PRC subsidiaries and the VIE, totaling RMB938.0 million as of June 30, 2022. Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries and the VIE to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2021 Form 20-F.
KANZHUN LIMITED has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid within the Chinese mainland, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:
Tax calculation(1)
Hypothetical pre-tax earnings(2)	100.0%
Tax on earnings at statutory rate of 25%(3)	(25.0)%
Net earnings available for distribution	75.0%
Withholding tax at standard rate of 10%(4)	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:
(1)
For purposes of this example, the tax calculation has been simplified.

(2)
The hypothetical pre-tax earnings are assumed to equal taxable income in China, without considering timing differences. Under the terms of contractual agreements with the VIE, our WFOE may charge the VIE for services provided to the VIE. These service fees shall be recognized as expenses of the VIE, with a corresponding amount recorded as service income by our WFOE and eliminated in consolidation. For income tax purposes, our WFOE and the VIE file income tax returns on a separate company basis and the above service fees are tax neutral.

(3)
The VIE qualifies for a 15% preferential income tax rate in China. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.

(4)
The PRC Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise, or FIE, to its immediate holding company outside of China. A lower withholding income tax rate of 5% is applied if the FIE’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with China, subject to a qualification review at the time of the distribution. For purposes of this hypothetical example, the table above assumes a maximum tax scenario under which the full withholding tax would be applied.

The table above has been prepared under the assumption that all profits of the VIE will be distributed as fees to our WFOE under tax neutral contractual arrangements. If, in the future, the accumulated earnings of the VIE exceed the service fees paid to our PRC subsidiary (or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities), the VIE could make a non-deductible transfer to our PRC subsidiary for the amounts of the stranded cash in the VIE. This would result in such transfer being non-deductible expenses for the VIE but still taxable income for the PRC subsidiary. Such a transfer and the related tax burdens would reduce our after-tax income to approximately 50.6% of the pre-tax income. Our management believes that there is only a remote possibility that this scenario would happen.

Financial Information Related to the VIE
The following tables present our condensed consolidated schedule of financial statements for our holding company KANZHUN LIMITED, the WFOE that is the primary beneficiary of the VIE, the VIE and VIE’s subsidiaries, and other subsidiaries as of the dates presented:
Selected Condensed Consolidated Statements of Comprehensive Loss Information
	For the Year Ended December 31, 2021
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Third-party revenues	—	—	—	4,259,128	—	4,259,128
Inter-company revenues(1)	—	143	—	—	(143)	—
Third-party operating cost and expenses	(1,537,533)	(93,123)	(1,289)	(3,678,480)		(5,310,425)
Inter-company operating cost and expenses(1)	—	—	—	(143)	143	—
Other operating income, net	—	9	29	14,939	—	14,977
(Loss)/Income from operations	(1,537,533)	(92,971)	(1,260)	595,444	—	(1,036,320)
Other income/(expenses), net	5,011	(829)	5,375	15,216	—	24,773
Share of income from subsidiaries and VIE(2)	461,448	555,248	551,133	—	(1,567,829)	—
(Loss)/Income before income tax expense	(1,071,074)	461,448	555,248	610,660	(1,567,829)	(1,011,547)
Income tax expense	—	—	—	(59,527)	—	(59,527)
Net (loss)/income	(1,071,074)	461,448	555,248	551,133	(1,567,829)	(1,071,074)
	For the Year Ended December 31, 2020
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Third-party revenues	—	—	—	1,944,359	—	1,944,359
Third-party operating cost and expenses	(606,029)	(30,933)	(3,435)	(2,257,716)	—	(2,898,113)
Other operating income, net	—	—	73	8,776	—	8,849
Loss from operations	(606,029)	(30,933)	(3,362)	(304,581)	—	(944,905)
Other income/(expenses), net	6,815	(1,755)	(3,570)	1,520	—	3,010
Share of loss from subsidiaries and VIE(2)	(342,681)	(309,993)	(303,061)	—	955,735	—
Loss before income tax expense	(941,895)	(342,681)	(309,993)	(303,061)	955,735	(941,895)
Income tax expense	—	—	—	—	—	—
Net loss	(941,895)	(342,681)	(309,993)	(303,061)	955,735	(941,895)

	For the Year Ended December 31, 2019
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Third-party revenues	—	—	—	998,720	—	998,720
Third-party operating cost and expenses	(15,709)	(12,028)	(20,046)	(1,465,429)	—	(1,513,212)
Other operating (loss)/income, net	—	(26)	11	2,588	—	2,573
Loss from operations	(15,709)	(12,054)	(20,035)	(464,121)	—	(511,919)
Other income/(expenses), net	9,680	(2)	438	(252)	—	9,864
Share of loss from subsidiaries and VIE(2)	(496,026)	(483,970)	(464,373)	—	1,444,369	—
Loss before income tax expense	(502,055)	(496,026)	(483,970)	(464,373)	1,444,369	(502,055)
Income tax expense	—	—	—	—	—	—
Net loss	(502,055)	(496,026)	(483,970)	(464,373)	1,444,369	(502,055)
Selected Condensed Consolidated Balance Sheets Information
	As of December 31, 2021
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Cash and cash equivalents	9,875,153	203,523	398,231	864,851	—	11,341,758
Short-term investments	—	—	20,439	864,557	—	884,996
Accounts receivable	—	—	—	1,002	—	1,002
Amounts due from Group companies(3)	1,072,514	42,327	8,809	86,989	(1,210,639)	—
Prepayments and other current assets	231,529	1,043	4,413	494,213	—	731,198
Investments in subsidiaries and VIE(2)	—	403,391	17,549	—	(420,940)	—
Property, equipment and software, net	—	645	100	368,381	—	369,126
Intangible assets, net	—	—	—	458	—	458
Right-of-use assets, net	—	7,797	—	301,288	—	309,085
Other non-current assets	—	—	—	4,000	—	4,000
Total assets	11,179,196	658,726	449,541	2,985,739	(1,631,579)	13,641,623
Accounts payable	—	8	17	52,938	—	52,963
Deferred revenue	—	—	—	1,958,570	—	1,958,570
Other payables and accrued liabilities	3,897	5,816	9,274	626,151	—	645,138
Amounts due to Group companies(3)	74,043	1,072,514	36,859	27,223	(1,210,639)	—
Investment deficit in subsidiaries and VIE(2)	427,200	—	—	—	(427,200)	—
Operating lease liabilities, current	—	3,067	—	124,464	—	127,531
Operating lease liabilities, non-current	—	4,521	—	178,844	—	183,365
Total liabilities	505,140	1,085,926	46,150	2,968,190	(1,637,839)	2,967,567
Total shareholders’ equity/(deficit)(2)	10,674,056	(427,200)	403,391	17,549	6,260	10,674,056
Total liabilities and shareholders’ equity/(deficit)	11,179,196	658,726	449,541	2,985,739	(1,631,579)	13,641,623

	As of December 31, 2020
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Cash and cash equivalents	3,542,052	101,985	170,967	183,199	—	3,998,203
Short-term investments	—	—	10,895	525,506	—	536,401
Accounts receivable	—	—	—	6,999	—	6,999
Amounts due from Group companies(3)	1,088,812	128,595	218,462	36,859	(1,472,728)	—
Prepayments and other current assets	59,246	132	87	146,244	—	205,709
Property, equipment and software, net	—	—	113	191,242	—	191,355
Intangible assets, net	—	—	—	549	—	549
Right-of-use assets, net	—	—	—	144,063	—	144,063
Total assets	4,690,110	230,712	400,524	1,234,661	(1,472,728)	5,083,279
Accounts payable	—	—	17	41,839	—	41,856
Deferred revenue	—	—	—	1,200,349	—	1,200,349
Other payables and accrued liabilities	3,224	300	(538)	415,273	—	418,259
Amounts due to Group companies(3)	—	1,081,054	19,247	372,427	(1,472,728)	—
Investment deficit in subsidiaries and VIE(2)	1,400,003	549,361	931,159	—	(2,880,523)	—
Operating lease liabilities, current	—	—	—	59,559	—	59,559
Operating lease liabilities, non-current	—	—	—	76,373	—	76,373
Total liabilities	1,403,227	1,630,715	949,885	2,165,820	(4,353,251)	1,796,396
Total mezzanine equity	5,587,000	—	—	—	—	5,587,000
Total shareholders’ deficit(2)	(2,300,117)	(1,400,003)	(549,361)	(931,159)	2,880,523	(2,300,117)
Total liabilities, mezzanine equity and shareholders’ deficit	4,690,110	230,712	400,524	1,234,661	(1,472,728)	5,083,279

Selected Condensed Consolidated Cash Flows Information
	For the Year Ended December 31, 2021
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Net cash generated from/(used in) operating activities with third parties(4)	5,644	(81,135)	(232)	1,717,104	—	1,641,381
Investments in subsidiaries(2)	(74,131)	—	(10)	—	74,141	—
Loans to the Group companies(3)	(16,486)	—	—	—	16,486	—
Proceeds from repayments of loans to Group companies(3)	—	96,000	255,000	—	(351,000)	—
Other investing activities with third parties	—	(649)	(10,000)	(591,213)	—	(601,862)
Net cash (used in)/generated from investing activities	(90,617)	95,351	244,990	(591,213)	(260,373)	(601,862)
Capital contribution from Group companies(2)	—	74,131	—	10	(74,141)	—
Loans from Group companies(3)	—	16,486	—	—	(16,486)	—
Repayments of loans from Group companies(3)	—	—	(16,000)	(335,000)	351,000	—
Other investing activities with third parties	6,540,512	—	—	(109,249)	—	6,431,263
Net cash generated from/(used in) financing activities	6,540,512	90,617	(16,000)	(444,239)	260,373	6,431,263
	For the Year Ended December 31, 2020
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Net cash (used in)/ generated from operating activities with third parties(4)	(97,125)	(3,566)	2,415	494,187	—	395,911
Investments in subsidiaries(2)	(25,487)	(416,328)	—	—	441,815	—
Loans to the Group companies(3)	(410,983)	—	(260,484)	—	671,467	—
Other investing activities with third parties	1,161,428	(56,617)	(4,938)	(632,568)	—	467,305
Net cash generated from/(used in) investing activities	724,958	(472,945)	(265,422)	(632,568)	1,113,282	467,305
Capital contribution from Group companies(2)	—	25,487	416,328	—	(441,815)	—
Loans from Group companies(3)	—	410,983	—	260,484	(671,467)	—
Other investing activities with third parties	2,882,112	—	—	—	—	2,882,112
Net cash generated from financing activities	2,882,112	436,470	416,328	260,484	(1,113,282)	2,882,112

	For the Year Ended December 31, 2019
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Net cash used in operating activities with third parties(4)	(52,830)	(12,304)	(14,871)	(25,658)	—	(105,663)
Investments in subsidiaries(2)	(11,785)	(43,041)	—	—	54,826	—
Loans to the Group companies(3)	(184,511)	—	—	—	184,511	—
Other investing activities with third parties	(1,133,727)	(18,092)	(5,955)	(66,029)	—	(1,223,803)
Net cash used in investing activities	(1,330,023)	(61,133)	(5,955)	(66,029)	239,337	(1,223,803)
Capital contribution from Group companies(2)	—	11,785	43,041	—	(54,826)	—
Loans from Group companies(3)	—	184,511	—	—	(184,511)	—
Other investing activities with third parties	889,879	—	—	103,596	—	993,475
Net cash generated from financing activities	889,879	196,296	43,041	103,596	(239,337)	993,475

Notes:
(1)
It represents the elimination of inter-company service fees charged by other subsidiaries to the VIE. For the years ended December 31, 2019, 2020 and 2021, the primary beneficiary of the VIE didn’t charge any service fees according to the exclusive technology development, consulting and service agreement.

(2)
It represents the elimination of investments in subsidiaries and the VIE.

(3)
It represents the elimination of inter-company balances and loan financing.

(4)
For the years ended December 31, 2019, 2020 and 2021, there were no inter-company operating cash flows.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.
Summary of Risk Factors
Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows, and prospects. These risks are discussed more fully below and include, but are not limited to, risks related to:
Risks Relating to Our Business and Industry
•
If we fail to implement new technologies, develop and provide innovative features and services, respond to evolving user preferences, enhance user friendliness of our online recruitment platform, or optimize our technology systems, we may not be able to improve user experience, which may have a material and adverse effect on our user growth and retention, business, financial condition and results of operations.

•
Our business depends on the continued success of our brands, and if we fail to maintain and enhance the recognition of our brands cost-effectively, or the recognition of our brands is adversely affected by any negative publicity concerning us or our directors, management, shareholders or business partners, our reputation and operating results may be harmed.

•
We face significant competition in China’s dynamic online recruitment service market, and potential market entries by established players from other industries may make competition even more fierce. Our market share, financial condition and results of operations may be materially and adversely affected if we are unable to compete effectively.

•
We have a limited operating history and generated net losses in 2019, 2020 and 2021 and negative operating cash flow in 2019, and we may not be able to sustain and manage our growth, control our costs and expenses, implement our business strategies or achieve profitability in the future. Any new product or service we may launch and any new market sectors we may enter will come with additional risks.

•
If our technology capabilities fail to yield satisfactory results or fail to improve, our online recruitment platform may not be able to effectively match our job seekers with suitable enterprise users or to optimally recommend services for our users, and our user growth, retention, results of operations and business prospects may suffer consequently.

•
A slowdown or adverse development in the Chinese or global economy may lower the hiring willingness and budget of our current and potential enterprise users, adversely affecting the demand for our services and our business in general.

•
Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

•
Our users may engage in intentional or negligent misconduct or other improper activities on our online recruitment platform or otherwise misuse our online recruitment platform, which may damage our brand image and reputation, our business and our results of operations.

•
We are exposed to potential legal liabilities associated with the recruitment process, which may have a material adverse effect on our business and results of operations.

•
Because we store and process data, some of which contains sensitive personal information, we face concerns over the collection, improper use or disclosure of personal information, which could deter current and potential users from using our services, damage our reputation, result in legal liability, bring regulatory scrutiny, and in turn materially and adversely affect our business, financial condition and results of operations.

•
Our business is subject to complex and evolving PRC laws and regulations regarding cybersecurity and information security. Any failure or perceived failure to comply with these laws and regulations could result in penalties, claims, changes to our business practices, negative publicity, legal proceedings, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

Risks Relating to Our Corporate Structure
•
We are a Cayman Islands holding company with no equity ownership in the VIE and we conduct our operations in China primarily through the VIE, with which we have maintained contractual arrangements. Investors in our ADSs thus are not purchasing equity interest in the VIE in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, the VIE and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole.

•
The contractual arrangements with the VIE and its shareholders may not be as effective as direct ownership in providing operational control.

•
Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

Risks Relating to Doing Business in China
•
Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

•
Uncertainties with respect to the PRC legal system could adversely affect us.

•
The PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our ADSs.

•
The approval of or filing and reporting with the China Securities Regulatory Commission or other PRC government authorities may be required in connection with our overseas offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing or reporting procedures.

•
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor has deprived our investors with the benefits of such inspections.

•
Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Risks Related to Our Shares and ADSs
•
The trading price of the ADSs has been and may be, and the trading price of our Class A ordinary shares can be, volatile, which could result in substantial losses to investors.

•
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our ADSs may view as beneficial.

•
The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares and/or ADSs.

Risks Relating to Doing Business in China
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor has deprived our investors with the benefits of such inspections.
Our auditor, the independent registered public accounting firm that issues the audit report in our SEC filings, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is located in China, a jurisdiction where the PCAOB was unable to conduct inspections and investigations before 2022. As a result, we and investors in our securities are deprived of the benefits of such PCAOB inspections. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong in 2022. However, the inability of the PCAOB to conduct inspections of auditors in China in the past made it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that have been subject to the PCAOB inspections, which could cause investors and potential investors in our securities to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.
Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.
Pursuant to the HFCAA, which was signed into law on December 18, 2020, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021 or any year thereafter, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCAA, pursuant to which the SEC will identify an issuer as a “Commission-Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong, and our auditor was subject to this determination. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to secure complete access to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer following the filing of our annual report for the fiscal year ending December 31, 2022. In accordance with the HFCAA, however, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the PCAOB is unable to inspect or completely investigate PCAOB-registered public accounting firms headquartered in China for three consecutive years in the future, or two consecutive years if proposed changes to the law, or the Accelerating Holding Foreign Companies Accountable Act, are enacted. In the event of such prohibition, the Nasdaq may determine to delist our securities.
If our shares and ADSs are prohibited from trading in the United States, such a prohibition would substantially impair the ability of our investors to sell or purchase our ADSs when they wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our Class A ordinary shares or ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.
On June 22, 2021, the U.S. Senate passed a bill which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA is reduced from three years to two, then our shares and ADSs could be prohibited from trading in the United States in a shorter period in the event that we become identified as a Commission-Identified Issuer.

USE OF PROCEEDS
Except as may be described otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer for general corporate purposes.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$200,000 divided into 2,000,000,000 shares of a par value of US$0.0001 each comprising of (i) 1,750,000,000 Class A ordinary shares of a par value of US$0.0001 each, (ii) 200,000,000 Class B ordinary shares of a par value of US$0.0001, and (iii) 50,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our fourteenth amended and restated memorandum and articles of association.
In our annual general meeting of shareholders held on December 14, 2022, our shareholders have passed special resolutions that, conditional upon and with effect from the consummation of the our proposed listing on The Stock Exchange of Hong Kong Limited,
a.
all the 50,000,000 authorized shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our fourteenth amended and restated memorandum and articles of association (whether issued or unissued) in our authorized share capital are re-designated on an one-for-one basis as Class A ordinary shares of a par value of US$0.0001 each, such that following this variation of share capital, our authorized share capital shall be US$200,000 divided into (i) 1,800,000,000 Class A ordinary shares of a par value of US$0.0001 each and (ii) 200,000,000 Class B ordinary shares of a par value of US$0.0001 each; and

b.
our fourteenth amended and restated memorandum and articles of association be amended and restated by the deletion in their entirety and by the substitution in their place of the fifteenth amended and restated memorandum and articles of association.

The following are summaries of material provisions of our fifteenth amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Objects of Our Company.   Under our fifteenth amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the Cayman Islands law.
Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members (shareholders). We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Conversion.    Class B ordinary shares may be converted into the same number of Class A ordinary shares by the holders thereof at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances. Class B ordinary shares shall only be held by the Founder (as defined in our fifteenth amended and restated memorandum and articles of association) or a Director Holding Vehicle (as defined in our fifteenth amended and restated memorandum and articles of association). Subject to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited as amended from time, or the Listing Rules, to time or other applicable laws or regulations, each Class B ordinary share shall be automatically converted into one Class A ordinary share upon the occurrence of any of the following events: (a) the death of the holder of such Class B ordinary share (or, where the holder is a Director Holding Vehicle, the death of the Founder); (b) the holder of such Class B ordinary share ceasing to be a Director or a Director Holding Vehicle for any reason; (c) the holder of such Class B ordinary share (or, where the holder is a Director Holding Vehicle, the Founder) being deemed by The Stock Exchange of Hong Kong Limited to be incapacitated for the purpose of performing his or her duties as a Director; (d) the holder of such Class B ordinary share (or, where the holder is a Director Holding Vehicle, the Founder) being deemed by The Stock Exchange of Hong Kong Limited to no longer meet the requirements of a director set out in the Listing Rules;

or (e) any direct or indirect sale, transfer, assignment, or disposition of the beneficial ownership of, or economic interest in, such Class B ordinary share or the control over the voting rights attached to such Class B ordinary share through voting proxy or otherwise to any person, including by reason that a Director Holding Vehicle no longer complies with Rule 8A.18(2) of the Listing Rules (in which case the Company and the Founder or the Director Holding Vehicle must notify The Stock Exchange of Hong Kong Limited as soon as practicable with details of the non-compliance), other than a transfer of the legal title to such Class B ordinary share by the Founder to a Director Holding Vehicle wholly-owned and wholly controlled by him or her, or by a Director Holding Vehicle to the Founder or another Director Holding Vehicle wholly-owned and wholly controlled by the Founder.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our fifteenth amended and restated memorandum and articles of association provide that our directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalising dividends or for any other purpose to which those funds may be properly applied, and pending such application may in the absolute discretion of the directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the directors may from time to time think fit. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   In respect of all matters subject to a shareholders’ vote, each holder of Class A ordinary shares is entitled to one vote per share and each holder of Class B ordinary shares is entitled to ten votes per share on all matters subject to vote at our general meetings, except that each Class A ordinary share and each Class B ordinary share shall entitle its holder to one vote on a poll at a general meeting in respect of a resolution on any of the following matters: (a) any amendment to the memorandum and articles of association, including the variation of the rights attached to any class of shares; (b) the appointment, election or removal of any independent non-executive director; (c) the appointment or removal of the auditors; or (d) the voluntary liquidation or winding-up of our company.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than three-fourths of the votes attaching to the issued and outstanding ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our fifteenth amended and restated memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   We shall hold a general meeting as our annual general meeting for each financial year, to be held within six months (or such other period as may be permitted by the Listing Rules or The Stock Exchange of Hong Kong Limited) after the end of such financial year. The annual general meeting shall be specified as such in the notices calling it, and shall be held at such time and place (or held as a Virtual Meeting) as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairperson of the board or a majority of our board of directors. Advance notice of at least twenty-one days is required for the convening of our annual general shareholders’ meeting and advance notice of at least fourteen days is required for the convening of any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than 10% of all votes attaching to the issued and outstanding shares in our company entitled to vote at such general meeting (on a one vote per share basis).
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fifteenth amended and restated memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-tenth of the voting rights, on an one vote per share basis, of the issued and outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings of our company, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our fifteenth amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions set out in our fifteenth amended and restated memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•
a fee of such maximum sum as the Nasdaq Global Select Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the Nasdaq Global Select Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the share capital, such assets shall be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any moneys unpaid on their shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by either our board of directors or by our shareholders by an ordinary resolution. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares, subject to any rights or restrictions for the time being attached to any class of shares, may be varied with the consent in writing of the holders of at least three-fourths of the voting rights of shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares.
Issuance of Additional Shares.   Our fifteenth amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Subject to compliance with the Listing Rules and the Codes on Takeovers and Mergers and Share Buy-backs, and on the conditions that (a) no new class of shares with voting rights superior to those of Class A ordinary shares will be created; and (b) any variations in the relative rights as between the different classes will not result in the creation of new class of shares with voting rights superior to those of Class A ordinary shares, our fifteenth amended and restated memorandum and articles of association also authorize our board of directors to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, the directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series, including, among others:
•
the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

•
whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

•
the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

•
whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

•
whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

•
whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

•
whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

•
the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

•
the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

•
any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof

Subject to the above, our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders). However, pursuant to our fifteenth amended and restated memorandum and articles of association, any register of members held in Hong Kong shall during normal business hours (subject to such reasonable restrictions as the Board may impose) be open to inspection by a shareholder without charge and any other person on payment of a fee of such amount not exceeding the maximum amount as may from time to time be permitted under the Hong Kong Listing Rules as the Board may determine for each inspection), and we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”
Anti-Takeover Provisions.   Some provisions of our fifteenth amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
•
authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders subject to compliance with the Hong Kong Listing Rules and the Codes on Takeovers and Mergers and Share Buy-backs, and on the conditions that (a) no new class of shares with voting rights superior to those of Class A ordinary shares will be created; and (b) any variations in the relative rights as between the different classes will not result in the creation of new class of shares with voting rights superior to those of Class A ordinary shares; and

•
limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our fifteenth amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
•
does not have to file an annual return of its shareholders with the Registrar of Companies;

•
is not required to open its register of members for inspection;

•
does not have to hold an annual general meeting;

•
may issue shares with no par value;

•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
may register as a limited duration company; and

•
may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Exclusive Forum.   For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands and the courts of Hong Kong to hear, settle and/or determine disputes related to our company, the courts of the Cayman Islands and the courts of Hong Kong shall, to the exclusion of other jurisdictions, be the forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our company to our company or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our memorandum and articles of association including but not limited to any purchase or acquisition of our shares, security or guarantee provided in consideration thereof, or (iv) any action asserting a claim against our company which if brought in the United States would be a claim arising under the internal affairs doctrine (as such concept is recognized under the laws of the United States from time to time).
Unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than us. Any person or entity purchasing or otherwise acquiring any share or other securities in our company, or purchasing or otherwise acquiring American depositary shares issued pursuant to deposit agreements, cannot waive compliance with the federal securities laws of the United States and the rules and regulations thereunder with respect to claims arising under the Securities Act and shall be deemed to have notice of and consented to this exclusive forum provision. Without prejudice to the foregoing, if this exclusive forum provision is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of articles of association shall not be affected and this exclusive forum provision shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to our intention.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands, or the Grand Court. While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the Grand Court will usually consider that the affected stakeholders (shareholders and/or creditors affected by the scheme) of the company are the best judges of their own commercial interests and will typically sanction the scheme provided that the prescribed procedures have been followed and the requisite statutory majorities have been achieved at the scheme meetings.
The Grand Court will typically consider the following factors in exercising its discretion as to whether to sanction the scheme:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; and

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, it is possible that a non-controlling shareholder may be permitted to commence a class action against and/or derivative actions in the name of the company to challenge:
•
an act which is illegally or ultra vires with respect to the company and is therefore incapable of ratification by the majority shareholders;

•
an act which constitutes an infringement of individual rights of shareholders, including, but not limited to the right to vote and pre-emption rights;

•
the act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which majority has not been obtained; and

•
an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fifteenth amended and restated memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our fifteenth amended and restated memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our fifteenth amended and restated memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fifteenth amended and restated memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-tenth of the voting rights, on an one vote per share basis of the issued and the outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our fifteenth amended and restated memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. Our fifteenth amended and restated memorandum and articles of association provides that we shall hold a general meeting as our annual general meeting for each financial year, to be held within six months (or such other period as may be permitted by the Hong Kong Listing Rules or The Stock Exchange of Hong Kong Limited) after the end of such financial year.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our fifteenth amended and restated memorandum and articles of association do not provide for cumulative voting.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fifteenth amended and restated memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to our company; or (iv) is removed from office pursuant to any other provision of our articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of a company are required to comply with fiduciary duties which they owe to the company under Cayman Islands law, including the duty to ensure that, in their opinion, such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Restructuring.   A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)
is or is likely to become unable to pay its debts; and

(b)
intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Dissolution; Winding Up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members in general meeting. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our fifteenth amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of at least three-fourths of the voting rights of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our fifteenth amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our fifteenth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our fifteenth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years:
Ordinary Shares
On August 21, 2020, we issued and sold 4,122,853 Class A ordinary shares to Coatue PE Asia 26 LLC for a total consideration of US$11.4 million.
On November 27, 2020, we issued 24,780,971 Class B ordinary shares to TECHWOLF LIMITED at a par value of US$0.0001 per share.
On June 16, 2021, we issued 24,745,531 Class B ordinary shares to TECHWOLF LIMITED.
In June 2021, we issued and sold a total of 110,400,000 Class A ordinary shares represented by 55,200,000 ADSs at a public offering price of US$19.00 per ADS, in connection with our initial public offering and the underwriters’ full exercise of their option to purchase additional ADSs.
Preferred Shares
On February 10, 2020, we issued (i) 32,459,984 Series F preferred shares to Coatue PE Asia 26 LLC and (ii) 16,229,992 Series F preferred shares to Image Frame Investment (HK) Limited for a total consideration of US$150.0 million.
On November 27, 2020, we issued (i) 18,764,670 Series F+ preferred shares to SCC Growth VI Holdco E, Ltd., (ii) 18,764,670 Series F+ preferred shares to Internet Fund VI PTE. LTD., (iii) 7,505,868 Series F+ preferred shares to Coatue PE Asia 26 LLC, (iv) 3,752,934 Series F+ preferred shares to Huaxing Growth Capital III, L.P., (v) 899,463 Series F+ preferred shares to GGV Capital VI L.P., (vi) 77,541 Series F+ preferred shares to GGV Capital VI Entrepreneurs Fund L.P., and (vii) 899,463 Series F+ preferred shares to GGV Capital VI Plus L.P. for a total consideration of US$270.0 million.
Immediately upon the completion of our initial public offering on the Nasdaq, all the issued and outstanding preferred shares in our Company were converted into Class A ordinary shares on a one-for-one basis.
Grant of Options and Restricted Share Units
We have granted options to purchase our Class A ordinary shares and restricted share units to certain of our directors, executive officers and employees. See “Item 6. Directors, Senior Management and Employees — B. Compensation — Share Incentive Plan” in our 2021 Form 20-F and “Directors and Senior Management” in Exhibit 99.1 to the October Super 6-K and Exhibit 99.1 to the December Super 6-K, all of which are incorporated in this prospectus by reference.

Shareholders Agreement
We entered into our eleventh amended and restated shareholders agreement with our shareholders in November 2020. The eleventh amended and restated shareholders agreement provides for certain shareholders’ rights, including information and inspection rights, rights to appoint directors or observers on our board of directors, preemptive rights, right of first refusal and co-sale rights, and contains provisions governing our board of directors and other corporate governance matters. The special rights other than certain registration rights, as well as the corporate governance provisions, automatically terminated upon the completion of our initial public offering.
Registration Rights
We have granted certain registration rights to our shareholders. Set forth below is a description of the registration rights granted under the shareholders agreement.
Demand Registration Rights.   (i) Holders of registrable securities holding 50% or more of the then outstanding registrable securities after the fifth anniversary of the closing date of the sale and issuance of our Series F+ preferred shares or (ii) holders of registrable securities holding at least 30% of the then outstanding registrable securities after six months following the effective date of the registration statement for our initial public offering may request in writing for us to effect a registration of the registrable securities under the Securities Act of such requesting shareholder’s registrable securities on a form other than F-3, if such registrable securities represent at least 20% of the total registrable securities (or any lesser percentage if the anticipated gross proceeds from the offering are at least US$20 million). Upon receipt of such a request, we shall give notice of such requested registration to all other shareholders within 10 business days and shall use our commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all registrable securities for which the requesting shareholder has requested registration and all other registrable securities that other shareholders request us to register within 20 days after receipt of the notice. We are not obligated to effect more than a total of two demand registrations and in no event shall we be required to effect more than one demand registration within any six-month period. We shall pay all registration expenses in connection with each demand registration.
Registration on Form F-3.   Holders of a majority of our outstanding registrable securities may request us in writing to file a registration statement on Form F-3. We shall effect the registration of the securities on Form F-3 as soon as practicable using our reasonable best efforts. We are not obligated to effect more than one registration on Form F-3 during any 12-month period.
Piggyback Registration Rights.   If we propose to file a registration statement for a public offering of our securities, we must offer shareholders an opportunity to include in the registration all or any part of the registrable securities held by such holders. If the managing underwriters of any underwritten offering determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, and the number of shares that may be included in the registration and the underwriting shall be allocated to each holder requesting inclusion of its registrable securities in such registration statement on a pro rata basis based on the total number of registrable securities then held by each such holder; provided that at least 25% of the registrable securities requested by the holders to be included in the underwriting and registration shall be so included, and all shares that are not registrable securities shall first be excluded from such registration and underwriting before any registrable securities are so excluded.
Expenses of Registration.   We will bear all registration expenses in connection with any demand, piggyback or Form F-3 registration, other than the selling expenses or other amounts payable to underwriters, brokers or the depositary bank in connection with such offering by the holders.
Termination of Registration Rights.   The registration rights will terminate with respect to any holder of registrable securities upon the earlier of: (i) the date that is that is the third anniversary following the completion of our initial public offering, and (ii) when all registrable securities held by that shareholder may be sold without restriction under Rule 144 within any 90-day period.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Citibank, N.A. acts as the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. — Hong Kong, located at 9/F Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.
We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form S-8. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-256721 when retrieving such copy.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The deposit agreement has been filed with the SEC as exhibit 4.3 to the registration statement on Form S-8 (File No. 333-261609) on December 13, 2021. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, two Class A ordinary shares that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Class A ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class A ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the Class A ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the Class A ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable Class A ordinary shares with the beneficial ownership rights and interests in such Class A ordinary shares being at all times vested with the beneficial owners of the ADSs representing the Class A ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Class A Ordinary Shares
Whenever we make a free distribution of Class A ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the Class A ordinary shares deposited or modify the ADS-to-Class A ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional Class A ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-Class A ordinary shares ratio upon a distribution of Class A ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new Class A ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the Class A ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to subscribe for additional Class A ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if we request such rights be made available to holders of ADSs, it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Class A ordinary shares other than in the form of ADSs.
The depositary will not distribute the rights to you if:
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We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;

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We fail to deliver satisfactory documents to the depositary; or

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It is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if we request and it is reasonably practicable, and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, Class A ordinary shares or rights to subscribe for additional Class A ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we request such rights be made available to you and provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.
The depositary will not distribute the property to you and will sell the property if:
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We do not request that the property be distributed to you or if we request that the property not be distributed to you;

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We do not deliver satisfactory documents to the depositary; or

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The depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.
Changes Affecting Class A Ordinary shares
The Class A ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Class A ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Class A Ordinary Shares
When you make a deposit of Class A ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
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The Class A ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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All preemptive (and similar) rights, if any, with respect to such Class A ordinary shares have been validly waived or exercised.

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You are duly authorized to deposit the Class A ordinary shares.

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The Class A ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

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The Class A ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:
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ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

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provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

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provide any transfer stamps required by the State of New York or the United States; and

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pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Class A Ordinary Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying Class A ordinary shares at the custodian’s offices. Your ability to withdraw the Class A ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands law considerations applicable at the time of withdrawal. In order to withdraw the Class A ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:
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Temporary delays that may arise because (i) the transfer books for the Class A ordinary shares or ADSs are closed, or (ii) Class A ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

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Obligations to pay fees, taxes and similar charges.

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Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the Class A ordinary shares represented by your ADSs. The voting rights of holders of Class A ordinary shares are described in “Description of Share Capital.”
At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.
If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:
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In the event of voting by show of hands, the depositary will vote (or cause the custodian to vote) all Class A ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions

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In the event of voting by poll, the depositary will vote (or cause the custodian to vote) the Class A ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.

Securities for which no voting instructions have been received will not be voted (except (a) as set forth above in the case voting is by show of hands, (b) in the event of voting by poll, holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the Class A ordinary shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of Class A ordinary shares may be adversely affected, and (c) as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.
Amendments and Termination
We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay.
In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A ordinary shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the Class A ordinary shares represented by ADSs and to direct the depositary of such Class A ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees and expenses.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:
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We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A ordinary shares, for the validity or worth of the Class A ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

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We and the depositary also disclaim any liability for any action or inaction of any clearing or settlement system (and any participant thereof) for the ADSs or deposited securities.

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We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

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We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or in any provisions of or governing the securities on deposit.

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We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

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We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A ordinary shares but is not, under the terms of the deposit agreement, made available to you.

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We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

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No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

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Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

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Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:
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Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

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Distribute the foreign currency to holders for whom the distribution is lawful and practical.

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Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial
The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A ordinary shares (including Class A ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE DEPOSIT AGREEMENT OR THE ADRs, OR THE TRANSACTIONS CONTEMPLATED THEREIN, AGAINST US AND/OR THE DEPOSITARY.
Such waiver of your right to trial by jury would apply to any claim under U.S. federal securities laws. The waiver continues to apply to claims that arise during the period when a holder holds the ADSs, whether the ADS holder purchased the ADSs in this offering or secondary transactions, even if the ADS holder subsequently withdraws the underlying Class A ordinary shares. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of the applicable case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.
Jurisdiction
We have agreed with the depositary that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, state courts in New York County, New York) shall have exclusive jurisdiction to hear and determine any dispute arising from or relating in any way to the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby.
The deposit agreement provides that, by holding an ADS or an interest therein, you irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary arising out of or related in any way to the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby or by virtue of ownership thereof, including, without limitation, claims under the Securities Act of 1933, may only be instituted in the United States District Court for the Southern District of New York (or, if the Southern District of New York lacks subject matter jurisdiction over a particular dispute, in the state courts of New York County, New York), and by holding an ADS or an interest therein you irrevocably waive any objection which you may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The deposit agreement also provides that the foregoing agreement and waiver shall survive your ownership of ADSs or interests therein.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability,

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an effective judicial system,

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a favorable tax system,

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the absence of foreign exchange control or currency restrictions, and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our fifteenth amended and restated memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our operations are conducted in China, and a majority of our assets are located in China. The majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.
Maples and Calder (Hong Kong) LLP has informed us that in those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without t retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given , (iii) is final and conclusive, (iv) is not in the nature of taxes, a fine, or a penalty; (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter; and (vi) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Tian Yuan Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Tian Yuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the Class A ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the Class A ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of the Class A ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell Class A ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the Class A ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions; or

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through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

We and/or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We and/or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We and/or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we and/or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and/or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and/or the selling shareholders named in the applicable prospectus supplement, to indemnification by us and/or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, KANZHUN LIMITED and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Tian Yuan Law Firm with respect to matters governed by PRC law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Our SEC filings are also available over the internet at the SEC’s website at www.sec.gov. We also maintain a website at https://ir.zhipin.com, but information contained on, or linked from, our website is not incorporated by reference in this prospectus. You should not regard any information on our website as a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 28, 2022 (File No. 001-40460), or the 2021 Form 20-F;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the description of the securities contained in our registration statement on Form F-1 originally filed with the SEC on May 21, 2021, as amended, together with all amendments and reports filed for the purpose of updating that description;

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our current report on Form 6-K furnished to the SEC on October 11, 2022 (File No. 001-40460), including Exhibit 99.1 titled “KANZHUN LIMITED Supplemental and Updated Disclosures,” or the October Super 6-K;

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Exhibit 3.1 to our current report on Form 6-K furnished to the SEC on December 14, 2022 (File No. 001-40460), which sets forth our fifteenth amended and restated memorandum and articles of association conditional upon and with effect from the consummation of the proposed listing on The Stock Exchange of Hong Kong Limited;

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our current report on Form 6-K furnished to the SEC at 9:07 A.M. (Eastern Time) on December 16, 2022 (File No. 001-40460), including Exhibit 99.1 titled “KANZHUN LIMITED Supplemental and Updated Disclosures,” or the December Super 6-K;

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our current report on Form 6-K furnished to the SEC at 8:14 A.M. (Eastern Time) on December 16, 2022 (File No. 001-40460), including Exhibit 99.1 titled “Unaudited Interim Condensed Consolidated Financial Statements of KANZHUN LIMITED as of and for the Six Months Ended June 30, 2022” and Exhibit 99.2 titled “Unaudited Interim Condensed Consolidated Financial Statements of KANZHUN LIMITED as of and for the Nine Months Ended September 30, 2022”; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
KANZHUN LIMITED
18/F, GrandyVic Building
Taiyanggong Middle Road
Chaoyang District, Beijing 100020
People’s Republic of China
Attention: Investor Relations
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.